FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433 REGISTRATION FILE NO.: 333-172366-09

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,045,873,084
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$930,827,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2013-C16
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
C-III Commercial Mortgage LLC
Basis Real Estate Capital II, LLC
NCB, FSB

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates Series 2013-C16

September 6, 2013

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certificate Structure

I.           Certificate Structure

	Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
		Offered Certificates
	A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$52,514,000	30.000%	(7)	2.59	10/13 – 08/18	40.0%	17.7%
	A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$160,623,000	30.000%	(7)	4.91	08/18 – 09/18	40.0%	17.7%
	A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$43,958,000	30.000%	(7)	6.79	07/20 – 07/20	40.0%	17.7%
	A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$175,000,000	30.000%	(7)	9.85	07/23 – 08/23	40.0%	17.7%
	A-5	AAA(sf)/AAA(sf)/Aaa(sf)	$229,621,000	30.000%	(7)	9.94	08/23 – 09/23	40.0%	17.7%
	A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$70,395,000	30.000%	(7)	7.52	09/18 – 07/23	40.0%	17.7%
	A-S(8)	AAA(sf)/AAA(sf)/Aaa(sf)	$100,665,000	20.375%	(7)	9.96	09/23 – 09/23	45.4%	15.6%
	X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$832,776,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
	X-B	AA-(sf)/AAA(sf)/Aa3(sf)	$56,216,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
	B(8)	AA-(sf)/AA-(sf)/Aa3(sf)	$56,216,000	15.000%	(7)	9.96	09/23 – 09/23	48.5%	14.6%
	C(8)	A-(sf)/A-(sf)/A3(sf)	$41,835,000	11.000%	(7)	9.96	09/23 – 09/23	50.8%	13.9%
	PEX(8)	A-(sf)/A-(sf)/A1(sf)	$198,716,000	11.000%	(7)	9.96	09/23 – 09/23	50.8%	13.9%
		Non-Offered Certificates
	X-C	NR/NR/NR	$67,982,083(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
	D	BBB-(sf)/BBB-(sf)/NR	$47,064,000	6.500%	(7)	10.02	09/23 – 10/23	53.4%	13.3%
	E	BB-(sf)/BB-(sf)/NR	$24,839,000	4.125%	(7)	10.04	10/23 – 10/23	54.7%	12.9%
	F	B-(sf)/B-(sf)/NR	$10,459,000	3.125%	(7)	10.04	10/23 – 10/23	55.3%	12.8%
	G	NR/NR/NR	$32,684,083	0.000%	(7)	10.04	10/23 – 10/23	57.1%	12.4%
Notes:
(1)
The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations and Ratings” in the free writing prospectus, dated September 6, 2013 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates in the aggregate.  The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $41,835,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class, by the aggregate appraised value of approximately $1,832,373,458 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, B and C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $129,845,836 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class of certificates.  The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, B and C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $129,845,836 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class.  The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates.  In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certificate Structure

support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates in each case will be one of the following:  (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, Class B, Class C and Class PEX Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $100,665,000, $56,216,000 and $41,835,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class C and Class PEX Certificates.  The Class A-S, Class B, Class C and Class PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interest that is represented by the Class A-S, Class B, Class C and Class PEX Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class C and Class PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S Regular Interest for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the principal balance of the Class B regular interest outstanding from time to time.  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class B regular interest for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time.  The Class X-C Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, Class F and Class G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Issue Characteristics

II.           Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	30	49	$371,053,997	35.5%
The Royal Bank of Scotland(1)	8	32	299,810,526	28.7
Liberty Island Group I LLC	14	24	177,065,255	16.9
C-III Commercial Mortgage LLC	18	23	116,608,306	11.1
Basis Real Estate Capital II, LLC	7	7	51,650,000	4.9
NCB, FSB	9	9	29,685,000	2.8
Total	86	144	$1,045,873,084	100.0%

(1)   The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for deposit into the trust by The Royal Bank of Scotland: (a) six (6) of the mortgage loans, having an aggregate cut-off date principal balance of $186,027,229 and representing approximately 17.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) two (2) of the mortgage loans, having a cut-off date principal balance of $113,783,297 and representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to the trust by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,045,873,084
Number of Mortgage Loans:	86
Average Cut-off Date Balance per Mortgage Loan:	$12,161,315
Number of Mortgaged Properties:	144
Average Cut-off Date Balance per Mortgaged Property(1):	$7,263,008
Weighted Average Mortgage Interest Rate:	5.024%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	45.4%
Weighted Average Original Term to Maturity or ARD (months):	109
Weighted Average Remaining Term to Maturity or ARD (months):	109
Weighted Average Original Amortization Term (months)(2):	344
Weighted Average Remaining Amortization Term (months)(2):	344
Weighted Average Seasoning (months):	1
(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.93x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	12.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.7%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.0%
% of Mortgage Loans with Additional Subordinate Debt(2):	4.4%
% of Mortgage Loans with Single Tenants(3):	5.5%
(1)   With respect to Westfield Mission Valley Mortgage Loan and Augusta Mall Mortgage Loan, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated. Information for residential cooperative mortgage loan is calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to value ratio information for residential cooperative mortgage loans is based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative.  See Annex A-1 to the Free Writing Prospectus. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.
(2)   Six (6) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”).  The percentage figure expressed as “% of Mortgage loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus
(3)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 71.3% of the mortgage pool (80 mortgage loans) has scheduled amortization, as follows:

55.7% (71 mortgage loans) requires amortization during the entire loan term

15.6% (9 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 28.7% of the mortgage pool (6 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 57.8% and 2.46x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 51.8% of the mortgage pool (22 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	60.6% of the pool
Insurance:	53.9% of the pool
Capital Replacements:	62.4% of the pool
TI/LC:	41.7% of the pool(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, industrial, and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

68.3% of the mortgage pool (65 mortgage loans) features a lockout period, then defeasance only until an open period

19.3% of the mortgage pool (11 mortgage loans) features a lockout period, then the greater of a prepayment period premium or yield maintenance until an open period

9.6% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

2.8% of the mortgage pool (9 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance for a period, then a prepayment premium until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Issue Characteristics

III.	Issue Characteristics

Securities Offered:
$930,827,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Liberty Island Group I LLC (“LIG I”); C-III Commercial Mortgage LLC (“CIIICM”); Basis Real Estate Capital II, LLC (“Basis”); and NCB, FSB (“NCB”).

	Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

	Co-Manager:	Deutsche Bank Securities Inc.

	Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

	Master Servicers:	Wells Fargo Bank, National Association and NCB, FSB

	Special Servicers:	Rialto Capital Advisors, LLC and NCB, FSB

	Certificate Administrator:	Wells Fargo Bank, National Association

	Trustee:	U.S. Bank National Association

	Trust Advisor:	Pentalpha Surveillance LLC

	Initial Majority Subordinate Certificateholder:	RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in September 2013 (or, in the case of any mortgage loan that has its first due date in October 2013, the date that would have been its due date in September 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

	Expected Closing Date:	On or about September 30, 2013.

	Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in October 2013.

	Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in October 2013.

	Rated Final Distribution Date:	The Distribution Date in September 2046.

	Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

	Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

	Clean-up Call:	1%

	Delivery:	DTC, Euroclear and Clearstream Banking

	ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

	Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.           Ten Largest Mortgage Loans
						% of Cut-
				Number of		off Date		Number of	Cut-off Date
Mortgage				Mortgage Loans /	Mortgage Loan	Pool		SF, Rooms,	Balance Per	Cut-off	Balloon or			U/W NOI
Loan				Mortgaged	Cut-off Date	Balance	Property	Pads or	SF, Room, Pad	Date LTV	ARD LTV	U/W NCF		Debt Yield
Seller	Mortgage Loan Name	City	State	Properties	Balance ($)	(%)	Type	Beds	or Bed ($)	Ratio (%)	Ratio (%)	DSCR (x)		(%)
RBS	Westfield Mission Valley	San Diego	CA	1 / 1	$100,000,000	9.6%	Retail	997,549	$155	43.9%	43.9%	3.12	x	14.9%
RBS	Brennan Industrial Portfolio III	Various	Various	1 / 25	99,900,000	9.6	Various	3,407,164	29	65.4	65.4	1.98		10.7
WFB	Augusta Mall	Augusta	GA	1 / 1	60,000,000	5.7	Retail	500,222	120	68.0	68.0	2.25		10.4
WFB	Hutton Hotel	Nashville	TN	1 / 1	44,000,000	4.2	Hospitality	247	178,138	59.5	56.0	1.73		13.3
LIG I	David Drye Apartment Portfolio	Various	Various	1 / 5	37,015,000	3.5	Multifamily	849	43,598	74.9	69.3	1.30		9.1
RBS	Westin Richmond	Richmond	VA	1 / 1	32,000,000	3.1	Hospitality	250	128,000	57.6	42.9	1.96		15.3
LIG I	719 Griswold	Detroit	MI	1 / 1	30,900,000	3.0	Office	347,611	89	60.0	55.2	1.85		13.0
RBS	Sherwood Distribution Center	Warren	MI	1 / 1	24,700,000	2.4	Industrial	1,178,485	21	64.5	53.3	1.69		13.5
WFB	Hilton Garden Inn - Issaquah	Issaquah	WA	1 / 1	23,825,000	2.3	Hospitality	179	133,101	66.7	50.6	1.57		12.8
WFB	WP Carey Self Storage Portfolio II	Various	Various	1 / 10	22,572,000	2.2	Self Storage	642,819	35	62.6	57.7	1.60		10.7
Top Three Total/Weighted Average				3 / 27	$259,900,000	24.9%				57.7%	57.7%	2.48	x	12.2%
Top Five Total/Weighted Average				5 / 33	$340,915,000	32.6%				59.8%	58.8%	2.26	x	12.0%
Top Ten Total/Weighted Average				10 / 47	$474,912,000	45.4%				60.4%	56.7%	2.11	x	12.4%
Non-Top Ten Total/Weighted Average				76 / 97	$570,961,084	54.6%				64.5%	53.6%	1.77	x	12.5%
(1)
With respect to the Westfield Mission Valley Mortgage Loan and Augusta Mall Mortgage Loan, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

B.           Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
Westfield Mission Valley	RBS	$100,000,000	WFRBS 2013-C16	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RBS	$55,000,000	(1)	No	TBD	TBD
Augusta Mall	WFB	$60,000,000	WFRBS 2013-C16	No	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$110,000,000	WFRBS 2013-C15	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
(1)	The related pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2013-C16 trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

C. Mortgage Loans with Additional Secured and Mezzanine Financing(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Sub Debt Cut- off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)	Mortgage Loan U/W NCF DSCR (x)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)	Total Debt Cut-off Date LTV Ratio (%)
27	Basis	Element Houston	$11,800,000	1.1%	$0	$3,090,000	5.917%	1.51x	(2)	11.7%	9.3%	60.8%	76.8%
31	LIG I	Gregory Cove Apartments	10,500,000	1.0	1,181,326	0	(3)	1.28	1.19	9.4	8.5	71.9	80.0
Total/Weighted Average			$22,300,000	2.1%	$1,181,326	$3,090,000		1.40x		10.6%	8.9%	66.0%	78.3%
(1)
In addition, six (6) of the mortgage loans, each of which are secured by residential cooperative properties, currently have in place Subordinate Coop LOCs that permit future advances, but as to which there are no present outstanding balances.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Free Writing Prospectus

(2)
For purposes of calculating the Combined Debt Service Coverage Ratio, the monthly debt service payment on the mezzanine loan was calculated using a base interest rate of 9%.  Interest accrues on the mezzanine loan at a rate of 15% and the difference between the 9% base rate and 15% is required to be paid only from excess cash flow, to the extent available.

(3)
The first mortgage and the subordinate second mortgage are cross-defaulted. The subordinate second mortgage loan carries no interest and is based on scheduled payments throughout its term. From months 1-60 following the stabilization date the principal reduction is set at $2,292. From months 61-120 following the stabilization date the principal reduction is set at $3,438. From months 121-180 following the stabilization date the principal reduction is set at $4,584. The whole loan metrics, including the subordinate second mortgage loan, are calculated using the maximum possible scheduled payment under the subordinate second mortgage loan of $4,584. The subordinate second mortgage loan has a remaining term of 118 months as a payment is due on June 1, 2023. The final payment of the balloon balance is due no later than June 30, 2023. See “Serving of the Mortgage Loans and Administration of the Trust Fund-Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

D. Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3	WFB	Augusta Mall	Augusta	GA	Retail	$60,000,000	5.7%	WFRBS 2013-C15
5	LIG I	David Drye Apartment Portfolio	Various	Various	Multifamily	37,015,000	3.5	GCCFC 2007-GG9
10.01	WFB	College Park	Orlando	FL	Self Storage	4,160,000	0.4	GECMC 2006-1
10.03	WFB	Quality Self Storage	Clearwater	FL	Self Storage	2,879,500	0.3	BACM 2006-2
10.04	WFB	Bakersfield Central	Bakersfield	CA	Self Storage	2,500,000	0.2	MSC 2007-T25
10.05	WFB	Peoria	Peoria	IL	Self Storage	2,230,000	0.2	BSCMS 2006-PW14
10.07	WFB	East Peoria	East Peoria	IL	Self Storage	1,775,000	0.2	BSCMS 2006-PW14
10.08	WFB	Borego	Victorville	CA	Self Storage	1,200,000	0.1	MSC 2007-T25
10.09	WFB	Foxborough	Victorville	CA	Self Storage	1,020,500	0.1	MSC 2007-T25
10.10	WFB	Forest Hills	Loves Park	IL	Self Storage	1,000,000	0.1	BSCMS 2006-PW14
15	WFB	Sun Valley Village MHC	Pacheco	CA	Manufactured Housing Community	17,881,090	1.7	BSCMS 2003-PWR2
21	WFB	Kingsley Square	Dallas	TX	Retail	13,800,000	1.3	MLMT 2007-C1
27	Basis	Element Houston	Houston	TX	Hospitality	11,800,000	1.1	S2H 2012-LV1
30	Basis	Puritan Mill	Atlanta	GA	Office	11,500,000	1.1	GSMS 2004-GG2
33	RBS	Terraces at Park Place	Charlotte	NC	Retail	9,500,000	0.9	WBCMT 2003-C9
34	WFB	Greenoaks MHC	Tracy	CA	Manufactured Housing Community	9,290,279	0.9	BSCMS 2003-PWR2
41	CIIICM	Bentsen Grove Resort	Mission	TX	Manufactured Housing Community	7,000,000	0.7	GECMC 2004-C1
44	NCB, FSB	Central Westchester Tenants Corp.	Hartsdale	NY	Multifamily	6,800,000	0.7	MSC 2003 IQ-6
51	LIG I	2 South Orange Avenue	Orlando	FL	Office	5,284,577	0.5	CSFB 2002-CKS4
52	WFB	Greystone Business Park	Merced	CA	Office	5,200,000	0.5	JPMCC 2004-C1
55	NCB, FSB	Briarwood Owners’ Corp.	Briarwood	NY	Multifamily	4,650,000	0.4	CSFB 2004-C1
56	Basis	Ives Dairy Self Storage	Miami	FL	Self Storage	4,450,000	0.4	GECMC 2004-C1
57	WFB	Plaza De Oro – Santa Barbara	Santa Barbara	CA	Mixed Use	4,245,704	0.4	MSDWC 2002-IQ3
58	WFB	Van Mall North Apartments	Vancouver	WA	Multifamily	4,000,000	0.4	JPMCC 2004-C1
60	NCB, FSB	Bethpage Apartment Corp.	Bethpage	NY	Multifamily	4,000,000	0.4	CSFB 2004-C1
62	WFB	Twin City Estates	Mandan	ND	Manufactured Housing Community	3,994,221	0.4	CMAC 1998-C2
63	WFB	Walgreens - Birmingham	Birmingham	AL	Retail	3,945,997	0.4	LBUBS 2003-C7
65	WFB	The Shops at West Village	Dearborn	MI	Retail	3,744,663	0.4	JPMCC 2003-CB7
71	WFB	Jamestowne South Office Building	Bingham Farms	MI	Office	3,296,946	0.3	GCCFC 2003-C1
72	CIIICM	Park Lane Terrace Apartments	Dallas	TX	Multifamily	3,100,000	0.3	COMM 2003-LB1A
76	WFB	Deer Valley Mini & RV Storage	Phoenix	AZ	Self Storage	2,500,000	0.2	BSCMS 2005-T18
79	NCB, FSB	Great Neck Horizon House, Inc.	Great Neck	NY	Multifamily	2,200,000	0.2	MSC 2003 IQ-6
81	NCB, FSB	77 Bronx River Road Owners, Inc.	Yonkers	NY	Multifamily	2,060,000	0.2	CSFB 2005-C3
85	NCB, FSB	70-80 Gibson Boulevard Owners, Inc.	Valley Stream	NY	Multifamily	1,175,000	0.1	MSC 2003 IQ-6
Total						$259,198,477	24.8%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

E. Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF /Room/ Pad/Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
2	RBS	Brennan Industrial Portfolio III	Various	Various	$99,900,000	9.6%	$99,900,000	62.2%	3,407,164	$29	1.98x	10.7%	65.4%	65.4%	59	59
7	LIG I	719 Griswold	MI	Office	30,900,000	3.0	28,409,344	17.7	347,611	89	1.85	13.0	60.0	55.2	0	60
21	WFB	Kingsley Square	TX	Retail	13,800,000	1.3	12,695,511	7.9	62,093	222	1.36	9.2	73.8	67.9	0	60
27	Basis	Element Houston	TX	Hospitality	11,800,000	1.1	10,678,222	6.6	123	95,932	1.51	11.7	60.8	55.0	0	60
53	Basis	Highland Circle	GA	Multifamily	5,000,000	0.5	4,621,435	2.9	133	37,594	1.38	9.8	67.6	62.5	0	60
77	CIIICM	Parkside Apartments	TX	Multifamily	2,500,000	0.2	2,244,751	1.4	170	14,706	1.46	12.9	57.1	51.3	0	60
Total/Weighted Average					$163,900,000	15.7%	$158,549,262	98.7%			1.84x	11.1%	64.7%	62.6%	36	59
(1)   The table above presents the mortgage loan whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF /Room/ Pad/Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	WFB	Hutton Hotel	TN	Hospitality	$44,000,000	4.2%	$41,457,055	94.3%	247	$178,138	1.73x	13.3%	59.5%	56.0%	34	82
73	WFB	Greenhouse Road Self Storage	TX	Self Storage	2,734,000	0.3	2,501,306	5.7	72,120	38	1.38	9.3	65.4	59.8	16	82
Total/Weighted Average					$46,734,000	4.5%	$43,958,361	100.0%			1.71x	13.1%	59.8%	56.2%	33	82
(1)  The table above presents the mortgage loan whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

Class A-SB(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
51	LIG I	2 South Orange Avenue	FL	Office	$5,284,577	0.5%	$4,110,388	5.8%	48,601	109	1.33x	12.1%	66.9%	52.0%	0	106
Total/Weighted Average					$5,284,577	0.5%	$4,110,388	5.8%			1.33x	12.1%	66.9%	52.0%	0	106
(1)   The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

F.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	32	$338,061,653	32.3%	60.1%	55.1%	2.19x	11.9%	11.3%	4.782%
Regional Mall	2	160,000,000	15.3	52.9	52.9	2.79	13.2	12.7	4.481
Anchored	7	73,456,528	7.0	71.6	63.6	1.51	10.3	9.4	5.108
Single Tenant	18	66,272,234	6.3	60.8	50.2	1.84	11.3	10.8	4.844
Unanchored	4	30,332,891	2.9	64.0	54.4	1.64	11.1	10.3	5.274
Shadow Anchored	1	8,000,000	0.8	75.0	62.5	1.44	10.5	9.7	5.430
Hospitality	15	194,064,463	18.6	62.2	50.6	1.69	13.5	11.9	5.326
Full Service	6	134,414,560	12.9	62.0	50.5	1.70	13.5	11.9	5.275
Limited Service	9	59,649,903	5.7	62.8	50.8	1.65	13.3	11.7	5.439
Office	14	140,002,829	13.4	69.4	59.6	1.57	11.3	10.0	5.111
CBD	4	63,884,577	6.1	67.5	58.3	1.59	11.6	10.4	5.075
Suburban	7	59,430,019	5.7	73.2	63.1	1.52	10.9	9.5	5.143
Medical	2	8,496,946	0.8	70.2	58.2	1.48	11.2	9.8	5.264
Single Tenant	1	8,191,286	0.8	56.1	46.2	1.82	13.0	11.7	5.000
Industrial	26	139,471,758	13.3	64.5	60.0	1.84	11.5	9.6	4.723
Warehouse	26	139,471,758	13.3	64.5	60.0	1.84	11.5	9.6	4.723
Multifamily	22	109,400,000	10.5	57.2	50.5	2.63	17.0	16.4	5.178
Garden	13	79,715,000	7.6	70.4	62.4	1.35	9.8	9.1	5.356
Cooperative	9	29,685,000	2.8	21.7	18.3	6.07	36.2	36.2	4.701
Self Storage	25	68,826,806	6.6	64.1	55.3	1.47	10.4	10.0	5.393
Self Storage	25	68,826,806	6.6	64.1	55.3	1.47	10.4	10.0	5.393
Manufactured Housing Community	9	51,799,870	5.0	69.0	56.2	1.44	9.9	9.7	5.214
Manufactured Housing Community	9	51,799,870	5.0	69.0	56.2	1.44	9.9	9.7	5.214
Mixed Use	1	4,245,704	0.4	48.2	40.0	1.69	12.6	11.1	5.210
Office/Retail	1	4,245,704	0.4	48.2	40.0	1.69	12.6	11.1	5.210
Total/Weighted Average	144	$1,045,873,084	100.0%	62.7%	55.0%	1.93x	12.4%	11.4%	5.024%
(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Westfield Mission Valley Mortgage Loan and Augusta Mall Mortgage Loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

G.       Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)(3)	% of Cut- off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)(3)	Weighted Average Balloon or ARD LTV Ratio (%)(3)	Weighted Average U/W NCF DSCR (x) (3)		Weighted Average U/W NOI Debt Yield (%)(3)	Weighted Average U/W NCF Debt Yield (%)(3)	Weighted Average Mortgage Rate (%)(3)
California	16	$183,332,850	17.5%	53.5%	48.8%	2.37	x	12.6%	12.2%	4.818%
Southern	10	129,003,184	12.3	47.6	45.9	2.76		14.0	13.4	4.748
Northern	6	54,329,666	5.2	67.6	55.6	1.44		9.5	9.2	4.984
Georgia	10	125,596,028	12.0	69.0	64.3	1.85		10.4	9.7	4.841
North Carolina	14	81,777,692	7.8	69.4	63.6	1.59		10.2	9.4	5.123
Texas	12	79,056,800	7.6	66.6	55.4	1.45		11.2	10.1	5.327
Ohio	11	76,982,318	7.4	67.9	59.0	1.61		11.4	9.8	5.058
Michigan	7	74,077,005	7.1	63.9	54.5	1.73		13.2	11.5	5.124
Other(4)	74	425,050,389	40.6	61.5	52.7	2.00		13.6	12.5	5.068
Total/Weighted Average	144	$1,045,873,084	100.0%	62.7%	55.0%	1.93	x	12.4%	11.4%	5.024%
(1)	The Mortgaged Properties are located in 33 states.
(1)
For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate).  For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Westfield Mission Valley Mortgage Loan and Augusta Mall Mortgage Loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

(3)	Includes 27 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

H.        Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
700,000 - 1,000,000	1	$700,000	0.1%	Refinance	65	$703,135,954	67.2%
1,000,001 - 2,000,000	4	6,473,242	0.6	Acquisition	20	320,165,130	30.6
2,000,001 - 3,000,000	9	21,730,798	2.1	Both	1	22,572,000	2.2
3,000,001 - 4,000,000	15	55,786,688	5.3	Total:	86	$1,045,873,084	100.0%
4,000,001 - 5,000,000	5	23,245,704	2.2
5,000,001 - 6,000,000	4	22,376,688	2.1	MORTGAGE RATE
6,000,001 - 7,000,000	8	53,950,748	5.2		Number of
7,000,001 - 8,000,000	2	15,700,000	1.5	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
8,000,001 - 9,000,000	4	33,767,846	3.2	(%)	Loans	off Date Balance	Date Balance
9,000,001 - 10,000,000	3	28,790,279	2.8	4.360 - 4.500	2	$73,783,297	7.1%
10,000,001 - 15,000,000	14	179,691,965	17.2	4.501 - 4.750	10	261,560,000	25.0
15,000,001 - 20,000,000	6	106,420,598	10.2	4.751 - 5.000	9	118,888,286	11.4
20,000,001 - 30,000,000	4	93,423,528	8.9	5.001 - 5.250	21	296,199,275	28.3
30,000,001 - 50,000,000	4	143,915,000	13.8	5.251 - 5.500	22	152,676,577	14.6
50,000,001 - 70,000,000	1	60,000,000	5.7	5.501 - 5.750	17	120,273,538	11.5
70,000,001 - 100,000,000	2	199,900,000	19.1	5.751 - 6.000	2	13,592,111	1.3
Total:	86	$1,045,873,084	100.0%	6.001 - 6.250	2	7,100,000	0.7
Average:	$12,161,315			6.251 - 6.360	1	1,800,000	0.2
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO				Total:	86	$1,045,873,084	100.0%
	Number of			Weighted Average:	5.024%
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance	UNDERWRITTEN NOI DEBT YIELD
1.32 - 1.40	10	$108,897,518	10.4%		Number of
1.41 - 1.50	12	88,626,797	8.5	Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
1.51 - 1.60	13	123,582,691	11.8	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.61 - 1.70	11	111,544,121	10.7	8.7 - 9.0	1	$17,881,090	1.7%
1.71 - 1.80	5	61,331,037	5.9	9.1 - 10.0	17	154,710,086	14.8
1.81 - 1.90	9	58,436,131	5.6	10.1 - 11.0	20	349,848,990	33.5
1.91 - 2.00	2	48,245,704	4.6	11.1 - 12.0	11	103,498,691	9.9
2.01 - 2.25	9	115,524,085	11.0	12.1 - 13.0	13	120,312,984	11.5
2.26 - 2.50	5	200,000,000	19.1	13.1 - 14.0	8	116,311,333	11.1
2.51 - 3.00	1	4,000,000	0.4	14.1 - 15.0	3	112,878,130	10.8
3.01 - 3.50	1	100,000,000	9.6	15.1 - 16.0	4	40,746,780	3.9
3.51 - 4.00	2	8,560,000	0.8	16.1 - 72.5	9	29,685,000	2.8
4.01 - 11.51	6	17,125,000	1.6	Total:	86	$1,045,873,084	100.0%
Total:	86	$1,045,873,084	100.0%	Weighted Average:	12.4%
Weighted Average:	2.09x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				UNDERWRITTEN NCF DEBT YIELD
	Number of				Number of
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
DSCRs (x)	Loans	off Date Balance	Date Balance	Debt Yields (%)	Loans	off Date Balance	Date Balance
1.27 - 1.30	5	$81,648,140	7.8%	8.5 - 9.0	12	$149,680,090	14.3%
1.31 - 1.40	21	164,959,982	15.8	9.1 - 10.0	22	337,183,024	32.2
1.41 - 1.50	15	146,186,998	14.0	10.1 - 11.0	19	169,796,774	16.2
1.51 - 1.60	10	94,044,299	9.0	11.1 - 12.0	14	186,926,726	17.9
1.61 - 1.70	10	92,387,080	8.8	12.1 - 13.0	3	18,068,671	1.7
1.71 - 1.80	3	50,137,500	4.8	13.1 - 14.0	4	49,786,019	4.8
1.81 - 1.90	3	43,091,286	4.1	14.1 - 15.0	3	104,746,780	10.0
1.91 - 2.00	3	138,886,019	13.3	15.1 - 72.5	9	29,685,000	2.8
2.01 - 2.25	3	64,746,780	6.2	Total:	86	$1,045,873,084	100.0%
2.26 - 2.50	3	40,100,000	3.8	Weighted Average:	11.4%
2.51 - 3.00	1	4,000,000	0.4
3.01 - 3.50	1	100,000,000	9.6
3.51 - 4.00	2	8,560,000	0.8
4.01 - 11.51	6	17,125,000	1.6
Total:	86	$1,045,873,084	100.0%
Weighted Average:	1.93x

(1)
For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to the Westfield Mission Valley Mortgage Loan and Augusta Mall Mortgage Loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off		Number of
Maturity or ARD (months)	Loans	off Date Balance	Date Balance	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
60	6	$163,900,000	15.7%	Ratios (%)	Loans	off Date Balance	Date Balance
84	2	46,734,000	4.5	3.8 - 25.0	5	$15,950,000	1.5%
120	77	735,239,084	70.3	25.1 - 30.0	3	7,235,000	0.7
121	1	100,000,000	9.6	30.1 - 40.0	1	2,500,000	0.2
Total:	86	$1,045,873,084	100.0%	40.1 - 45.0	2	106,500,000	10.2
Weighted Average:	109 months			45.1 - 50.0	2	8,245,704	0.8
REMAINING TERM TO MATURITY OR ARD				50.1 - 55.0	2	9,232,799	0.9
	Number of			55.1 - 60.0	12	178,970,581	17.1
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	60.1 - 65.0	16	174,817,062	16.7
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance	65.1 - 70.0	20	290,818,924	27.8
59 - 60	6	$163,900,000	15.7%	70.1 - 75.0	22	235,403,014	22.5
61 - 84	2	46,734,000	4.5	75.1 - 76.8	1	16,200,000	1.5
85 - 120	77	735,239,084	70.3	Total:	86	$1,045,873,084	100.0%
121	1	100,000,000	9.6	Weighted Average:	62.7%
Total:	86	$1,045,873,084	100.0%
Weighted Average:	109 months			BALLOON OR ARD LOAN-TO-VALUE RATIO
ORIGINAL AMORTIZATION TERM(2)					Number of
Range of Original	Number of			Range of Balloon or ARD	Mortgage	Aggregate Cut-	% of Cut-off
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	LTV Ratios (%)	Loans	off Date Balance	Date Balance
(months)	Loans	off Date Balance	Date Balance	3.1 - 20.0	6	$19,950,000	1.9%
Interest-Only	6	$300,000,000	28.7%	20.1 - 25.0	1	1,175,000	0.1
240	3	23,933,140	2.3	25.1 - 30.0	2	4,560,000	0.4
241 - 300	22	178,788,193	17.1	30.1 - 40.0	5	23,792,483	2.3
301 - 360	51	523,141,751	50.0	40.1 - 45.0	4	153,919,159	14.7
480	4	20,010,000	1.9	45.1 - 50.0	13	108,915,643	10.4
Total:	86	$1,045,873,084	100.0%	50.1 - 55.0	14	134,891,968	12.9
Weighted Average(3):	344 months			55.1 - 60.0	20	221,382,116	21.2
(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.			60.1 - 65.0	15	135,071,715	12.9
				65.1 - 69.3	6	242,215,000	23.2
				Total:	86	$1,045,873,084	100.0%
				Weighted Average:	55.0%
(3)	Excludes the non-amortizing loans.
REMAINING AMORTIZATION TERM(4)				AMORTIZATION TYPE
Range of Remaining	Number of				Number of	Aggregate Cut-
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	off Date	% of Cut-off
(months)	Loans	off Date Balance	Date Balance	Type of Amortization	Loans	Balance	Date Balance
Interest-Only	6	$300,000,000	28.7%	Amortizing Balloon	68	$529,635,647	50.6%
238 - 240	3	23,933,140	2.3	Interest-only, Balloon	3	259,900,000	24.9
241 - 300	22	178,788,193	17.1	Interest-only, Amortizing Balloon	9	162,821,000	15.6
301 - 360	51	523,141,751	50.0	Amortizing ARD	3	53,416,437	5.1
480	4	20,010,000	1.9	Interest-only, ARD	3	40,100,000	3.8
Total:	86	$1,045,873,084	100.0%	Total:	86	$1,045,873,084	100.0%
Weighted Average(5):	344 months
(4)
The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
				ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
					Number of
					Mortgage	Aggregate Cut-	% of Cut-off
				IO Term (months)	Loans	off Date Balance	Date Balance
(5)	Excludes the non-amortizing loans.			18	1	$2,734,000	0.3%
LOCKBOXES				19 - 24	4	42,000,000	4.0
	Number of		% of Cut-off	25 - 36	2	58,500,000	5.6
	Mortgage	Aggregate Cut-	Date	60	2	59,587,000	5.7
Type of Lockbox	Loans	off Date Balance	Balance	Total:	9	$162,821,000	15.6%
Hard/Springing Cash Management	19	$501,334,309	47.9%	Weighted Average:	41 months
Springing (W/Out Estab. Account)	28	275,412,170	26.3
None	24	112,041,551	10.7	SEASONING
Soft/Springing Cash Management	8	100,557,766	9.6		Number of
Hard/Upfront Cash Management	3	40,100,000	3.8		Mortgage	Aggregate Cut-	% of Cut-off
Springing (With Estab. Account)	3	12,427,288	1.2	Seasoning (months)	Loans	off Date Balance	Date Balance
Soft/Upfront Cash Management	1	4,000,000	0.4	0	56	$626,547,000	59.9%
Total:	86	$1,045,873,084	100.0%	1 - 3	29	414,041,506	39.6
				4 - 14	1	5,284,577	0.5
PREPAYMENT PROVISION SUMMARY				Total:	86	$1,045,873,084	100.0%
	Number of		% of Cut-	Weighted Average:	1 month
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	65	$714,709,055	68.3%
Lockout/YM%/Open	11	201,479,029	19.3
Lockout/Defeasance YM%/Open	1	100,000,000	9.6
YM%/1%/Open	9	29,685,000	2.8
Total:	86	$1,045,873,084	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

V.           Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, Class B, Class C and Class PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class E, D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the applicable Master Servicer, the applicable Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date.  For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates  in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class  A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S regular interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-S, B and C regular interests are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C regular interest.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $100,665,000, $56,216,000 and $41,835,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B, C and PEX Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-S regular interest and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B and C regular interests and the Class D and X-B Certificates, based upon the aggregate amount of principal distributed to the applicable classes of principal balance certificates (other than the Class A-S, B, C and PEX Certificates) and the Class A-S, B and C regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interest(s) in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates or regular interest(s) described above will be distributed to the Class X-A or Class X-B Certificates as applicable, in such YM Group.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-C, E, F, G, V or R Certificates. The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB, and D Certificates and the Class A-S, B and C regular interests (and, therefore, the Class A-S, B, C and PEX Certificates) are retired. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, the Class A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date.  Such losses (other than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C regular interest; sixth, to Class B regular interest; seventh, to Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order.  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-C Certificates will be reduced by the amount of all losses that are allocated to the Class E, F or G Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The related Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates would be affected on a pari passu basis).

Servicing Advances:
Each Master Servicer or, if either Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  The applicable master servicer under the WFRBS 2013-C15 securitization will have the primary obligation to make any servicing advances with respect to the Augusta Mall loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and the Class A-S, B and C regular interests have been reduced to zero, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace each Special Servicer and approve or consult with respect to major actions of either Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by either Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace each Special Servicer with or without cause, and appoint itself or another person as the applicable successor special servicer (other than with respect to the Augusta Mall loan combination).  It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, each Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement.  In general, during a senior consultation period, each Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate either Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Westfield Mission Valley loan combination, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loan described under “Loan Combinations” below.

Furthermore, notwithstanding any contrary description set forth above, with respect to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

Augusta Mall mortgage loan, in general the loan combination will be serviced under the WFRBS 2013-C15 pooling and servicing agreement, which grants to the subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Augusta Mall loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative under the WFRBS 2013-C15 securitization, and any collective consultation period or senior consultation period or similar period under the WFRBS 2013-C15 securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the applicable special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:
During any ”collective consultation period” or “senior consultation period”, each Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of either Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever either Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans (other than the Augusta Mall mortgage loan) serviced by such Special Servicer will have the right (at its or their expense) to direct such Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The applicable Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designed certificateholders will be entitled (at its expense) to present an additional appraisal to such Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize each Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.  Subject to certain limitations set forth in the related intercreditor agreement, the Westfield Mission Valley mortgage loan may not be sold unless that mortgage loan and the related pari passu companion loan are sold together as one whole loan. The sale of a defaulted loan (other than the non-serviced mortgage loan)  for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Westfield Mission Valley mortgage loan, consultation rights of the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the Augusta Mall mortgage loan, pursuant to the respective intercreditor agreement and the WFRBS 2013-C15 pooling and servicing agreement, the applicable WFRBS 2013-C15 special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the WFRBS 2013-C15 special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding each Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by either Special Servicer with respect to any mortgage loan serviced by such Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with each Special Servicer to conduct a limited review of such Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, each Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by such Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of either Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

Notwithstanding any contrary provision described above, the Trust Advisor will have no rights or duties in connection with the Augusta Mall mortgage loan.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by either Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.  Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by a Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will be the initial majority subordinate certificateholder.
Loan Combinations:
Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Westfield Mission Valley and Augusta Mall secure both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  With respect to each group of mortgage loans, which we refer to as a “loan combination” only the Westfield Mission Valley loan combination will be principally serviced under the pooling and servicing agreement. The Augusta

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Certain Terms and Conditions

Mall loan combination will be serviced under the pooling and servicing agreement relating to the WFRBS 2013-C15 transaction.

With respect to the Westfield Mission Valley pari passu mortgage loan, the servicing and administration of such loan combination will be conducted according to substantially the same provisions as apply to mortgage loans that are not included in a loan combination, except that the holder of the pari passu companion loan, or a representative thereof, will have rights to certain consultation rights with respect to the servicing of the loan combinations.  As of the closing date, the Westfield Mission Valley pari passu companion loan will be held by the related mortgage loan seller, which will reserve the right to sell the companion loan to a third party at any time (including securitizations).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

NORDSTROM
Rack

LOEHMANN'S

MERICAN EAGLE OUTFITTERS

Marshalls

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Westfield Mission Valley
1640-1775 Camino Del Rio North, 824-1202 Camino Del Rio North,
and 5010 & 5080 Mission Center Road
San Diego, CA 92108
SAN DIEGO
Clairemont
Clairemont Town Square
Kearny Mesa
Tecolote Canyon Natural Park
Montgomery Field
San Diego Mesa College
Sharp Memorial Hospital
Rady Children's Hospital
SAN DIEGO COUNTY
Mission City
Serra Mesa
Linda Vista
Qualcomm Stadium
Friars-Mission Shopping Ctr.
Hazard Center
Fashion Valley
Mission Valley West
University of San Diego
Mission Valley
Mission Bay Park
Mission Valley Fwy
SDSU 1 mile
SD TROLLEY
Riverwalk Golf Course
Presidio Park
Old Town SD State Historic Park
Valley View Casino Center
Old Town
Mission Hills
Mission Hills Park
UCSD Medical Ctr.-Hillcrest
Hillcrest
Scripps Mercy Hospital
University Heights
City View
North Park
Point Loma
Loma Square
San Diego Marine Corps Recruit Depot
Midtown
Park West
San Diego International Airport
San Diego Zoo
Balboa Park
Balboa Park Municipal Golf Course
Bob Wilson Naval Hospital
Balboa Stadium
San Diego City College
South Park
Little Italy
San Diego Bay
Downtown
Horton Plaza
Seaport Village
Petco Park
San Diego Convention Center
Grant Hill
SAN DIEGO TROLLEY
North Island Naval Air Station
Coronado
Sea N Air Golf Course
Pacific Ocean
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Ramona
Poway
Del Mar
Santee
La Jolla
El Cajon
La Mesa
Spring Valley
Lemon Grove
Jamul
Coronado
National City
Chula Vista
Imperial Beach
TIJUANA
UNITED STATES
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Westfield Mission Valley

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB/AA-/A3			Property Type:	Retail
Original Principal Balance(1):	$100,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$100,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	9.6%			Size:	997,549 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$155.38
Borrower Name:	Mission Valley Shoppingtown LLC			Year Built/Renovated:	1960/1996
Sponsor:	Westfield America, Inc.; Canada Pension Plan Investment Board			Title Vesting:	Fee
Mortgage Rate:	4.554%			Property Manager:	Self-managed
Note Date:	September 10, 2013			3rd Most Recent Occupancy (As of)(3):	99.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	98.1% (12/31/2011)
Maturity Date:	October 1, 2023			Most Recent Occupancy (As of)(3):	97.6% (12/31/2012)
IO Period:	121 months			Current Occupancy (As of)(3):	98.3% (8/13/2013)
Loan Term (Original):	121 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$21,320,072 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$20,971,632 (12/31/2012)
Call Protection:	L(24),D or GRTR 1% or YM(91),O(6)			Most Recent NOI (As of)(4):	$22,215,542 (TTM 7/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$31,522,806
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$8,362,511
				U/W NOI(4):	$23,160,295
				U/W NCF:	$22,304,479
				U/W NOI DSCR:	3.24x
Escrows and Reserves(2):				U/W NCF DSCR:	3.12x
				U/W NOI Debt Yield:	14.9%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	14.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$352,800,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 13, 2013
Replacement Reserves	$0	Springing	$249,387	Cut-off Date LTV Ratio:	43.9%
TI/LC Reserve	$0	Springing	$412,799	LTV Ratio at Maturity or ARD:	43.9%

(1)
The Westfield Mission Valley Loan Combination, totalling $155,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-1 had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and will be contributed to the WFRBS 2013-C16 Trust. Note A-2 had an original principal balance of $55,000,000 and is expected to be contributed to a future trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Westfield Mission Valley Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy excludes temporary and seasonal tenants. As of August 13, 2013, the occupancy inclusive of these tenants was 99.8%.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The Loan Combination (the “Westfield Mission Valley Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) that is secured by a first mortgage encumbering a regional mall located in San Diego, California (the “Westfield Mission Valley Property”). The Westfield Mission Valley Loan Combination was originated on September 10, 2013 by The Royal Bank of Scotland. The Westfield Mission Valley Loan Combination had an original principal balance of $155,000,000, has an outstanding principal balance as of the Cut-off Date of $155,000,000 and accrues interest at an interest rate of 4.554% per annum.  The Westfield Mission Valley Loan Combination had an initial term of 121 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments through the term of the Westfield Mission Valley Loan Combination. The Westfield Mission Valley Loan Combination matures on October 1, 2023.  See “Description of the Mortgage Pool - The Westfield Mission Valley Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Note A-1, which represents the controlling interest in the Westfield Mission Valley Loan Combination, will be contributed to the WFRBS 2013-C16 Trust, had an original principal balance of $100,000,000 and has an outstanding principal balance as of the Cut-off Date of $100,000,000. Note A-2 had an original principal balance of $55,000,000, is expected to be contributed to a future trust.

Following the defeasance lockout period, the borrower has the right to either (i) prepay the Westfield Mission Valley Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding loan balance or (ii) defease the Westfield Mission Valley Loan Combination in whole, but not in part, on any due date before May 1, 2023. In addition, the Westfield Mission Valley Loan Combination is prepayable without penalty on or after May 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$155,000,000	100.0%	Loan payoff	$115,575,000	74.6%
			Closing costs	686,949	0.4
			Return of equity	38,738,051	25.0
Total Sources	$155,000,000	100.0%	Total Uses	$155,000,000	100.0%

The Property.  The Westfield Mission Valley Property is comprised of a 1,355,803 square foot regional mall and an adjacent 215,767 square foot retail center (Mission Valley West) located in San Diego, California, approximately five miles north of the San Diego central business district.  The collateral for the Westfield Mission Valley Loan Combination consists of 997,549 square feet, which includes 781,782 square feet of collateral at the regional mall and 215,767 square feet of collateral at the adjacent retail center.  The Westfield Mission Valley Property is anchored by Macy’s, Macy’s Home & Furniture and Macy’s Warehouse (none of which are part of the collateral), Target (on a ground lease), Bed, Bath & Beyond and American Multi-Cinema (on a ground lease).  The Westfield Mission Valley Property was built in 1960 and underwent renovations in 1996.  In-line stores include Sport Chalet, Courtesy Chevrolet, Marshall’s, Loehmanns, DSW Shoe Warehouse, 24 Hour Fitness, American Eagle, Old Navy, Victoria’s Secret, and Champs Sports, among others. The Westfield Mission Valley Property contains 5,248 parking spaces reflecting a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area at the Westfield Mission Valley Property. For the trailing 12-month period ending June 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $498 per square foot with an average occupancy cost of 12.9%. As of August 13, 2013, the Westfield Mission Valley Property was 99.8% occupied by approximately 124 tenants, including seasonal and temporary tenants, and 98.3% leased excluding seasonal and temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to the tenancies at the Westfield Mission Valley Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa3/BBB	363,054	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s Home & Furniture	BBB/Baa3/BBB	173,227	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Macy’s Warehouse	BBB/Baa3/BBB	37,740	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Bed, Bath & Beyond	NR/NR/BBB+	77,925	7.8%	$14.00	1,090,950	5.2%	$339	4.1%	1/31/2017
American Multi-Cinema(5)	NR/NR/NR	76,485	7.7%	$14.00	1,070,790	5.1%	$231	10.6%	1/31/2026
Nordstrom Rack	A-/Baa1/A-	52,876	5.3%	$19.63	1,038,068	5.0%	$816	2.7%	2/28/2017
Target(5)	A-/A2/A+	204,907	20.5%	$0.33	67,453	0.3%	$496	0.6%	1/31/2022
Total Anchor Tenants - Collateral		412,193	41.3%	$7.93	$3,267,261	15.6%

Major Tenants – Collateral

Sport Chalet	NR/NR/NR	47,000	4.7%	$20.78	$976,615	4.7%	$255	8.1%	6/30/2018
West Elm	NR/NR/NR	16,850	1.7%	$39.91	$672,444	3.2%	$361	11.7%	1/31/2018
DSW Shoe Warehouse	NR/NR/NR	25,000	2.5%	$22.00	$550,000	2.6%	$167	16.7%	12/31/2014
Marshalls	NR/NR/NR	32,000	3.2%	$17.00	$544,000	2.6%	$479	5.5%	1/31/2019
24 Hour Fitness	NR/NR/NR	22,083	2.2%	$23.10	$510,117	2.4%	$0	0.0%	9/18/2020
Loehmanns	NR/NR/NR	25,030	2.5%	$18.85	$471,816	2.2%	$182	13.8%	8/31/2016
Michaels	NR/NR/NR	21,300	2.1%	$18.15	$386,595	1.8%	$244	10.6%	12/31/2016
Old Navy	NR/NR/NR	16,500	1.7%	$21.50	$354,750	1.7%	$487	5.7%	1/31/2014
Total Major Tenants - Collateral		205,763	20.6%	$21.71	$4,466,337	21.3%

Non-Major Tenants - Collateral		362,386	36.3%	$36.61	$13,266,184	63.2%

Occupied Collateral Total		980,342	98.3%	$21.42	$20,999,782	100.0%

Vacant Space		17,207	1.7%

Collateral Total		997,549	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through February 2014.
(3)	Sales and occupancy costs are for the trailing 12-month period ending June 30, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Target and American Multi-Cinema owns their own improvements and are lessees under ground leases with the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to the historical sales and occupancy costs at the Westfield Mission Valley Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 6/30/2013
Target	$391	$415	$491	$496
Bed, Bath & Beyond	$321	$321	$337	$339
American Multi-Cinema	NAV	NAV	$231	$231
Nordstrom Rack	$741	$770	$809	$816
Sports Chalet	$238	$244	$246	$255
Marshalls	$430	$455	$472	$479
Loehmanns	$251	$231	$195	$182
DSW Warehouse		NAV	$165	$167

Total In-line (<10,000 square feet)(2)	$457	$472	$489	$498
Occupancy Costs	NAV	12.5%	12.5%	12.9%

(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	Represents tenants occupying less than 10,000 square feet who reported sales for two years prior to each trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Westfield Mission Valley Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	6,086	0.6%	6,086	0.6%	$216,768	$35.62
2013	1	1,138	0.1%	7,224	0.7%	$47,227	$41.50
2014	16	54,549	5.5%	61,773	6.2%	$1,828,086	$33.51
2015	22	68,843	6.9%	130,616	13.1%	$2,469,495	$35.87
2016	15	74,215	7.4%	204,831	20.5%	$2,099,321	$28.29
2017	14	156,788	15.7%	361,619	36.3%	$3,270,146	$20.86
2018	15	103,089	10.3%	464,708	46.6%	$3,719,587	$36.08
2019	6	69,056	6.9%	533,764	53.5%	$1,280,727	$18.55
2020	4	33,933	3.4%	567,697	56.9%	$874,892	$25.78
2021	2	12,570	1.3%	580,267	58.2%	$299,113	$23.80
2022	5	213,470	21.4%	793,737	79.6%	$545,039	$2.55
2023	9	52,880	5.3%	846,617	84.9%	$2,105,280	$39.81
Thereafter	5	133,725	13.4%	980,342	98.3%	$2,244,101	$16.78
Vacant	0	17,207	1.7%	997,549	100.0%	$0	$0.00
Total / Weighted Average	115	997,549	100.0%			$20,999,782	$21.42

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Westfield Mission Valley Property:

Historical Occupancy

12/31/2010(1)(2)	12/31/2011(1)(2)	12/31/2012(1)(2)	8/13/2013(2)

99.1%	98.1%	97.6%	98.3%

(1)	Information obtained from the borrower.
(2)	Occupancy excludes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westfield Mission Valley Property:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per SF
Base Rent	$19,357,899	$18,880,616	$19,296,721(1)	$20,727,792(1)	$20.78
Grossed Up Vacant Space	0	0	0	1,293,490	1.30
Percentage Rent	563,035	748,860	904,656	825,045(2)	0.83
Total Reimbursables	8,703,529	9,034,683	9,257,827	9,090,377	9.11
Other Income	985,475	971,241	1,075,321	1,075,321	1.08
Less Vacancy & Credit Loss	63,598	(284,194)	(94,283)	(1,489,219)(3)	(1.49)
Effective Gross Income	$29,673,536	$29,351,206	$30,440,242	$31,522,806	$31.60

Total Operating Expenses	$8,353,464	$8,379,574	$8,224,700	$8,362,511	$8.38

Net Operating Income	$21,320,072	$20,971,632	$22,215,542(1)	$23,160,295(1)	$23.22
TI/LC	0	0	0	631,961	0.63
Capital Expenditures	0	0	0	223,855	0.22
Net Cash Flow	$21,320,072	$20,971,632	$22,215,542	$22,304,479	$22.36

NOI DSCR	2.98x	2.93x	3.10x	3.24x
NCF DSCR	2.98x	2.93x	3.10x	3.12x
NOI DY	13.8%	13.5%	14.3%	14.9%
NCF DY	13.8%	13.5%	14.3%	14.4%

(1)
The U/W Base Rent and NOI are higher than the Base Rent and NOI from the trailing 12-month period ending July 31, 2013 due to recently signed leases, lease renewals at higher rental rates and rent bumps taken through February 2014.

(2)	Percentage Rent includes $807,675 of percentage overage rent and $17,370 of percentage rent in lieu.
(3)
The underwritten economic vacancy is 4.7%. The Westfield Mission Valley Property was 99.8% physically occupied inclusive of seasonal and temporary tenants and 98.3% physically occupied exclusive of seasonal and temporary tenants as of August 13, 2013.

Appraisal.  As of the appraisal valuation date of August 13, 2013, the Westfield Mission Valley Property had an “as-is” appraised value of $352,800,000.

Environmental Matters.  According to a Phase I environmental site assessment dated August 29, 2013, there was no evidence of any recognized environmental condition (“REC”) at the Westfield Mission Valley Property, however one REC case remains open related to removal of an underground storage tank from a previous tenant at the Westfield Mission Valley Property.

Market Overview and Competition.  The Westfield Mission Valley Property is located less than five miles north of the San Diego central business district. The Westfield Mission Valley Property is located within San Diego County, which ranks third in population among California’s 58 counties and fourth as the most populous county in the nation.  According to the appraisal, the San Diego visitor industry employs approximately 160,000 people. Additionally, over 70 telecommunications firms are currently in operation within San Diego county.  The Westfield Mission Valley Property is located along Interstate 8, a major east/west freeway in San Diego County. The Westfield Mission Valley Property is also located a mile and a half west of Interstate 805 and less than three miles west of Interstate 15.

According to the appraisal, the Westfield Mission Valley Property has a primary trade area that encompasses a five mile radius within the San Diego County retail market.  The 2013 population and average household income for the trade area were reported at approximately 509,255 and $65,829, respectively.  The Westfield Mission Valley Property is located within the San Diego County retail market and West San Diego Beach retail market, which as of the second quarter 2013, reported average asking rents of $28.58 and $33.56 per square foot, respectively, on a triple net basis.  The San Diego County retail market and West San Diego Beach retail market also reported vacancy rates of 6.2% and 5.9%, respectively, as of the second quarter 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

The following table presents certain information relating to some comparable retail center properties for the Westfield Mission Valley Property:

Competitive Set(1)

	Westfield Mission Valley (Subject)	Fashion Valley Mall	Otay Ranch Center	Chula Vista Center
Market	San Diego, CA	San Diego, CA	Chula Vista, CA	Chula Vista, CA
Distance from Subject	––	0.8 miles	13.4 miles	12.4 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1960/1996	1969/NAP	2006/NAP	1963/2004
Anchors	Macy’s, Target, Bed, Bath & Beyond, American Multi- Cinema, Nordstrom Rack	Nordstrom, JC Penney, Macy’s, Neiman Marcus, Bloomingdales	Macy’s, REI, Barnes & Noble, AMC Theaters	Sears, JC Penney, Macy’s, Ultra Star Cinema, Burlington Coat Factory
Total GLA	1,571,570 SF(2)	1,700,000 SF	703,000 SF	883,000 SF
Total Occupancy	98%	100%	90%	98%

(1)	Information obtained from the borrower’s rent roll and the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower.  The borrower is Mission Valley Shoppingtown LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westfield Mission Valley Loan Combination.  Westfield America, Inc. is the guarantor of certain nonrecourse carveouts under the Westfield Mission Valley Loan Combination.

The Sponsor.  The sponsor is 41.7% owned by Westfield America, Inc. (“Westfield”), a subsidiary of Westfield Group, LLC, 34.1% owned by Canada Pension Plan Investment Board (“CPPIB”) and 24.2% owned by various third party limited partners. Westfield is a publicly owned Australian REIT that has one of the world’s largest shopping center portfolios, with 100 centers in the United States, Australia, New Zealand and the United Kingdom.  As of December 31, 2012, Westfield reported a net worth over $6.3 billion.  CPPIB is a professional management organization headquartered in Toronto, Canada and is one of the 10 largest retirement funds in the world. As of June 30, 2013, CPPIB reported net assets of $188.9 billion.

Escrows. No monthly tax, replacement reserve or tenant improvement and leasing commission reserve escrow is required so long as no Reserve DSCR Trigger Period (as defined below) has occurred and is continuing under the Westfield Mission Valley Loan Combination.  No monthly insurance escrow payments are required so long as (i) no Reserve DSCR Trigger Period has occurred and is continuing under the Westfield Mission Valley Loan Combination, or (ii) the insurance required to be maintained by the borrower is in effect under an acceptable blanket insurance policy and no event of default is ongoing.  In the event that a Reserve DSCR Trigger Period has occurred, a monthly replacement reserve of $20,782 will commence (subject to a cap of $249,387). A monthly tenant improvement and leasing commission escrow of $73,400 will commence (subject to a cap of $412,799). During a Reserve DSCR Trigger Period, the borrower has the ability to post a letter of credit or have a credit-worthy entity enter into a guarantee in lieu of making any reserve payments.

Lockbox and Cash Management.  The Westfield Mission Valley Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants deposit all revenues into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Reserve DSCR Trigger Period all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Reserve DSCR Trigger Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Reserve DSCR Trigger Period” will commence upon the debt service coverage ratio falling below 1.50x as of the end of any calendar quarter.  A Reserve DSCR Trigger Period will end when an amortizing debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters.

Property Management.  The Westfield Mission Valley Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Westfield Mission Valley Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates; and (ii) the lender reasonably determines that the proposed transferee is majority owned and controlled by a Qualified Transferee (as defined below) and guarantor is acceptable to lender in all respects.

A “Qualified Transferee” is (i) certain affiliates of the sponsor (ii) Canada Pension Plan Investment Board (iii) a bank, savings and loan association, investment bank, insurance company, trust company, commingled pension trust fund, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, sovereign wealth fund, university endowment, real estate company, real estate partnership investment fund, real estate investment trust, or an institution substantially similar to any of the foregoing, provided that in each case under this clause (iii) any such person or entity has: (a) total assets in excess of $600,000,000; (b) capital surplus or shareholder equity in excess of $250,000,000 (excluding the Westfield Mission Valley Property); (c) is regularly engaged in the business of owning interests in at least five regional malls totaling at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTFIELD MISSION VALLEY

3,000,000 square feet; and (d) has not been the subject of a material governmental or regulatory investigation in the past seven years; (iv) any direct or indirect wholly owned subsidiary of one or more of the entities described in the clauses (i) through (iii) above; or (v) any other entity, provided that the lender has received written confirmation from Fitch, KBRA and Moody’s that the assumption to such entity will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Series 2013-C16 Certificates and similar confirmations with respect to the ratings of any securities backed by Note A-2 of the Westfield Mission Valley Loan Combination.

Partial Release. The borrower may obtain a release of certain immaterial or non-income producing portions of the Westfield Mission Valley Property from the lien of the Westfield Mission Valley Loan Combination upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  The borrower has a long-term, financeable leasehold interest in certain non-income producing common areas currently owned in fee by Macy’s.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Westfield Mission Valley Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, combined with the extended period of indemnity, shall be no less than 24 months or the actual period of restoration plus 365 days, whichever is shorter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BRENNAN INDUSTRIAL PORTFOLIO III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

Brennan Industrial Portfolio III
Rowe Elliston Elliston, VA
Southeastern Aluminum Jacksonville, FL
Dorner Hartland, WI
KDM Cincinnati, OH
Ryko Grimes, IA
TS3 Franklin, TN
DNA Diagnostic Center Fairfield, OH
Accupac Harleysville, PA
Oracle - Cunningham Winston-Salem, NC
Chrysalis Plantation, FL
Rowe Salem Salem, VA
Decorative Panels Toledo, OH
QSR Twinsburg, OH
Bacharach New Kensington, PA
Halifax Media - University Sarasota, FL
San Diego Union - Tribune San Marcos, CA
V-S Industries Wheeling, IL
Northern Stamping - Cuyahoga Cuyahoga Heights, OH
Northern Stamping - Valley Valley View, OH
Sigma - Texas Houston, TX
LTI Boyd Elkhart, IN
MF Lightwave Tampa, FL
Pratt Corrugated / EA Morse Schodack, NY
Halifax Media - Herald Spartanburg, SC
Sigma - Illinois Sauk Village, IL
CANADA
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Portland
Boise
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Boston
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New York
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Milwaukee
Detroit
Cleveland
Toledo
Chicago
Pittsburgh
Omaha
Grimes
Indianapolis
Salt Lake City
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San Jose
Denver
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Nashville
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Pacific Ocean
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BAHAMAS
CUBA
Guadalajara
Caribbean Sea
Mexico City
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 - Brennan Industrial Portfolio III

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$99,900,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$99,900,000			Location:	Various – See Table
% of Initial Pool Balance:	9.6%			Size:	3,407,164 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$29.32
Borrower Names(1):	Various			Year Built/Renovated:	Various – See Table
Sponsor:	USIP-Brennan Ventures III, LLC			Title Vesting:	Fee
Mortgage Rate:	4.532%			Property Manager:	Self-managed
Note Date:	July 9, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	August 1, 2018			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	100.0% (9/1/2013)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI:	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI:	NAV
Call Protection:	L(25),GRTR 1% or YM(31),O(4)			Most Recent NOI (As of)(3):	$10,000,385 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$11,453,051
Additional Debt Type:	NAP			U/W Expenses:	$809,728
				U/W NOI(3):	$10,643,323
Escrows and Reserves(2):				U/W NCF:	$9,104,490
				U/W NOI DSCR:	2.32x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.98x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	10.7%
Insurance	$11,377	$3,792	NAP	U/W NCF Debt Yield:	9.1%
Deferred Maintenance	$37,375	$0	NAP	As-Is Appraised Value:	$152,680,000
Environmental Escrow	$13,455	$0	NAP	As-Is Appraisal Valuation Date(4):	Various
Tenant Reserve	$2,860,000	$0	NAP	Cut-off Date LTV Ratio:	65.4%
Rowe Security Deposit	$453,411	$0	NAP	LTV Ratio at Maturity or ARD:	65.4%

(1)	The borrower is comprised of 24 separate limited liability companies.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.
(4)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “Brennan Industrial Portfolio III Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 23 industrial buildings and two office buildings located in 14 states (the “Brennan Industrial Portfolio III Properties”).  The Brennan Industrial Portfolio III Mortgage Loan was originated on July 9, 2013 by The Royal Bank of Scotland.  The Brennan Industrial Portfolio III Mortgage Loan had an original principal balance of $99,900,000, has an outstanding principal balance as of the Cut-off Date of $99,900,000 and accrues interest at an interest rate of 4.532% per annum.  The Brennan Industrial Portfolio III Mortgage Loan had an initial term of 60 months, has a remaining term of 59 months as of the Cut-off Date and requires interest-only payments through the term of the Brennan Industrial Portfolio III Mortgage Loan.  The Brennan Industrial Portfolio III Mortgage Loan matures on August 1, 2018.

Following the lockout period, the borrowers have the right to prepay the Brennan Industrial Portfolio III Mortgage Loan either in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal amount being prepaid on any date before May 1, 2018. In addition, the Brennan Industrial Portfolio III Mortgage Loan is prepayable without penalty on or after May 1, 2018.

Sources and Uses

Sources			Uses
Original loan amount	$99,900,000	65.6%	Purchase price	$146,713,794	96.3%
Sponsor’s new cash contribution	52,476,019	34.4	Reserves	3,375,618	2.2
			Closing costs	2,286,607	1.5
Total Sources	$152,376,019	100.0%	Total Uses	$152,376,019	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

The Properties.  The Brennan Industrial Portfolio III Mortgage Loan is secured by the fee interest in 23 industrial warehouse properties and two suburban office properties totaling 3,407,164 rentable square feet and located in 14 states.  The Brennan Industrial Portfolio III Properties range in size from 32,688 square feet to 378,266 square feet. All of the Brennan Industrial Portfolio III Properties are occupied by single tenants, with the exception of the Pratt Corrugated / EA Morse property, which is occupied by two tenants. Average tenancy at the Brennan Industrial Portfolio III Properties is approximately 19 years.  Of the 25 Brennan Industrial Portfolio III Properties, 16 are the headquarter facilities for their respective tenants.  As of September 1, 2013, the Brennan Industrial Portfolio III Properties were 100.0% occupied by 26 tenants representing an array of industries including automotive, printing, packaging and medical, among others.

The following table presents certain information relating to the Brennan Industrial Portfolio III Properties:

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Start Date	Lease Expiration Date
Rowe	NR/NR/NR	695,410	20.4%	$2.96	$2,055,103	16.2%	7/11/2008	7/31/2028
Southeastern Aluminum	NR/NR/NR	198,408	5.8%	$4.44	$880,650	6.9%	2/1/2012	2/28/2027
Dorner	NR/NR/NR	149,842	4.4%	$5.07	$760,140	6.0%	6/15/2012	6/30/2032
KDM	NR/NR/NR	151,506	4.4%	$4.59	$695,250	5.5%	7/30/2012	7/31/2025
Ryko	NR/NR/NR	248,257	7.3%	$2.60	$646,298	5.1%	8/1/2012	8/31/2032
TS3	NR/NR/NR	101,437	3.0%	$6.19	$628,318	5.0%	2/16/2010	2/28/2030
Halifax Media	NR/NR/NR	160,871	4.7%	$3.85	$619,288	4.9%	1/6/2012	1/31/2032
DNA Diagnostic Center	NR/NR/NR	66,444	2.0%	$9.21	$612,244	4.8%	7/13/2010	7/31/2025
Northern Stamping	NR/NR/NR	241,354	7.1%	$2.51	$605,244	4.8%	11/10/2011	11/30/2031
Oracle - Cunningham	NR/NR/NR	350,159	10.3%	$1.73	$604,584	4.8%	7/3/2008	7/31/2030
Accupac	NR/NR/NR	112,253	3.3%	$5.29	$593,988	4.7%	3/27/2012	3/31/2032
Chrysalis	NR/NR/NR	32,688	1.0%	$15.18	$496,151	3.9%	12/13/2011	12/31/2027
Decorative Panels	NR/NR/NR	237,698	7.0%	$2.09	$495,736	3.9%	11/19/2010	11/30/2030
Sigma	NR/NR/NR	167,995	4.9%	$2.94	$494,400	3.9%	7/8/2011	7/31/2031
QSR	NR/NR/NR	115,000	3.4%	$3.95	$453,975	3.6%	8/31/2011	8/31/2028
San Diego Union - Tribune	NR/NR/NR	44,313	1.3%	$10.09	$447,044	3.5%	12/18/2009	12/31/2027
Bacharach	NR/NR/NR	61,796	1.8%	$7.16	$442,554	3.5%	12/18/2009	12/31/2024
V-S Industries	NR/NR/NR	75,902	2.2%	$4.83	$366,435	2.9%	12/17/2010	12/31/2027
LTI Boyd	NR/NR/NR	78,938	2.3%	$3.26	$257,341	2.0%	10/7/2011	10/31/2026
MF Lightwave	NR/NR/NR	38,624	1.1%	$6.53	$252,072	2.0%	7/15/2008	7/31/2028(1)
Pratt Corrugated	NR/NR/NR	58,769	1.7%	$3.33	$195,525	1.5%	8/1/2012	7/31/2025(2)
EA Morse	NR/NR/NR	19,500	0.6%	$3.94	$76,875	0.6%	8/1/2012	1/31/2017
Occupied Collateral Total		3,407,164	100.0%	$3.72	$12,679,215	100.0%

Vacant Space		0	0.0%

Collateral Total		3,407,164	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

The following table presents certain information relating to the tenancies at the Brennan Industrial Portfolio III Properties:

Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Rowe	NR/NR/NR	695,410	20.4%	$2.96	$2,055,103	16.2%	7/31/2028
Southeastern Aluminum	NR/NR/NR	198,408	5.8%	$4.44	$880,650	6.9%	2/28/2027
Dorner	NR/NR/NR	149,842	4.4%	$5.07	$760,140	6.0%	6/30/2032
KDM	NR/NR/NR	151,506	4.4%	$4.59	$695,250	5.5%	7/31/2025
Ryko	NR/NR/NR	248,257	7.3%	$2.60	$646,298	5.1%	8/31/2032
TS3	NR/NR/NR	101,437	3.0%	$6.19	$628,318	5.0%	2/28/2030
Halifax Media	NR/NR/NR	160,871	4.7%	$3.85	$619,288	4.9%	1/31/2032
DNA Diagnostic Center	NR/NR/NR	66,444	2.0%	$9.21	$612,244	4.8%	7/31/2025
Northern Stamping	NR/NR/NR	241,354	7.1%	$2.51	$605,244	4.8%	11/30/2031
Oracle - Cunningham	NR/NR/NR	350,159	10.3%	$1.73	$604,584	4.8%	7/31/2030
Accupac	NR/NR/NR	112,253	3.3%	$5.29	$593,988	4.7%	3/31/2032
Chrysalis	NR/NR/NR	32,688	1.0%	$15.18	$496,151	3.9%	12/31/2027
Decorative Panels	NR/NR/NR	237,698	7.0%	$2.09	$495,736	3.9%	11/30/2030
Sigma	NR/NR/NR	167,995	4.9%	$2.94	$494,400	3.9%	7/31/2031
QSR	NR/NR/NR	115,000	3.4%	$3.95	$453,975	3.6%	8/31/2028
San Diego Union - Tribune	NR/NR/NR	44,313	1.3%	$10.09	$447,044	3.5%	12/31/2027
Bacharach	NR/NR/NR	61,796	1.8%	$7.16	$442,554	3.5%	12/31/2024
V-S Industries	NR/NR/NR	75,902	2.2%	$4.83	$366,435	2.9%	12/31/2027
LTI Boyd	NR/NR/NR	78,938	2.3%	$3.26	$257,341	2.0%	10/31/2026
MF Lightwave	NR/NR/NR	38,624	1.1%	$6.53	$252,072	2.0%	7/31/2028(1)
Pratt Corrugated	NR/NR/NR	58,769	1.7%	$3.33	$195,525	1.5%	7/31/2025(2)
EA Morse	NR/NR/NR	19,500	0.6%	$3.94	$76,875	0.6%	1/31/2017
Occupied Collateral Total		3,407,164	100.0%	$3.72	$12,679,215	100.0%

Vacant Space		0	0.0%

Collateral Total		3,407,164	100.0%

(1)	MF Lightwave has the right to terminate its lease, with six months notice, on November 1, 2018 or November 1, 2024.
(2)
Pratt Corrugated’s lease contains automatic termination provisions on July 31, 2017 and July 31, 2022 unless a written agreement is executed between tenant and landlord stating the lease will not terminate.

The following table presents certain information relating to the lease rollover schedule at the Brennan Industrial Portfolio III Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	19,500	0.6%	19,500	0.6%	$76,875	$3.94
2018	0	0	0.0%	19,500	0.6%	$0	$0.00
Thereafter	25	3,387,664	99.4%	3,407,164	100.0%	$12,602,340	$3.72
Vacant	0	0	0.0%	3,407,164	100.0%	$0	$0.00
Total/Weighted Average	26	3,407,164	100.0%			$12,679,215	$3.72

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

The following table presents historical occupancy percentages at the Brennan Industrial Portfolio III Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	9/1/2013

100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brennan Industrial Portfolio III Properties:

Cash Flow Analysis

	2012(1)	U/W	U/W $ per SF
Base Rent	$10,749,711	$12,679,215(2)	$3.72
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	93,358	4,058	0.00
Other Income	2,237	0	0.00
Less Vacancy & Credit Loss	0	(1,230,222)(3)	(0.36)
Effective Gross Income	$10,845,306	$11,453,051	$3.36

Total Operating Expenses	$844,921	$809,728	$0.24

Net Operating Income	$10,000,385	$10,643,323	$3.12
TI/LC	0	584,794	0.17
Capital Expenditures	0	954,039	0.28
Net Cash Flow	$10,000,385	$9,104,490	$2.67

NOI DSCR	2.18x	2.32x
NCF DSCR	2.18x	1.98x
NOI DY	10.0%	10.7%
NCF DY	10.0%	9.1%
(1)
The 2012 Base Rent only includes full year rent for 17 of the 25 Brennan Industrial Portfolio III Properties. The other eight properties were acquired from a sale-leaseback and have various lease start dates throughout 2012 and therefore the 2012 Base Rent only includes partial year rents for those eight properties.

(2)	Underwritten Base Rent is greater than 2012 Base Rent because the 2012 Base Rent does not reflect a full year’s rent for several tenants that took occupancy at various dates in 2012.
(3)	The underwritten economic vacancy is 9.7%. The Brennan Industrial Portfolio III Properties were 100.0% physically occupied as of September 1, 2013.

Appraisal.  As of the appraisal valuation dates ranging from June 6, 2013 to June 14, 2013, the Brennan Industrial Portfolio III Properties had an aggregate “as-is” appraised value of $152,680,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from June 17, 2013 to July 10, 2013, three of the Brennan Industrial Portfolio III Properties were found to have Recognized Environmental Conditions (“RECS”). The Phase I for the Oracle – Cunningham property recommended continued operation of an active ground-water remediation system, which has revealed decreasing levels of the target contaminants since 2008.  The tenant is responsible for and operates ground-water remediation system. No further action is required for the other two RECS. No Phase II investigations were recommended for any of the Brennan Industrial Portfolio III Properties.

The Borrower.  The borrower is comprised of 24 separate single purpose borrowing entities, each with the same managing member, UB Property Company III, LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brennan Industrial Portfolio III Mortgage Loan.  Michael Brennan, Robert Vanecko, Samuel Mandarino, Scott McKibben, Allen Crosswell, Tod Greenwood and Troy MacMane serve as the guarantors of certain nonrecourse carveouts under the Brennan Industrial Portfolio III Mortgage Loan. Certain indirect investors in the transaction are members of the Islamic faith and require a Shari’ah compliant loan structure.  In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Brennan Industrial Portfolio III Properties to 24 individual master lessees, which are ultimately controlled by the nonrecourse carveout guarantors. See “Risk Factors – Risks Related to the Mortgage Loans and Mortgaged Properties – Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Shari’ah Compliant Lending Structure” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

The Sponsor.  The sponsor, USIP-Brennan Ventures III, LLC, is a joint venture between Brennan Investment Group, LLC (“Brennan”) and Gatehouse Bank plc (“Gatehouse”) as advised by Arch Street Capital Advisors, LLC (“Arch Street”).  Collectively, the managing principals of Brennan have invested in over 4,000 properties in more than 60 cities in the United States, Europe and Canada.  Currently, Brennan manages over 4.5 million square feet of industrial assets.  Gatehouse is a public limited company in the United Kingdom and is majority owned by The Securities House KSCC. Gatehouse serves the Islamic finance sector, both in select markets globally and specifically in the City of London. Gatehouse focuses its core business activity on private wealth management, real estate investment, treasury products and services and Shari’ah advisory. Founded in 1982, the Securities House KSCC is a Shari’ah-compliant investment company.  Arch Street assists international investors with their U.S. real estate strategies, including acquisition and joint venture advisory, financing advisory and asset management and disposition services.  Arch Street has advised clients on more than $4.0 billion of acquisitions, dispositions and financings. Arch Street advised Gatehouse on the Brennan Industrial Portfolio III Properties acquisition and has a participation interest in the venture.

Escrows.  The loan documents provide for upfront escrows in the amount of $11,377 for insurance; $2,860,000 for a tenant reserve ($1,600,000 of which is associated with the tenant Rowe and the remaining $1,260,000 is associated with a reserve for the tenant LTI Boyd); $37,375 for deferred maintenance, $13,455 for an environmental escrow and $453,411 for a tenant security deposit related to the tenant Rowe. Tenant reserves may be released upon the satisfaction of certain conditions, including but not limited to: (i) achievement of an EBITDA of $2,000,000 on a trailing 12-month period for the tenant Rowe; and (ii) completion of certain tenant improvements for the tenant LTI Boyd.  Tenants are responsible for payment and maintenance of their own real estate taxes and escrows for such payments will spring in the event that the borrower fails to provide proof of payment or upon the occurrence of a default under any tenant lease or under the Brennan Industrial Portfolio III Mortgage Loan. The tenant security deposits will be held by the lender for the term of the Brennan Industrial Portfolio III Mortgage Loan.

The loan documents provide for ongoing monthly reserves for insurance in the amount of $3,792.

Lockbox and Cash Management.  The Brennan Industrial Portfolio III Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. Other than during a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing or (ii) if the debt service coverage ratio is less than 1.75x. A Cash Management Period will end either with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when the Brennan Industrial Portfolio III Properties have achieved a debt service coverage ratio of at least 1.75x for two consecutive calendar quarters.

Property Management.  The Brennan Industrial Portfolio III Properties are managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer in whole, but not in part, the Brennan Industrial Portfolio III Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C16 Certificates, the borrower may obtain the release of an individual property from the lien of the mortgage (and the related loan documents) in connection with a partial release upon the satisfaction of certain conditions including but not limited to: (i) the property to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party (as defined below) or an affiliate of a Restricted Party; (ii) no event of default is continuing; (iii) payment by the borrower in an amount equal to 120% of the allocated loan amount for the individual property to be released, along with any applicable yield maintenance or prepayment premium; and (iv) after such release, the debt service coverage ratio of the remaining properties must not be less than the UDSCR Threshold (as defined below) provided that if the debt service coverage ratio is less than the UDSCR Threshold, the borrower may still obtain the release by making an additional payment of principal (together with any applicable yield maintenance premium) in an amount that would cause the debt service coverage ratio to be no less than the UDSCR Threshold.

After the lockout period, the borrower may also obtain a release of any Non-Income Producing Parcels (as defined below) from the lien of the applicable mortgages upon the satisfaction of certain conditions, including but not limited to: (i) no Cash Management Period is continuing; (ii) the Non-Income Producing Parcel to be released must be the subject of a sale to a bona fide third party purchaser who is not a Restricted Party or an affiliate of a Restricted Party; (iii) the lender receives written confirmation from Fitch, KBRA and Moody’s that the release will not, in and of itself, result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Series 2013-C16 Certificates; (iv) the Non-Income Producing Parcel is a legally subdivided parcel and is on a separate tax lot; (v) the release of the Non-Income Producing Parcel does not have an adverse effect on the use or operation of the property remaining subject to the lien of the applicable mortgage (and the related loan documents); and (vi) the borrower must pay to the lender 100% of the net sales proceeds which shall either, at the borrower’s election, be deposited into a subaccount as additional security for the loan or be applied towards a prepayment of principal less than any applicable yield maintenance or prepayment premium.

A “Restricted Party” means the borrower, any principal or the guarantor or any affiliate thereof under the Brennan Industrial Portfolio III Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENNAN INDUSTRIAL PORTFOLIO III

“UDSCR Threshold” means the greater of (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding the release (provided that clause (y) shall be waived if at the time of such release, and giving effect to such release, the underwritten debt service coverage ratio is at least 2.55x).

The “Non-Income Producing Parcels” are certain unimproved parcels of properties as further described in the loan documents. No value was attributed or underwritten to these parcels in the appraisals of the related properties.

Expansion Release. The borrower may obtain the release of either or both of the KDM Expansion Parcel(s) (as defined below) from the lien of the Brennan Industrial Portfolio III Mortgage Loan encumbering the KDM property (and the related loan documents), upon the satisfaction of certain conditions including but not limited to the following: (i) the KDM tenant exercised its expansion option pursuant to the terms of its lease; (ii) the borrower provides 20 days prior written notice, accompanied by all related purchase documents; (iii) the improvements to be constructed on the KDM Expansion Parcel are free standing and in no way connected to existing improvements on the KDM property; (iv) the released KDM Expansion Parcel is on a separate tax lot; and (v) the release of the KDM Expansion Parcel does not have an adverse effect on the use or operation of the KDM property remaining subject to the lien of the mortgage encumbering the KDM property (and the related loan documents).

The “KDM Expansion Parcels” are unimproved parcels of the KDM property as further described in the loan documents. No value or income was attributed to these unimproved portions of the KDM property in the applicable appraisal.

Real Estate Substitution.  The borrower may obtain a release of any of the individual Brennan Industrial Portfolio III Properties from the lien of the Brennan Industrial Portfolio III Mortgage Loan in connection with a substitution of a different property subject to lender consent with 30 days’ notice and the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred or is continuing; (ii) the allocated loan amount for all properties substituted into the Brennan Industrial Portfolio III Mortgage Loan may not exceed 25% of the original principal amount of the Brennan Industrial Portfolio III Mortgage Loan; (iii) after giving effect to such substitution, the loan-to-value ratio of the Brennan Industrial Portfolio III Properties must not exceed the lesser of the loan-to-value ratio immediately prior to such substitution or 65.4%; (iv) after giving effect to such substitution, the debt service coverage ratio of the Brennan Industrial Portfolio III Properties must not be less than the greater of the debt service coverage ratio immediately prior to such substitution or 2.02x; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that the substitution will not result in a downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Series 2013-C16 Certificates; and (vi) at no time will the total number of properties secured by the Brennan Industrial Portfolio III Mortgage Loan exceed 25 and borrower may not request more than six substitutions.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brennan Industrial Portfolio III Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

SUMTER NATIONAL FOREST
Savannah River
Stevens Creek
Murphys Estates
EDGEFIELD COUNTY
North Augusta Country Club
SOUTH CAROLINA
Belvedere
AIKEN COUNTY
Evans
Jones Creek Golf Club
West Lake Country Club
Evans To Locks Rd.
Stevens Cr. Rd.
COLUMBIA COUNTY
GEORGIA
Hereford Farm Rd.
Old Petersburg Rd.
River Watch Pkwy.
Washington Rd.
Martinez
Belair Rd.
Flowing Wells Rd.
Pleasant Home Rd.
Berckmans Rd.
Augusta National Golf Club
Martintown Rd.
Georgia Ave.
North Augusta
Lake Olmstead Stadium
Calhoun Expy.
Augusta Riverwalk
River Golf Club
Wheeler Rd.
Doctors Hospital of Augusta
RICHMOND COUNTY
Jackson Rd.
Augusta State University
Forest Hills Golf Club
VA Medical Center Augusta
Downtown
University Hospital
Augusta Museum of History
Wrightsboro Rd.
Central Ave.
Paine College
Medical College of Georgia
James Brown Arena
Augusta Mall
3450 Wrightsboro Road
Augusta, GA 30909
Augusta Municipal Golf Course
Daniel Field
AUGUSTA
Laney Walker Blvd.
Barton Chapel Rd.
Leg Rd.
Bayvale Rd.
MLK Jr. Blvd.
Old Savannah Rd.
Milledgeville Rd.
Dwight D. Eisenhower Army Medical Center
Gordon Hwy.
Wheeless Rd.
Fort Gordon
Lumpkin Rd.
Deans Bridge Rd.
Augusta Technical Institute
Green Meadow Golf Club
Bobby Jones Expy.
Meadowbrook Dr.
Rosier Rd.
Old Louisville Rd.
Mike Padgett Hwy.
Doug Barnard Pkwy.
Marvin Griffin Rd.
Windsor Spring Rd.
Tobacco Rd.
Augusta Regional Airport
CHATTANOOGA
CHARLOTTE
Greenville
Athens
COLUMBIA
ATLANTA
AUGUSTA
SOUTH CAROLINA
MACON
COLUMBUS
GEORGIA
SAVANNAH
Valdosta
TALLAHASSEE
JACKSONVILLE
FLORIDA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Augusta Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$60,000,000			Location:	Augusta, GA
% of Initial Pool Balance:	5.7%			Size:	500,222 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$339.85
Borrower Name:	Augusta Mall, LLC			Year Built/Renovated:	1978/2007
Sponsor:	GGPLP L.L.C.			Title Vesting(3):	Fee/Leasehold
Mortgage Rate:	4.360%			Property Manager:	Self-managed
Note Date:	July 11, 2013			3rd Most Recent Occupancy (As of):	93.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.0% (12/31/2011)
Maturity Date:	August 1, 2023			Most Recent Occupancy (As of):	98.2% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(4):	97.6% (5/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$15,684,217 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$16,380,499 (12/31/2012)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(5):	$17,339,534 (TTM 5/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine

				U/W Revenues:	$25,197,539
				U/W Expenses:	$7,570,672
Escrows and Reserves(2):				U/W NOI(5):	$17,626,867
				U/W NCF:	$16,871,867
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	2.35x
Taxes	$0	Springing	NAP	U/W NCF DSCR(1):	2.25x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield(1):	10.4%
Replacement Reserves	$0	Springing	$102,540	U/W NCF Debt Yield(1):	9.9%
TI/LC Reserve	$0	Springing	$512,712	As-Is Appraised Value:	$250,000,000
Tenants Specific TI/LC Reserve	$1,798,660	$0	NAP	As-Is Appraisal Valuation Date:	June 25, 2013
Immediate Repairs	$9,550	$0	NAP	Cut-off Date LTV Ratio(1):	68.0%
Ground Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	68.0%

(1)
The Augusta Mall Loan Combination, totaling $170,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and will be contributed to the WFRBS 2013-C16 Trust.  Note A-1 had an original principal balance of $110,000,000 and was contributed to the WFRBS 2013-C15 Trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Augusta Mall Loan Combination.

(2)	See “Escrows” section.
(3)	See “Ground Lease” section.
(4)	Current Occupancy includes 20,089 square feet attributed to temporary tenants. Excluding temporary tenants, Current Occupancy is 97.5%.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “Augusta Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Augusta, Georgia (the “Augusta Mall Property”).  The Augusta Mall Loan Combination was originated on July 11, 2013 by Wells Fargo Bank, National Association.  The Augusta Mall Loan Combination had an original principal balance of $170,000,000, has an outstanding principal balance as of the Cut-off Date of $170,000,000 and accrues interest at an interest rate of 4.360% per annum.  The Augusta Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Augusta Mall Loan Combination. The Augusta Mall Loan Combination matures on August 1, 2023. See “Description of the Mortgage Pool - The Augusta Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund - Additional Matters Relating to the Servicing of the Augusta Mall Loan Combination” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFRBS 2013-C16 Trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000.  Note A-1, which had an original principal balance of $110,000,000 and represents the controlling interest in the Augusta Mall Loan Combination, was contributed to the WFRBS 2013-C15 Trust (the “Augusta Mall Companion Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Following the lockout period, the borrower has the right to defease the Augusta Mall Loan Combination in whole, but not in part, on any date before February 1, 2023.  In addition, the Augusta Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$170,000,000	100.0%	Loan payoff(1)	$165,295,958	97.2%
			Closing costs	789,794	0.5
			Return of equity	3,914,248	2.3
Total Sources	$170,000,000	100.0%	Total Uses	$170,000,000	100.0%

(1)	The Augusta Mall Property was previously securitized in JPMCC 2007-LDP10.

The Property.  The Augusta Mall Property is a two-story regional mall located in Augusta, Georgia that contains approximately 1.1 million square feet, of which 500,222 square feet secures the Augusta Mall Loan Combination.  The Augusta Mall Property is anchored by Dillard’s, Macy’s, JC Penney and Sears, all of which are not part of the collateral.  The Augusta Mall Property is situated on 92.5 acres (including approximately 37.4 acres that is subject to a ground lease; see “Ground Lease” section) and was built in 1978 and renovated in 2007.  The sponsor invested approximately $80.0 million in the 2007 renovation, which consisted of the addition of approximately 200,000 square feet of lifestyle space as well as a complete interior renovation with new flooring, entrances, food court amenities and renovated restrooms.  Parking is provided by 5,082 surface parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of net rentable area.  The Augusta Mall Property’s mix of in-line tenants includes Apple, Aeropostale, American Eagle Outfitters, Banana Republic, Forever 21 and Sephora.  For the trailing 12-month period ending April 30, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $444 per square foot with an average occupancy cost of 12.5%. As of May 31, 2013, the Augusta Mall Property was 97.6% leased to 128 tenants (excluding temporary tenants).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the tenancies at the Augusta Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Dillard’s	BBB-/Ba3/BB+	160,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CCC/B3/CCC+	157,971	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	146,763	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	132,489	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Major Tenants – Collateral
American Eagle Outfitters	NR/NR/NR	6,352	1.3%	$95.17	$604,520	4.2%	$600	14.7%	1/31/2021
H&M(4)	NR/NR/NR	23,241	4.6%	$25.00	$581,025	4.0%	NAV(4)	NAV(4)	1/31/2025(5)
Dick’s Sporting Goods	NR/NR/NR	63,000	12.6%	$8.33	$524,790	3.6%	$158	6.3%	1/31/2018
Forever 21	NR/NR/NR	16,101	3.2%	$0.00(6)	$0(6)	0.0%	$198	17.8%	4/30/2020(7)
Barnes & Noble	NR/NR/NR	29,495	5.9%	$13.56	$399,952	2.8%	$217	6.5%	1/31/2019
Foot Locker/House of Hoops	NR/Ba3/BB+	6,011	1.2%	$61.90	$372,081	2.6%	$625(8)	10.0%(8)	8/31/2023
Footaction USA	NR/Ba3/BB+	6,340	1.3%	$57.56	$364,930	2.5%	$316	18.6%	3/31/2022
Gap	BBB-/Baa3/BBB-	9,871	2.0%	$36.56	$360,884	2.5%	$255	15.2%	1/31/2014
The Shoe Dept.	NR/NR/NR	8,360	1.7%	$38.56	$322,362	2.2%	$219	16.7%	3/31/2021
Champs Sports	NR/Ba3/BB+	6,684	1.3%	$48.17	$321,968	2.2%	$517	9.4%	1/31/2021
Sephora	NR/NR/NR	5,265	1.1%	$50.47	$265,725	1.8%	$664	9.4%	1/31/2019
Apple	NR/Aa1/AA+	5,538	1.1%	$45.02	$249,321	1.7%	$2,497	1.9%	1/31/2020
Total Major Tenants – Collateral		186,258	37.2%	$23.45	$4,367,558	30.0%

Non-Major Tenants – Collateral(9)(10)		301,817	60.3%	$35.06	$10,168,968	70.0%

Occupied Collateral Total(9)(10)		488,075	97.6%	$30.44	$14,536,526	100.0%

Vacant Space		12,147	2.4%

Collateral Total		500,222	100%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through July 2014.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending April 30, 2013.
(4)	H&M has a signed lease, but has not yet taken occupancy of its space. The tenant is expected to be in occupancy and paying rent in May 2014.
(5)
H&M has the right to terminate its lease if net sales do not exceed $4,750,000 ($204 per square foot) in the fourth full lease year (anticipated to end January 2019).  The tenant is required to provide notice of its intention to terminate within 90 days of the last day of the fourth full lease year and pay a termination fee equal to 50% of all unamortized tenant improvement costs and leasing commissions.  The lease will terminate on the 365th day following the landlord’s receipt of such notice.

(6)
Forever 21 has the option to pay rent in an amount equal to 14% of net sales through April 30, 2015 if net sales, on a trailing 12-month basis, do not exceed $3,500,000 ($217 per square foot).  Following April 30, 2015, the tenant will commence paying an annual contractual base rent of $637,761 ($39.61 per square foot).  An amount equal to 14% of Forever 21’s net sales for the trailing 12-month period ending April 30, 2013 ($446,547; $27.73 per square foot) was underwritten.

(7)
Forever 21 has the right to terminate its lease at any time within 30 days following April 30, 2015 with 180 days written notice and the payment of a termination fee equal to 55% of unamortized tenant improvement costs, provided that net sales for each of the two preceding trailing 12-month periods are less than $3,150,000 ($196 per square foot).

(8)
Foot Locker/House of Hoops moved from a 3,200 square foot space into a larger 6,011 square foot space in 2013.  The Sales PSF and Occupancy Cost shown are based on the tenant’s previous 3,200 square foot space.

(9)
Includes outparcel tenants Jared Galleria of Jewelry and P.F. Chang’s China Bistro, which own their buildings and have no attributed square footage.  The Annual U/W Base Rent ($291,110) from these tenants was excluded from the Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total.

(10)
Includes 20,089 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Augusta Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 4/30/2013
American Eagle Outfitters	$557	$577	$612	$600
H&M(2)	NAV	NAV	NAV	NAV
Dick’s Sporting Goods	$151	$151	$157	$158
Forever 21	$244	$215	$205	$198
Barnes & Noble	$186	$186	$217	$217
Foot Locker/House of Hoops(3)	$461	$505	$608	$625
Footaction USA	$310	$322	$352	$316
Gap	$317	$270	$271	$255
The Shoe Dept.	$348	$254	$214	$219
Champs Sports	$290	$343	$491	$517
Sephora	$696	$748	$692	$664
Apple	$1,679	$2,223	$2,570	$2,497

Total In-line (<10,000 square feet)(4)	$413	$423	$447	$444
Occupancy Costs(5)	12.0%	12.4%	12.0%	12.5%
(1)	Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	H&M has a signed lease, but has not yet taken occupancy of its space.
(3)	Foot Locker/House of Hoops moved from a 3,200 square foot space into a larger 6,011 square foot space in 2013. The Sales PSF shown are based on the tenant’s previous 3,200 square foot space.
(4)	Excluding Apple, Total In-line (<10,000 square feet) sales PSF for 2010, 2011, 2012 and TTM 4/30/2013 were $388, $388, $407 and $406, respectively.
(5)	Excluding Apple, Occupancy Costs for 2010, 2011, 2012 and TTM 4/30/2013 were 12.9%, 13.6%, 13.2% and 13.8%, respectively.

The following table presents certain information relating to the lease rollover schedule at the Augusta Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	9	20,089	4.0%	20,089	4.0%	$0	$0.00
2013	4	5,086	1.0%	25,175	5.0%	$141,120	$27.75
2014	10	29,685	5.9%	54,860	11.0%	$1,010,194	$34.03
2015	10	20,035	4.0%	74,895	15.0%	$702,640	$35.07
2016	13	38,284	7.7%	113,179	22.6%	$1,211,068	$31.63
2017	13	29,625	5.9%	142,804	28.5%	$905,834	$30.58
2018(5)	22	122,015	24.4%	264,819	52.9%	$2,605,823	$20.50
2019	15	60,948	12.2%	325,767	65.1%	$1,692,637	$27.77
2020	10	43,576	8.7%	369,343	73.8%	$1,131,672	$25.97
2021	7	29,213	5.8%	398,556	79.7%	$1,591,875	$54.49
2022	8	28,831	5.8%	427,387	85.4%	$1,269,674	$44.04
2023	10	37,447	7.5%	464,834	92.9%	$1,505,940	$40.22
Thereafter(6)	2	23,241	4.6%	488,075	97.6%	$768,048	$25.00
Vacant	0	12,147	2.4%	500,222	100.0%	$0	$0.00
Total/Weighted Average	133	500,222	100.0%			$14,536,526	$30.44

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
Weighted average Annual U/W Base Rent PSF excludes vacant space, Annual U/W Base Rent attributed to leased fee tenants and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.

(4)	Includes nine temporary tenants totaling 20,089 square feet that were not included in Annual U/W Base Rent.
(5)
Includes outparcel tenant P.F. Chang’s China Bistro, which owns its building and has no attributed square footage.  This tenant’s Annual U/W Base Rent of $104,087 was excluded from the Annual U/W Base Rent PSF calculation.

(6)
Includes outparcel tenant Jared Galleria of Jewelry, which owns its building and has no attributed square footage.  This tenant’s Annual U/W Base Rent of $187,023 was excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Augusta Mall Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	5/31/2013(2)

93.1%	94.0%	98.2%	97.6%

(1)	Information obtained from the borrower.
(2)	Occupancy includes 20,089 square feet attributed to temporary tenants. As of May 31, 2013, the occupancy excluding temporary tenants was 97.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Augusta Mall Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W(1)	U/W $ per SF
Base Rent	$12,563,647	$13,017,782	$13,500,968	$14,536,526	$28.35
Grossed Up Vacant Space	0	0	0	330,366	0.64
Percentage Rent	1,245,105	1,159,668	1,101,522	1,409,830	2.75
Total Reimbursables	7,143,269	7,965,871	8,362,797	7,602,099	14.83
Other Income	1,921,174	1,840,350	1,995,811	2,062,063	4.02
Less Vacancy & Credit Loss	6,168	(291,177)	(397,271)	(743,345)(2)	(1.45)
Effective Gross Income	$22,879,363	$23,692,494	$24,563,827	$25,197,539	$49.15

Total Operating Expenses	$7,195,146	$7,311,995	$7,224,293	$7,570,672	$14.77

Net Operating Income	$15,684,217	$16,380,499	$17,339,534	$17,626,867	$34.38
TI/LC	0	0	0	652,458	1.27
Capital Expenditures	0	0	0	102,542	0.20
Net Cash Flow	$15,684,217	$16,380,499	$17,339,534	$16,871,867	$32.91

NOI DSCR(3)	2.09x	2.18x	2.31x	2.35x
NCF DSCR(3)	2.09x	2.18x	2.31x	2.25x
NOI DY(3)	9.2%	9.6%	10.2%	10.4%
NCF DY(3)	9.2%	9.6%	10.2%	9.9%

(1)
The increase in U/W NOI is due to the inclusion of contractual rent escalations through July 2014 and recent leasing activity.  H&M and Finish Line have executed leases but have not taken occupancy on their respective spaces. Both have been included in Base Rent for these purposes.

(2)	The underwritten economic vacancy is 5.0%. The Augusta Mall Property was 97.6% physically occupied as of May 31, 2013.
(3)	DSCRs and debt yields are based on the Augusta Mall Loan Combination.

Appraisal.  As of the appraisal valuation date of June 25, 2013, the Augusta Mall Property had an “as-is” appraised value of $250,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated July 3, 2013, there was no evidence of any recognized environmental conditions at the Augusta Mall Property.

Market Overview and Competition.  The Augusta Mall Property is located on the southeast corner of the intersection of Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, approximately seven miles west of the Augusta central business district, 142 miles east of Atlanta and 77 miles southwest of Columbia, South Carolina.  Primary regional access is provided by Interstate 20, which is approximately two miles north of the Augusta Mall Property, with primary local access provided by Interstate 520 (Bobby Jones Parkway) and Wrightsboro Road, both of which are adjacent to the Augusta Mall Property.  Augusta is Georgia’s second largest city, and the surrounding area is home to several colleges and universities with a combined student population of approximately 17,000.  In addition, the United States Army Signal Center is located approximately seven miles southwest of the Augusta Mall Property and has a population of approximately 18,000.  The city of Augusta is also known for hosting golf’s Masters Tournament, which is estimated to attract approximately 250,000 visitors every April.  According to the appraisal, as of 2013, the estimated population within a 10-mile and 25-mile radius of the Augusta Mall Property was approximately 330,653 and 518,986, respectively.  The estimated household income within the same 10-mile and 25-mile radii was approximately $63,058 and $61,169, respectively.

According to a third party market research report, the Augusta Mall Property is located within the South Richmond County submarket, which has an estimated inventory of 800 retail buildings totaling approximately 8.6 million square feet with a 5.8% vacancy rate, as of the first quarter of 2013.  The appraiser concluded a market rent of $34.97 per square foot, on a triple net basis, for the Augusta Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

The following table presents certain information relating to comparable retail properties for the Augusta Mall Property:

Competitive Set(1)

	Augusta Mall (Subject)	Augusta Exchange	Columbiana Centre	WestGate Mall	Haywood Mall	Anderson Mall
Location	Augusta, GA	Augusta, GA	Columbia, SC	Spartanburg, SC	Greenville, SC	Anderson, SC
Distance from Subject	--	1.5 miles	67.0 miles	100.0 miles	95.0 miles	80.0 miles
Property Type	Regional Mall	Power Center	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1978/2007	1997/NAP	1990/2005	1975/1996	1980/2005	1972/2008
Anchors	Dillard’s, Sears, Macy’s, JC Penney	Target, Hobby Lobby, Sports Authority, HH Gregg, Ashley Furniture, Bed Bath & Beyond, Buy Buy Baby, PetSmart, Staples, Michaels, Ulta	Belk, Dillard’s, Sears, JC Penney	Sears, Belk, Dillard’s, JC Penney, Bed Bath & Beyond, Dick’s, Regal Cinemas	Belk, Dillard’s, Macy’s, Sears, JC Penney	Belk, Dillard’s, JC Penney, Sears
Total GLA	1,097,445 SF(2)	532,945 SF	826,331 SF	954,302 SF	1,229,000 SF	671,803 SF
Total Occupancy	99%(2)	98%	96%	99%	99%	85%

(1)	Information obtained from the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Augusta Mall, LLC, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Augusta Mall Loan Combination. GGPLP L.L.C., the sponsor, is the guarantor of certain nonrecourse carveouts under the Augusta Mall Loan Combination.

The Sponsor. The loan sponsor is GGPLP L.L.C. (“GGP”).  GGP is a publicly traded REIT that had total assets of approximately $26.9 billion as of March 31, 2013 according to GGP’s 10-Q.  As of March 31, 2013, GGP’s portfolio consisted of 142 regional malls totaling approximately 134 million square feet which generated sales of $558 per square foot for the trailing 12-month period ending March 31, 2013.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors - The Borrower’s Form of Entity May Cause Special Risks” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. Upon origination, the borrower issued a guaranty for $1,798,660 in connection with outstanding tenant improvement allowances for H&M ($1,394,460), P.S. from Aeropostale ($111,700), Clark’s ($100,000), Finish Line ($100,000), Body Central ($75,000) and Soma Intimates ($17,500). The borrower also issued a guaranty for $9,550 in connection with immediate repairs, which are to be completed within 90 days of the closing date of the Augusta Mall Loan Combination.

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with timely proof of full payment; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided either (i) (a) no event of default has occurred and is continuing; (b) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; and (c) the borrower provides the lender with proof of payment of insurance premiums satisfactory to the lender; or (ii) a Trigger Event Period does not currently exist. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $8,545 (subject to a cap of $102,540). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing.  During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $42,726 (subject to a cap of $512,712). In addition, during a Trigger Event Period, the borrower is required to make monthly deposits into a ground rent reserve account in an amount equal to one-twelfth of the estimated annual ground rent payment payable during the next ensuing 12 months.

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio (based on a 30-year amortization term) for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Trigger Event Period will expire upon the cure of such event of default or the debt service coverage ratio (based on a 30-year amortization term) being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management. The Augusta Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt.  Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under control of the lender.

Property Management.  The Augusta Mall Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AUGUSTA MALL

Assumption. The borrower has the one-time right to transfer the Augusta Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in a Restricted Party (as defined in the loan documents) subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a  Qualified Equity holder (as defined below) and controls the borrower.

A “Qualified Equity holder” is defined as GGP or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C16 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Partial Release. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation: (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C16 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Real Estate Substitution. The borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; (iii) delivery to the lender of an acceptable Phase I report (as defined in the loan documents) and a physical condition report (if the substitution parcel is improved); and (iv) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C16 Certificates, and similar confirmations with respect to the ratings of any securities backed by the Augusta Mall Companion Loan.

Subordinate and Mezzanine Indebtedness. There is no existing mezzanine debt in place related to the Augusta Mall Loan Combination, however, future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined loan-to-value ratio will not be greater than 70%; (v) the combined debt service coverage ratio (based on a 30-year amortization term) will not be less than 1.66x; and (vi) mezzanine loan documents acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the Augusta Mall Companion Loan and reasonably acceptable to the lender will have been delivered to the lender.

The loan documents permit certain sponsor affiliates to pledge indirect ownership interests to a qualified pledgee (an institution having $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) a pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the Augusta Mall Property’s being managed by a party other than the borrower or a Qualified Manager (as defined in the Augusta Mall Loan Combination documents).

Ground Lease. Two portions of the Augusta Mall Property, comprising a total of approximately 39.6 acres of the 92.5-acre site, are subject to independent ground leases, each of which has an expiration date of December 31, 2043 and one 25-year extension option. The ground leases for the two parcels have features that create special issues. See “Description of the Mortgage Pool – Certain Terms of the Mortgage Loans – Encumbered Interests” in the Free Writing Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Augusta Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date that TRIA or a similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HUTTON HOTEL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTTON HOTEL

Hutton Hotel
1808 West End Avenue
Nashville, TN 37203
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70
1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Hutton Hotel

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$44,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$44,000,000	Location:	Nashville, TN
% of Initial Pool Balance:	4.2%	Size:	247 rooms
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Room:	$178,138
Borrower Name:	CWI Nashville Hotel, LLC	Year Built/Renovated:	1963/2009
Sponsor:	Carey Watermark Investors Incorporated	Title Vesting:	Fee
Mortgage Rate:	5.250%	Property Manager:	Amerimar Hutton Management Co., LLC
Note Date:	June 25, 2013	3rd Most Recent Occupancy (As of):	64.7% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	72.9% (12/31/2011)
Maturity Date:	July 1, 2020	Most Recent Occupancy (As of):	76.2% (12/31/2012)
IO Period:	36 months	Current Occupancy (As of):	78.2% (4/30/2013)
Loan Term (Original):	84 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$4,709,380 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$5,785,735 (12/31/2012)
Call Protection:	L(26),D(51),O(7)	Most Recent NOI (As of):	$6,407,802 (TTM 4/30/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Unsecured	U/W Revenues:	$19,905,111
U/W Expenses:	$14,070,006
U/W NOI:	$5,835,106
U/W NCF:	$5,038,901
U/W NOI DSCR:	2.00x
U/W NCF DSCR:	1.73x
Escrows and Reserves(2):	U/W NOI Debt Yield:	13.3%
U/W NCF Debt Yield:	11.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$74,000,000
Taxes	$211,297	$42,260	NAP	As-Is Appraisal Valuation Date:	May 31, 2013
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.5%
FF&E	$0	$49,763	NAP	LTV Ratio at Maturity or ARD:	56.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Hutton Hotel Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 16-story, full service hotel and an adjacent six-story parking garage located in Nashville, Tennessee (the “Hutton Hotel Property”).  The Hutton Hotel Mortgage Loan was originated on June 25, 2013 by Wells Fargo Bank, National Association.  The Hutton Hotel Mortgage Loan had an original balance of $44,000,000, has an outstanding balance as of the Cut-off Date of $44,000,000 and accrues interest at an interest rate of 5.250% per annum.  The Hutton Hotel Mortgage Loan had an initial term of 84 months, has a remaining term of 82 months as of the Cut-off Date and requires interest-only payments for the first 36 payments and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The Hutton Hotel Mortgage Loan matures on July 1, 2020.

Following the lockout period, the borrower has the right to defease the Hutton Hotel Mortgage Loan in whole, but not in part, on any date before January 1, 2020.  In addition, the Hutton Hotel Mortgage Loan is prepayable without penalty on or after January 1, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTTON HOTEL

Sources and Uses

Sources			Uses
Original loan amount	$44,000,000	59.4%	Purchase price	$73,600,000	99.3%
Sponsor’s new cash contribution	30,121,469	40.6	Reserves	211,297	0.3
			Closing costs	310,172	0.4
Total Sources	$74,121,469	100.0%	Total Uses	$74,121,469	100.0%

The Property.  The Hutton Hotel Property consists of a 16-story full service hotel and an adjacent six-story parking garage. The Hutton Hotel Property was originally constructed as an office building in 1963 and underwent a renovation and reconfiguration to a hotel in 2007 for a total cost of approximately $60.0 million.  The Hutton Hotel Property opened in 2009 and offers 247 guest rooms, including 193 standard rooms, 50 suites, two forum rooms and two penthouse units.  Amenities at the Hutton Hotel Property include a restaurant and lounge, approximately 13,600 square feet of meeting room space, exercise room, business center, guest laundry room and spa.  Each guestroom includes a flat screen television, work station with chair, armchair, iPod docking station and coffeemaker.  The Hutton Hotel Property is a member of the Leading Hotels of the World and operates as an independently flagged hotel with no franchise agreement in place.  Leading Hotels of the World, a full-service hotel consortium, supports sales and marketing, advertising, public relations and inspections for its member luxury properties. A management contract between the sponsor and Amerimar Hutton Management Co., LLC expires May 29, 2020 with three automatic one-year renewals, unless terminated by the sponsor.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hutton Hotel Property:

Cash Flow Analysis

2011		2012	TTM 4/30/2013	U/W	U/W $ per Room
Occupancy	72.9%	76.2%	78.2%	75.0%
ADR	$165.40	$180.64	$188.27	$188.27
RevPAR	$120.50	$137.61	$147.16	$141.20

Total Revenue	$18,082,633	$19,628,303	$20,743,821	$19,905,111	$80,587
Total Department Expenses	8,275,678	8,373,867	8,697,284	8,346,801	33,793
Gross Operating Profit	$9,806,955	$11,254,436	$12,046,537	$11,558,310	$46,795

Total Undistributed Expenses	4,585,063	4,898,359	5,029,604	5,106,204	20,673
Profit Before Fixed Charges	$5,221,892	$6,356,077	$7,016,933	$6,452,106	$26,122

Total Fixed Charges	512,512	570,342	609,131	617,000	2,498

Net Operating Income	$4,709,380	$5,785,735	$6,407,802	$5,835,106	$23,624
FF&E	394,000	350,656	829,753	796,204	3,223
Net Cash Flow	$4,315,380	$5,435,079	$5,578,049	$5,038,901	$20,400

NOI DSCR	1.62x	1.98x	2.20x	2.00x
NCF DSCR	1.48x	1.86x	1.91x	1.73x
NOI DY	10.7%	13.1%	14.6%	13.3%
NCF DY	9.8%	12.4%	12.7%	11.5%

Appraisal.  As of the appraisal valuation date of May 31, 2013, the Hutton Hotel Property had an “as-is” appraised value of $74,000,000.

Environmental Matters.  According to the Phase I environmental assessment dated May 2013, there was no evidence of any recognized environmental conditions at the Hutton Hotel Property.

Market Overview and Competition.  The Hutton Hotel Property is situated on the northeast corner of West End Avenue and 19th Avenue South in the West End area of Nashville, Tennessee.  The Hutton Hotel is located approximately six miles east of the Nashville International Airport and is situated approximately one mile southwest of the Nashville central business district.  The West End is home to Vanderbilt University as well as businesses associated with the country music industry.  The Hutton Hotel Property is located less than two miles from the Bridgestone Arena, the Country Music Hall of Fame and Honky Tonk Row.  Nashville is famous for its music industry and is the second biggest music production center in the United States, after New York, with an estimated total economic impact of $6.4 billion per year.  Healthcare is Nashville’s largest industry, with more than 250 healthcare companies located in Nashville, including Hospital Corporation of America, the largest private operator of hospitals in the world. The healthcare industry contributes more than $30.0 billion per year to the local economy and employs more than 210,000 residents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTTON HOTEL

The following table presents certain information relating to the Hutton Hotel Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hutton Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2013 TTM	76.3%	$181.81	$138.79	78.5%	$188.75	$148.17	102.9%	103.8%	106.8%
4/30/2012 TTM	75.8%	$167.48	$126.99	74.3%	$171.37	$127.41	98.0%	102.3%	100.3%
4/30/2011 TTM	71.9%	$158.18	$113.70	69.3%	$155.57	$107.84	96.4%	98.4%	94.8%

(1)
Information obtained from a third party hospitality research report dated May 18, 2013.  According to such third party hospitality report, the competitive set includes the following hotels:  Autograph Collection Union Station Hotel, Loews Vanderbilt Plaza Hotel, Preferred Hermitage Hotel, Courtyard Nashville Vanderbilt West End, Hilton Nashville Downtown, Embassy Suites Nashville at Vanderbilt University and Marriott Nashville at Vanderbilt University.

The Borrower.  The borrower is CWI Nashville Hotel, LLC, a Delaware limited liability company and a single purpose entity with two independent directors.  Legal counsel delivered a non-consolidation opinion in connection with the origination of the Hutton Hotel Mortgage Loan.  Cary Watermark Investors Incorporated (“CWI”), the sponsor, is the guarantor of certain nonrecourse carveouts under the Hutton Hotel Mortgage Loan.

The Sponsor.  The sponsor, CWI, is a private non-listed hospitality REIT.  CWI was formed in March 2008 to invest in lodging assets and CWI’s real estate portfolio is comprised of ownership interests in 16 hotels located in the following markets:  Long Beach, California; New Orleans, Louisiana; Atlanta, Georgia; San Diego, California; Memphis, Tennessee; and Birmingham, Alabama.

Escrows.  The loan documents provide for upfront reserves in the amount of $211,297 for real estate taxes.  The loan documents also provide for ongoing monthly reserves in the amount of $42,260 for real estate taxes and an ongoing monthly FF&E reserve equal to 3.0% of operating income for the most recent calendar month until December 31, 2015 and 4.0% of operating income for the period starting January 1, 2016 until July 1, 2020.  Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Hutton Hotel Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management.  The Hutton Hotel Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the manager to deliver all receipts payable with respect to the Hutton Hotel Property directly into the lockbox account.  The loan documents also require all revenues received by the borrower or the property manager to be deposited into the lockbox account within two business days of receipt.  Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.30x at the end of any calendar quarter, commencing December 31, 2013.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), (a) upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters or equal to or greater than 1.40x for one calendar quarter or (b) the payment of funds by the borrower into a reserve account or, in lieu of posting funds into a reserve account, posting of a letter of credit that will be held as additional security during the Hutton Hotel Mortgage Loan term, in either case in an amount which, if applied to reduce the outstanding principal balance of the Hutton Hotel Mortgage Loan, the debt service coverage ratio would then be equal to or greater than 1.40x.

Property Management.  The Hutton Hotel Property is managed by Amerimar Hutton Management Co., LLC.

Assumption.  The borrower has a two-time right to transfer the Hutton Hotel Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has incurred $7,500,000 of unsecured subordinate intercompany debt.  The unsecured subordinate debt accrues at an interest rate of 9.000% and is payable from excess cash flow after all property expenses, reserves and debt service payments have been made.  A subordination and standstill agreement was executed at closing.

Ground Lease.  None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HUTTON HOTEL

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hutton Hotel Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

WINSTON-SALEM
Piedmont Triad Intl. Airport
GREENSBORO
Clemmons
High Point
Thomasville
Lexington
Asheboro
PISGAH NATIONAL FOREST
Lenoir
Lake Hickory
Morganton
Hickory
Statesville
Newton
Mooresville
Salisbury
High Rock Lake
Lake Norman
Lincolnton
Davidson
Kannapolis
Huntersville
Concord
Badin Lake
UWHARRIE NATIONAL FOREST
Albemarle
Shelby
Gastonia
Belmont
NORTH CAROLINA
SOUTH CAROLINA
Charlotte/ Douglas Intl. Airport
Mint Hill
CHARLOTTE
Indian Trail
Gaffney
Rock Hill
Monroe

Winston-Salem
Greensboro
Raleigh
Charlotte
NORTH CAROLINA
Greenville
Columbia
SOUTH CAROLINA
Charleston

David Drye Apartment Portfolio

1	Parkway Crossing	Concord, NC
2	Hampton Corners	Clemmons, NC
3	Park Place	Anderson, SC
4	Coopers Ridge	Kannapolis, NC
5	Crown Ridge	Shelby, NC

SUMTER NATIONAL FOREST
Pickens
PICKENS COUNTY
Furman University
Berea
Taylors
Greenville-Spartanburg Intl. Airport
Greer
Parker
Greenville Downtown Airport
GREENVILLE
Easley
Five Forks
Lake Keowee
Liberty
Walhalla
Powdersville
Donaldson Center Airport
Mauldin
Gantt
OCONEE COUNTY
Central
Simpsonville
Piedmont
Fountain Inn
Clemson
Clemson University
Seneca
GREENVILLE COUNTY
Williamston
SOUTH CAROLINA
LAURENS COUNTY
STEPHENS COUNTY
Centerville
Anderson Mall
Anderson Regional Airport
Anderson
Belton
FRANKLIN COUNTY
Homeland Park
Honea Path
HART COUNTY
ANDERSON COUNTY
GEORGIA
Hartwell Lake
ABBEVILLE COUNTY
Atlanta 93 miles
Hartwell

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – David Drye Apartment Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Multifamily
Original Principal Balance:	$37,015,000			Specific Property Type:	Garden
Cut-off Date Principal Balance:	$37,015,000			Location:	Various – See Table
% of Initial Pool Balance:	3.5%			Size:	849 units
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit:	$43,598
Borrower Name:	Concord Five Portfolio, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	John E. Littlefield			Title Vesting:	Fee
Mortgage Rate:	5.180%			Property Manager:	Self-managed
Note Date:	August 6, 2013			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.2% (12/31/2011)
Maturity Date:	September 5, 2023			Most Recent Occupancy (As of):	87.6% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of)(3):	95.3% (7/11/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,881,196 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,104,596 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(2):	$3,092,572 (TTM 6/30/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$6,358,109
				U/W Expenses:	$2,989,465
				U/W NOI(2):	$3,368,644
				U/W NCF:	$3,155,074
				U/W NOI DSCR:	1.38x
				U/W NCF DSCR:	1.30x
Escrows and Reserves(1):				U/W NOI Debt Yield:	9.1%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$49,400,000
Taxes	$471,188	$42,835	NAP	As-Is Appraisal Valuation Date:	June 25, 2013
Insurance	$60,609	$10,102	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserve	$17,682	$17,682	NAP	LTV Ratio at Maturity or ARD:	69.3%

(1)	See “Escrows” section.
(2)	See “Cash Flow Analysis” section.
(3)	See “Historical Occupancy” section.

The Mortgage Loan.  The mortgage loan (the “David Drye Apartment Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering five multifamily properties located in North Carolina (four properties) and South Carolina (one property) (the “David Drye Apartment Portfolio Properties”).  The David Drye Apartment Portfolio Mortgage Loan was originated on August 6, 2013 by Prudential Mortgage Capital Company, LLC.  The David Drye Apartment Portfolio Mortgage Loan had an original principal balance of $37,015,000, has an outstanding principal balance as of the Cut-off Date of $37,015,000 and accrues interest at an interest rate of 5.180% per annum.  The David Drye Apartment Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The David Drye Apartment Portfolio Mortgage Loan matures on September 5, 2023.

Following the lockout period, the borrower has the right to defease the David Drye Apartment Portfolio Mortgage Loan in whole, but not in part, on any day before June 5, 2023.  In addition, the David Drye Apartment Portfolio Mortgage Loan is prepayable without penalty on or after June 5, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$37,015,000	100.0%	Loan payoff	$35,739,083	96.5%
			Reserves	549,480	1.5
			Closing costs	726,437	2.0
Total Sources	$37,015,000	100.0%	Total Uses	$37,015,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

The Properties. The David Drye Apartment Portfolio Mortgage Loan is secured by the fee interest in five multifamily properties totaling 849 units located in North Carolina (four properties) and South Carolina (one property). The David Drye Apartment Portfolio Properties include a range of amenities including playgrounds, basketballs courts, laundry rooms, swimming pools, picnic/grilling areas and clubhouses.  The David Drye Apartment Portfolio Properties were developed between 1999 and 2004. As of July 11, 2013, the David Drye Apartment Portfolio Properties were 95.3% occupied.

The following table presents certain information relating to the David Drye Apartment Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Units	Appraised Value
Parkway Crossing – Concord, NC	$11,426,695	30.9%	97.7%	1999/NAP	219	$15,250,000
Hampton Corners – Clemmons, NC	$8,616,852	23.3%	90.6%	2004/NAP	192	$11,500,000
Coopers Ridge – Kannapolis, NC	$5,956,868	16.1%	97.4%	1999/NAP	153	$7,950,000
Crown Ridge – Shelby, NC	$5,544,757	14.9%	95.8%	2003/NAP	120	$7,400,000
Park Place – Anderson, SC	$5,469,828	14.8%	95.2%	1999/NAP	165	$7,300,000
Total/Weighted Average	$37,015,000	100.0%	95.3%		849	$49,400,000

The following table presents certain information relating to the unit mix of the David Drye Apartments Portfolio Properties:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Rent
Studio	36	4.2	336	$537
1 Bedroom	247	29.1	544	$521
2 Bedroom	422	49.7	876	$627
3 Bedroom	144	17.0	1,118	$744
Total/Weighted Average	849	100.0%	797	$612

(1)	Information obtained from the borrower.

The following table presents historical occupancy percentages at the David Drye Apartment Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	7/11/2013(2)
NAV	89.2%	87.6%	95.3%

(1)	Information obtained from the borrower.
(2)
July 11, 2013 occupancy is higher than the 12/31/2012 occupancy due to new ownership at the David Drye Apartment Portfolio Properties, the removal of leasing software used on a portfolio level and the addition of on-site experienced property managers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the David Drye Apartment Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 6/30/2013	U/W(1)	U/W $ per Unit
Base Rent	$5,236,776	$5,410,653	$5,443,202	$6,305,388	$7,427
Grossed Up Vacant Space	0	0	0	0	0
Less Concessions	0	0	0	0	0
Other Income	519,574	620,877	657,191	657,191	774
Less Vacancy & Credit Loss	0	0	0	(604,471)(2)	(712)
Effective Gross Income	$5,756,350	$6,031,530	$6,100,393	$6,358,109	$7,489

Total Operating Expenses	$2,875,154	$2,926,934	$3,007,821	$2,989,465	$3,521

Net Operating Income	$2,881,196	$3,104,596	$3,092,572	$3,368,644	$3,968
TI/LC	0	0	0	0	0
Replacement Reserves	0	0	0	213,570	252
Net Cash Flow	$2,881,196	$3,104,596	$3,092,572	$3,155,074	$3,716

NOI DSCR	1.18x	1.28x	1.27x	1.38x
NCF DSCR	1.18x	1.28x	1.27x	1.30x
NOI DY	7.8%	8.4%	8.4%	9.1%
NCF DY	7.8%	8.4%	8.4%	8.5%

(1)	U/W NOI is higher than the June 30, 2013 trailing twelve month NOI due to new ownership at the David Drye Apartment Portfolio Properties and the addition of experienced on-site property managers.
(2)	The underwritten economic vacancy is 6.2%. The David Drye Apartment Portfolio Properties were 95.3% physically occupied as of July 11, 2013.

Appraisal. As of the appraisal valuation date of June 25, 2013, the David Drye Apartment Portfolio Properties had an aggregate “as-is” appraised value of $49,400,000.

Environmental Matters.  According to the Phase I environmental site assessments dated June 19, 2013, there was no evidence of any recognized environmental conditions at the David Drye Apartment Portfolio Properties.

Market Overview and Competition.  The David Drye Apartment Portfolio Properties are located in Concord, North Carolina; Clemmons, North Carolina; Kannapolis, North Carolina; Shelby, North Carolina and Anderson, South Carolina.

The Parkway Crossing property is a garden-style multifamily property located in Concord, North Carolina, approximately 19.5 miles from Charlotte, North Carolina. According to the appraisal the Parkway Crossing property is located within the Concord multifamily submarket. The estimated 2013 population within a one-, three- and five-mile radius of the Parkway Crossings property was 4,637, 28,046 and 88,203, respectively.  The median household income within the same one-, three- and five-mile radii was $58,687, $55,439 and $48,906, respectively.

The appraisal identified a competitive set of five multifamily properties, which exhibit a range of occupancy rates from 95% to 98% and average asking monthly rents from $595 to $870. The appraiser concluded that monthly market rent is $575 for one bedroom units, $750 for two bedroom units and $840 for three bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Parkway Crossings property:

Competitive Set(1)

	Parkway Crossing (Subject)	Cloisters of Concord	Tower Place	Summerlin at Concord	Davidson	Crown Point
Location	Concord, NC	Concord, NC	Concord, NC	Concord, NC	Concord, NC	Concord, NC
Distance to Subject	--	3.4 miles	3.1 miles	6.7 miles	6.3 miles	5.8 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	219	360	128	160	156	152
Average Rent (per unit)(2)	$750	$745	$875	$739	$650	$675
Total Occupancy	98%	97%	98%	95%	98%	97%

(1)	Information obtained from the appraisal dated July 22, 2013.
(2)	Average rent is based on a two bedroom apartment.

The Hampton Corners property is a garden-style multifamily property located in Clemmons, North Carolina, approximately 11.6 miles from Winston-Salem, North Carolina. According to the appraisal the Hampton Corners property is located within the South Winston-Salem multifamily submarket. The estimated 2013 population within a one-, three- and five-mile radius of the Hampton Corners property was 3,682, 26,144 and 72,914, respectively.  The median household income within the same one-, three- and five-mile radii was $46,002, $54,517 and $48,479, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

The appraisal identified a competitive set of six multifamily properties, which exhibit a range of occupancy rates from 86% to 95% and average asking monthly rents from $531 to $1,125. The appraiser concluded that monthly market rent is $525 for one-bedroom units, $625 for two-bedroom units and $745 for three-bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Hampton Corners property:

Competitive Set(1)

	Hampton Corners (Subject)	The Stratford at Hillcrest	Hawk Ridge	Chamberlain Place	Madison Hall Apartments	Savannah Place Apartments
Location	Clemmons, NC	Winston-Salem, NC	Winston-Salem, NC	Winston-Salem, NC	Clemmons, NC	Winston-Salem, NC
Distance to Subject	--	4.2 miles	0.5 miles	1.8 miles	2.6 miles	5.0 miles
Property Type	Garden	Garden	Garden	Walk-Up	Garden	Garden
Number of Units	192	336	168	220	128	172
Average Rent (per unit)(2)	$618	$877	$772	$900	$873	$699
Total Occupancy	91%	92%	91%	86%	95%	93%

(1)	Information obtained from the appraisal dated July 1, 2013.
(2)	Average rent is based on a two bedroom apartment.

The Coopers Ridge property is a garden-style multifamily property located in Kannapolis, North Carolina, approximately 24.9 miles from Charlotte, North Carolina. According to the appraisal the Coopers Ridge property is located within the Concord multifamily submarket. The estimated 2013 population within a one-, three- and five-mile radius of the Coopers Ridge property was 6,456, 43,180 and 86,558, respectively.  The median household income within the same one-, three- and five-mile radii was $36,872, $37,406 and $35,491, respectively.

The appraisal identified a competitive set of five multifamily properties, which exhibit a range of occupancy rates from 92% to 99% and average asking monthly rents from $511 to $660. The appraiser concluded that monthly market rent is $455 for studio units, $550 for one bedroom units, $635 for two bedroom units and $770 for three bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Coopers Ridge property:

Competitive Set(1)

	Coopers Ridge (Subject)	Mission Concord Place	Crown Point	Davidson	Crestview	Ridges
Location	Kannapolis, NC	Concord, NC	Concord, NC	Concord, NC	Concord, NC	Kannapolis, NC
Distance to Subject	--	4.1 miles	4.8 miles	3.0 miles	2.9 miles	5.3 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	153	162	152	156	226	200
Average Rent (per unit)(2)	$635	$658	$675	$650	$580	$575
Total Occupancy	97%	96%	99%	98%	96%	92%

(1)	Information obtained from the appraisal dated July 23, 2013.
(2)	Average rent is based on a two bedroom apartment.

The Crown Ridge property is a garden-style multifamily property located in Shelby, North Carolina. According to the appraisal the Crown Ridge property is located within the Gaston County multifamily submarket. The estimated 2013 population within a one-, three- and five-mile radius of the Crown Ridge property was 2,553, 17,227 and 33,302, respectively.  The median household income within the same one-, three- and five-mile radii was $34,552, $33,073 and $33,354, respectively.

The appraisal identified a competitive set of five multifamily properties, which exhibit a range of occupancy rates from 91% to 96% and average asking monthly rents from $492 to $803. The appraiser concluded that monthly market rent is $530 for one bedroom units, $605 for two bedroom units and $740 for three bedroom units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

The following table presents certain information relating to some comparable multifamily properties for the Crown Ridge property:

Competitive Set(1)

	Crown Ridge (Subject)	Marion Ridge Apartments	The Landings	River Wind Apartments	Carlisle at Delta Park Apartments	Madison Park Apartments
Location	Shelby, NC	Shelby, NC	Gastonia, NC	Gastonia, NC	Shelby, NC	Shelby, NC
Distance to Subject	--	5.6 miles	25.9 miles	29.4 miles	5.2 miles	2.6 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	120	148	108	180	144	100
Average Rent (per unit)(2)	$607	$635	$570	$800	$610	$475
Total Occupancy	96%	91%	95%	94%	96%	93%

(1)	Information obtained from the appraisal dated July 1, 2013.
(2)	Average rent is based on a two bedroom apartment.

The Park Place property is a garden-style multifamily property located in Anderson, South Carolina. According to the appraisal the Park Place property is located within the Anderson County multifamily market. The estimated 2013 population within a one-, three- and five-mile radius of the Park Place property was 4,418, 30,763 and 63,094, respectively.  The median household income within the same one-, three- and five-mile radii was $30,653, $35,151 and $33,745, respectively.

The appraisal identified a competitive set of five multifamily properties, which exhibit a range of occupancy rates from 92% to 97% and average asking monthly rents from $515 to $955. The appraiser concluded that monthly market rent is $500 for one bedroom units, $610 for two bedroom units and $700 for three bedroom units.

The following table presents certain information relating to some comparable multifamily properties for the Park Place property:

Competitive Set(1)

	Park Place (Subject)	Shadow Creek	Wexford	The Hamptons	Country Club	Cobblestone
Location	Anderson, SC	Anderson, SC	Anderson, SC	Anderson, SC	Anderson, SC	Anderson, SC
Distance to Subject	--	4.5 miles	4.9 miles	1.1 miles	1.0 miles	1.2 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	165	192	102	180	180	136
Average Rent (per unit)(2)	$610	$790	$775	$630	$620	$600
Total Occupancy	95%	94%	96%	97%	94%	92%

(1)	Information obtained from the appraisal dated July 23, 2013.
(2)	Average rent is based on a two bedroom apartment.

The Borrower.  The borrower is Concord Five Portfolio, LLC, a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the David Drye Apartment Portfolio Mortgage Loan.  John E. Littlefield is the guarantor of certain nonrecourse carveouts under the David Drye Apartment Portfolio Mortgage Loan.

The Sponsor.  The sponsor is John E. Littlefield, President and CEO of David Drye Company, LLC. David Drye Company (the “Company”) is a Concord, North Carolina based real estate company that has been in business since 1970. The Company specializes in the construction and management of multifamily properties and currently owns approximately 2,834 units in North Carolina and South Carolina. Since its inception, the Company has built and owned more than 9,000 apartment units.

Mr. Littlefield has successfully placed financing in excess of $800 million of permanent and construction loans for multifamily and hotel properties. Mr. Littlefield acted as purchasing manager and land acquisitions director on over 46 multifamily and hotel properties. As construction manager, Mr. Littlefield is responsible for construction of more than 65 projects with budgets exceeding the aggregate of $415 million. Mr. Littlefield managed the successful transition of the Company after the owner’s death in 1999 with duties that included estate planning and completion of construction in progress of 12 projects along with the management of all held properties. Mr. Littlefield moved the Company forward in the acquisition, development and lease-up of another $200 million in new project development. In May 2007, Mr. Littlefield successfully sold over 2,800 units with closings generating over $30,000,000 in net proceeds to the owners.

Escrows.  The loan documents provide for upfront escrows in the amount of $471,188 for real estate taxes, $60,609 for insurance and $17,682 for replacement reserves.  The loan documents provide for ongoing monthly reserves in the amount of $42,835 for real estate taxes, $10,102 for insurance and $17,682 for replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DAVID DRYE APARTMENT PORTFOLIO

Lockbox and Cash Management. The David Drye Apartment Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenants to deliver all rents received with respect to the David Drye Apartment Portfolio Properties directly into the lockbox account.  The loan documents also require that all revenues received by the property managers be deposited into the lockbox account within one business day of receipt.  Other than during a Cash Trap Event Period (as defined below), all funds on deposit are disbursed to the borrower daily.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.05x at the end of any two calendar quarters during the trailing 12-month period.  A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; and with regards to circumstances in clause (ii), the amortizing debt service coverage ratio is equal to or greater than 1.20x for the four most recent calendar quarters.

Property Management. The David Drye Apartment Portfolio Properties are managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the David Drye Apartment Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the David Drye Apartment Portfolio Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTIN RICHMOND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTIN RICHMOND

Westin Richmond
6631 West Broad Street
Richmond, VA 23230
Ashland
Hanover County
Hanover Municipal Airport
Glen Allen
Virginia Center Commons
The Crossings Golf Club
General Sheppard Crump Mem. Park
Echo Lake Park
Short Pump
Short Pump Town Center
West Broad Village
Innsbrook Shoppes
Westpark Center
Laurel
Reynolds Comm. Coll. Parham Campus
Chamberlayne
Jefferson Lakeside CC
Three Lakes Park
Lakeside
Dumbarton
Deep Run Park
Henrico County
Regency Square
Goochland County
Tuckahoe
The Shops at Willow Lawn
Richmond International Raceway
Joseph Bryan Park
James River Golf Course
University of Richmond
Country Club of Virginia
The Diamond
Powhatan County
James River
RICHMOND
Virginia Union Univ.
Richmond Intl. Airport 8 miles
Virginia Commonwealth University
Downtown
James River Park
Virginia House Museum
William Byrd Park
Maymont Park
Dogwood Dell Amphitheater
State Capitol
VCU-Medical Coll. of VA
Forest Hill Park
Salisbury Country Club
Robious
Chesterfield County
Bon Air
Huguenot Park
Chesterfield Town Center
Midlothian
W. Broad St
Hungary Rd
Patterson Ave
River Rd
Three Chopt Rd
Monument Ave
Chippenham Pkwy
Powhite Pkwy
Midlothian Turnpike
Downtown Expwy
Baltimore
Washington DC
Maryland
Virginia
West Virginia
Chesapeake Bay
Atlantic Ocean
Norfolk
Virginia Beach
North Carolina

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Westin Richmond

Loan Information	Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$32,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$32,000,000	Location:	Richmond, VA
% of Initial Pool Balance:	3.1%	Size:	250 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$128,000
Borrower Name:	Forest Avenue Hotel Associates, LLC	Year Built/Renovated:	2008/2011
Sponsor:	Chester W. Musselman	Title Vesting:	Fee
Mortgage Rate:	4.931%	Property Manager:	Self-managed
Note Date:	August 23, 2013	3rd Most Recent Occupancy:	57.1% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	63.0% (12/31/2011)
Maturity Date:	September 1, 2023	Most Recent Occupancy (As of):	66.9% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	66.6% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$4,097,546 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$4,992,911 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$5,044,071 (TTM 4/30/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$13,297,122
Additional Debt Type:	NAP	U/W Expenses:	$8,398,215
U/W NOI:	$4,898,907
U/W NCF:	$4,367,022
U/W NOI DSCR:	2.20x
U/W NCF DSCR:	1.96x
Escrows and Reserves(1):	U/W NOI Debt Yield:	15.3%
U/W NCF Debt Yield:	13.6%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$55,600,000
Taxes	$297,217	$35,704	NAP	As-Is Appraisal Valuation Date:	May 28, 2013
Insurance	$70,290	$7,810	NAP	Cut-off Date LTV Ratio:	57.6%
FF&E	$0	$44,360	NAP	LTV Ratio at Maturity or ARD:	42.9%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Westin Richmond Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a full service hotel located in Richmond, Virginia (the “Westin Richmond Property”).  The Westin Richmond Mortgage Loan was originated on August 23, 2013 by The Royal Bank of Scotland. The Westin Richmond Mortgage Loan had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000 and accrues interest at an interest rate of 4.931% per annum.  The Westin Richmond Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Westin Richmond Mortgage Loan matures on September 1, 2023.

Following the lockout period, the borrower has the right to defease the Westin Richmond Mortgage Loan in whole, but not in part, on any due date before June 1, 2023.  In addition, the Westin Richmond Mortgage Loan is prepayable without penalty on or after June 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$32,000,000	100.0%	Loan payoff	$27,675,524	86.5%
			Reserves	367,507	1.1
			Closing costs	438,079	1.4
			Return of equity	3,518,890	11.0
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTIN RICHMOND

The Property.  The Westin Richmond Property is a 250-room, seven-story, AAA Four Diamond full service hotel located in Richmond, Virginia.  The Westin Richmond Property was built in 2008 and expanded in 2011 to include an adjacent ballroom which includes approximately 4,800 square feet of additional meeting space. The Westin Richmond Property features 143 king guestrooms, 60 queen guestrooms, 36 double guestrooms, 10 one-bedroom suites and one studio suite. Amenities at the Westin Richmond Property include a business center, 11,535 square feet of meeting and group space, a restaurant that serves breakfast, lunch and dinner, a bar and lounge, indoor pool and whirlpool, spa, gift shop, fitness center, 24-hour valet parking service, concierge service, shoe shine service, complimentary wireless high speed internet in every room and guest laundry.

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Westin Richmond Property:

Cash Flow Analysis

	2011	2012	TTM 4/30/2013	U/W	U/W $ per Room
Occupancy	63.0%	66.9%	66.6%	66.6%
ADR	$135.21	$137.06	$137.74	$137.74
RevPAR	$85.18	$91.69	$91.73	$91.73

Total Revenue	$11,851,589	$13,123,040	$13,309,426	$13,297,122	$53,188
Total Department Expenses	3,630,974	3,727,447	3,830,256	3,840,779	15,363
Gross Operating Profit	$8,220,615	$9,395,593	$9,479,170	$9,456,342	$37,825

Total Undistributed Expenses	3,768,480	4,016,653	4,028,391	4,031,936	16,128
Profit Before Fixed Charges	$4,452,135	$5,378,940	$5,450,779	$5,424,407	$21,698

Total Fixed Charges	354,589	386,029	406,708	525,500	2,102

Net Operating Income	$4,097,546	$4,992,911	$5,044,071	$4,898,907	$19,596
FF&E	0	0	0	531,885	2,128
Net Cash Flow	$4,097,546	$4,992,911	$5,044,071	$4,367,022	17,468

NOI DSCR	1.84x	2.24x	2.26x	2.20x
NCF DSCR	1.84x	2.24x	2.26x	1.96x
NOI DY	12.8%	15.6%	15.8%	15.3%
NCF DY	12.8%	15.6%	15.8%	13.6%

Appraisal.  As of the appraisal valuation date of May 28, 2013, the Westin Richmond Property had an “as-is” appraised value of $55,600,000.

Environmental Matters.  According to the Phase I environmental site assessment dated June 4, 2013, there was no evidence of any recognized environmental conditions at the Westin Richmond Property.

Market Overview and Competition.  The Westin Richmond Property is located approximately eight miles northwest of Richmond central business district, at the intersection of U.S. Highway 250 and Forest Avenue.  The Westin Richmond Property is located within a 90-acre mixed-use development along Interstate 64, a primary east/west connector providing access to Hampton, Virginia to the east and Charlottesville, Virginia to the west.  The Westin Richmond Property is visible from the exit ramp of Interstate 64 and along West Broad Street, a six-lane divided highway, and is accessible via an access road off Forest Avenue.  The Richmond International Airport is located approximately 12 miles southeast of the Westin Richmond Property and recorded over 3.1 million passengers in 2012.  The Westin Richmond Property benefits from local demand generators such as the Museum of the Confederacy, the Virginia State Capitol and the Richmond Raceway Complex, which also hosts the NASCAR Sprint Cup, the Nationwide Series and the Pro Series East, and Philip Morris USA, a part of Altria Group, Inc., which is headquartered adjacent to the Westin Richmond Property.  The Federal Reserve Bank of Richmond is the headquarters for the Fifth District of the Federal Reserve System and is located approximately eight miles northwest of the Westin Richmond Property.  Capital One Financial Corporation is the largest employer within the area, with almost 11,000 employees.

The following table presents certain information relating to the Westin Richmond Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Westin Richmond			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
4/30/2013 TTM	62.5%	$114.15	$71.40	66.1%	$138.81	$91.80	105.7%	121.6%	128.6%
4/30/2012 TTM	61.4%	$111.37	$68.39	66.5%	$136.07	$90.46	108.3%	122.2%	132.3%
4/30/2011 TTM	57.2%	$105.55	$60.37	58.1%	$134.47	$78.13	101.6%	127.4%	129.4%

(1)
Information obtained from a third party hospitality report dated May 18, 2013.  According to such third party hospitality report, the competitive set includes the following hotels: Holiday Inn Richmond, Embassy Suites Richmond, Marriot Richmond West and Hilton Richmond Hotel & Spa.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WESTIN RICHMOND

The Borrower.  The borrower is Forest Avenue Hotel Associates, LLC, a Virginia limited liability company and a single purpose entity.  The borrower’s managing member is FAH Manager, Inc., a Virginia corporation and a single purpose entity with one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin Richmond Mortgage Loan.  Chester Musselman is the guarantor of certain nonrecourse carveouts under the Westin Richmond Mortgage Loan.

The Sponsor.  The sponsor for the Westin Richmond Mortgage Loan is Chester W. Musselman.  Mr. Musselman has been the President and Chief Executive Officer of Musselman Hotels, LLC since 1994.  Musselman Hotels currently manages 15 hotels containing 1,923 guestrooms.

Escrows.  The loan documents provide for upfront escrows at closing in the amount of $297,217 for real estate taxes and $70,290 for insurance.  The loan documents provide for ongoing escrows in the amount of $35,704 for real estate taxes, $7,810 for insurance and $44,360 for FF&E.

Lockbox and Cash Management.  Upon the occurrence of a Cash Management Period (as defined below), the Westin Richmond Mortgage Loan requires that a lender-controlled lockbox account be established and all receipts be deposited directly into such lockbox account. During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Management Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage falling below 1.15x at the end of any calendar quarter. A Cash Management Period will expire upon: (a) with respect to the matters described in clause (i) above, the cure of such event of default; and (b) with respect to the matters described in clause (ii) above, the debt service coverage ratio being at least 1.15x for two consecutive calendar quarters.

Property Management.  The Westin Richmond Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Westin Richmond Property and cause an assumption of the Westin Richmond Mortgage Loan, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the lender reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Westin Richmond Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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719 GRISWOLD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

719 GRISWOLD

FLOOR	Tenants	TOTAL RSF
23	Chrysler Group 16,389 SF Exp. 9/20/2022	16,389
22	Chrysler Group 16,390 SF Exp. 9/20/2022	16,390
21	TPG Holdings 15,197 SF Exp. 12/15/2018	15,197
20	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
19	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
18	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
17	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
16	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
15	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
14	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
13	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
12	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
11	Chapter 13 11,645 SF Exp. 6/30/2014; Chapter 13 2,601 SF Exp. 6/30/2014	14,246
10	Quicken Loans 2,401 SF MTM; NORR, LLC 11,604 SF Exp. 7/31/2014	14,005
9	Bank of NY Mellon Trust 8,374 SF Exp. 2/28/2017; Harmony Point 5,440 SF MTM	13,814
8	Dime Office Suites 12,827 SF MTM; Reiber 1,102 SF Exp. 9/30/2014	13,929
7	QL Storage 2,954 SF MTM; Metro West 7,848 SF Exp. 10/31/2019; Vacant 2,646 SF	13,448
6	Lawrence Technology 2,447 SF MTM; Quicken Loans 3,445 SF MTM; Hubbard Snitchler 5,655 SF Exp. 6/30/2018; Allied Printing 1,856 SF Exp. 9/30/2015	13,403
5	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
4	Quicken Loans 15,197 SF Exp. 8/31/2023	15,197
3	GSA – Soc. Sec. 15,433 SF Exp. 9/14/2016	15,433
2	Vacant 1,967 SF; AAA 412 SF Exp. 9/30/2015; Atrium; The Rehmann Group 1,486 SF Exp. 11/30/2014; RAM Construction 1,649 SF Exp. 2/28/2017; Sam Z. 429 SF MTM; Dalton & Tomich PLC 3,536 SF MTM	9,479
1	Judy Sledge 424 SF MTM; Just Baked Shop 643 SF Exp. 5/31/2017; AAA 5,520 SF Exp. 6/30/2017; Lobby; Pizza Papalis 2,315 SF MTM; A&A Deli 2,114 SF Exp. 10/31/2014; Vacant 1,967 SF; Fifth Third Bank ATM MTM; Rock Security LLC 720 SF Exp. 6/30/2022	12,617
Bsmt	Mech; Quicken Loans 13,650 SF Exp. 8/31/2023; Elect	13,650
LL #2	Electrical; Mechanical; Vacant Storage 968 SF; Building Storage 1,318 SF; Maint. Storage 1,018 SF; Electrical	3,304
	Total SF	352,471

VACANT | BUILDING | MTM | 2014 | 2015 | 2016 | 2017 | 2018+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

719 Griswold
719 Griswold Street
Detroit, MI 48226
DETROIT
Midtown
Downtown
Detroit Financial District
Corktown
Greektown
Bricktown
Lafayette Park
Rivertown-Warehouse District
West Side Industrial
WINDSOR
Detroit River
UNITED STATES
CANADA
Detroit Windsor Tunnel
Detroit Public Library
Detroit Film Theatre
Charles H. Wright Museum of African American History
Michigan Science Center
John D. Dingell VA Medical Ctr.
Wayne State University School of Medicine
Harper University Hospital
Children's Hospital of Michigan
Hilberry Theatre
Museum of Contemporary Art Detroit
University Tower
Wayne State University
Edward Tolan Playfield
Max M. Fisher Music Ctr.
Wigle Playfield
Ford Field
Comerica Park
Fox Theater
Detroit Opera House
Greektown Casino
Wayne County Administration
Detroit Downtown Library
Compuware Quicken Loan Headquarters
1001 Woodward
Cadillac Tower
Millender Center
MGM Grand Detroit
Penobscot Building
One Detroit Center
US District Court
One Energy Plaza
Coleman A. Young Mun. Center
GM Renaissance Center
International Waterfront
Cobo Center
Joe Louis Arena
Wayne County Community College Downtown Campus
Detroit Wayne County Port Authority
Riverwalk
University of Detroit Mercy School of Law
Elmwood Central Park
Lafayette Central Park
Great Western Park
Dieppe Gardens
Riverfront Trail
The Colosseum at Caesars Windsor
Windsor Community Museum
Centennial Park
John C. Lodge Frwy
Fisher Frwy
Chrysler Frwy
W. Warren Ave.
W. Forest Ave.
E. Canfield St.
Mack Ave.
Alexandrine St.
Martin Luther King Jr. Blvd.
Grand River Ave.
Michigan Ave.
Temple St.
Trumbull St.
Bagley St.
Rosa Parks Blvd.
W. Lafayette Blvd.
W. Fort St.
W. Jefferson Ave.
Woodward Ave.
Cass Ave.
John R St.
Brush St.
St. Antoine St.
3rd St.
2nd Ave.
6th St.
Adams Ave.
Madison St.
Gratiot Ave.
St. Aubin St.
E. Lafayette St.
E. Larned St.
E. Jefferson Ave.
Atwater St.
Larned St.
Broadway
Times Sq.
Cadillac Ctr.
Renaissance Ctr.
Cobo Ctr.
Joe Louis Arena
DETROIT PEOPLE MOVER
Riverside Dr.
University Ave.
Ouellette Ave.
Wyandotte St.
Glengarry Ave.
Aylmer Ave.
75
375
10
12
85
3
Waterford
Pontiac
Auburn Hills
Rochester Hills
Rochester
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Southfield
MICHIGAN
Livonia
Redford
Canton
Westland
Dearborn
Dearborn Heights
DETROIT
WINDSOR
U.S.
CANADA
ONTARIO
Lake St. Clair
Taylor
Southgate
Trenton
LaSalle
Amherstburg
Ypsilanti
Belleville
Woodhaven
Romulus
Inkster
Wayne
Garden City
Plymouth
Novi
Royal Oak
Ferndale
Eastpointe
Hamtramck
Highland Park
Grosse Pointe Woods
Allen Park
Lincoln Park
River Rouge
Grosse Ile
Wixom
MACOMB COUNTY
OAKLAND COUNTY
WAYNE COUNTY
WASHTENAW COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – 719 Griswold

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$30,900,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$30,900,000			Location:	Detroit, MI
% of Initial Pool Balance:	3.0%			Size:	347,611 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$88.89
Borrower Name:	719 Griswold Associates LLC			Year Built/Renovated:	1912/2013
Sponsor:	Gilbert Ventures, LLC			Title Vesting:	Fee
Mortgage Rate:	4.800%			Property Manager:	Self-managed
Note Date:	August 23, 2013			3rd Most Recent Occupancy(2):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	48.4% (12/31/2011)
Maturity Date:	September 1, 2018			Most Recent Occupancy (As of):	84.5% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	94.4% (5/9/2013)
Loan Term (Original):	60 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(32),O(4)			3rd Most Recent NOI(2):	NAP
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,110,952 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of):	$4,966,546 (TTM 4/30/2013)
Additional Debt Type:	NAP
				U/W Revenues:	$8,708,977
				U/W Expenses:	$4,678,701
				U/W NOI:	$4,030,276
				U/W NCF:	$3,606,477
				U/W NOI DSCR:	2.07x
Escrows and Reserves(1):				U/W NCF DSCR:	1.85x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.7%
Taxes	$122,877	$40,959	NAP	As-Is Appraised Value:	$51,500,000
Insurance	$73,225	$10,461	NAP	As-Is Appraisal Valuation Date:	December 20, 2012
Replacement Reserves	$7,000	$7,000	NAP	Cut-off Date LTV Ratio:	60.0%
TI/LC Reserve	$33,000	$33,000	$800,000	LTV Ratio at Maturity or ARD:	55.2%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.

The Mortgage Loan.  The mortgage loan (the “719 Griswold Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an office building and an adjacent parking garage located in Detroit, Michigan (the “719 Griswold Property”). The 719 Griswold Mortgage Loan was originated on August 23, 2013 by Prudential Mortgage Capital Company, LLC. The 719 Griswold Mortgage Loan had an original balance of $30,900,000, has an outstanding principal balance as of the Cut-off Date of $30,900,000 and accrues interest at an interest rate of 4.800% per annum.  The 719 Griswold Mortgage Loan had an initial term of 60 months, has a remaining term of 60 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The 719 Griswold Mortgage Loan matures on September 1, 2018.

Following the lockout period, the borrower has the right to defease the 719 Griswold Mortgage Loan in whole, but not in part, on any date before June 1, 2018.  In addition, the 719 Griswold Mortgage Loan is prepayable without penalty on or after June 1, 2018.

Sources and Uses

Sources			Uses
Original loan amount	$30,900,000	100.0%	Loan payoff	$29,738,920	96.2%
			Reserves	236,102	0.8
			Closing costs	924,978	3.0
Total Sources	$30,900,000	100.0%	Total Uses	$30,900,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

The Property.  The 719 Griswold Property is comprised of a 23-story, 347,611 square foot office building and a 10-story, parking garage located in the Detroit central business district. The parking garage provides 934 parking spaces, resulting in a parking ratio of 2.7 spaces per 1,000 square feet of net rentable area. A skywalk is connected to the parking garage at the second level of the building and garage. The 719 Griswold Property was designated in 2009, along with the entire financial district of Detroit, by the National Park Service as a historic landmark. The 719 Griswold Property was built in 1912 and last renovated in 2013. Since acquisition in 2011, the borrower has spent approximately $29.8 million in capital improvements, including new mechanical systems, plumbing piping, electrical, finishes, lobby renovations, exterior façade renovations and tenant improvements. As of May 9, 2013, the 719 Griswold Property was 94.4% leased to 22 tenants.

The following table presents certain information relating to the tenancies at the 719 Griswold Property:

Major Tenants

Tenant Name	Credit Rating(Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Quicken Loans(2)	NR/NR/NR	180,817	52.0%	$17.96	$3,247,881	55.6%	8/31/2023
Chrysler	NR/B1/B+	32,779	9.4%	$19.00	$622,801	10.7%	9/20/2022(3)
GSA – Social Security	AAA/Aaa/AA+	15,433	4.4%	$18.00	$277,794	4.8%	9/14/2016
TPG Holdings, LLC	NR/NR/NR	15,197	4.4%	$18.00	$273,546	4.7%	12/31/2019
Chapter 13 Trustee	NR/NR/NR	14,609	4.2%	$16.15	$235,935	4.0%	6/30/2014
Total Major Tenants		258,835	74.5%	$18.00	$4,657,957	79.8%

Non-Major Tenants		69,434	20.0%	$17.01	$1,181,256	20.2%

Occupied Collateral Total		328,269	94.4%	$17.79	$5,839,213	100.0%

Vacant Space		19,342	5.6%

Collateral Total		347,611	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The principal of the sponsor of the 719 Griswold Mortgage Loan, Dan Gilbert, also has a majority ownership interest in Quicken Loans.
(3)
Chrysler may terminate its lease on the 22nd floor (16,390 square feet) on August 11, 2020, upon providing six months written notice and payment of $159,256, all unamortized tenant improvements, leasing commissions and abated rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

The following table presents certain information relating to the lease rollover schedule at the 719 Griswold Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	3,075	0.9%	3,075	0.9%	$45,875	$14.92
2014	5	30,319	8.7%	33,394	9.6%	$483,377	$15.94
2015	1	1,856	0.5%	35,250	10.1%	$33,408	$18.00
2016	2	17,082	4.9%	52,332	15.1%	$307,394	$18.00
2017	6	15,374	4.4%	67,706	19.5%	$293,712	$19.10
2018	3	18,943	5.4%	86,649	24.9%	$324,220	$17.12
2019	1	15,197	4.4%	101,846	29.3%	$273,546	$18.00
2020	0	0	0.0%	101,846	29.3%	$0	$0.00
2021	1	12,827	3.7%	114,673	33.0%	$207,000	$16.14
2022	2	32,779	9.4%	147,452	42.4%	$622,801	$19.00
2023	12	180,817	52.0%	328,269	94.4%	$3,247,881	$17.96
Thereafter	0	0	0.0%	328,269	94.4%	$0	$0.00
Vacant	0	19,342	5.6%	347,611	100.0%	$0	$0.00
Total/Weighted Average	35	347,611	100.0%			$5,839,213	$17.79

(1)	Information obtained from the underwritten rent roll.
(2)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(3)
The following tenants have multiple leases: Chrysler has two leases totaling 32,779 square feet, both expiring on September 20, 2022; Quicken Loans has 12 leases totaling 180,817 square feet, with all leases expiring on August 31, 2023; AAA has two leases totaling 5,932 square feet, both expiring on June 30, 2017.

The following table presents historical occupancy percentages at the 719 Griswold Property:

Historical Occupancy

12/31/2010	12/31/2011(1)	12/31/2012(1)	5/9/2013

NAV	48.4%	84.5%	94.4%

(1)
Information obtained from the borrower. The borrower purchased the 719 Griswold Property in August 2011. Financial information prior to 2011 is not available. At the time of acquisition, the 719 Griswold Property was approximately 50.0% occupied.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 719 Griswold Property:

Cash Flow Analysis

	2012	TTM 4/30/2013	U/W	U/W $ per SF
Base Rent	$4,188,959(1)	$6,060,727(1)	$5,839,214	$16.80
Grossed Up Vacant Space	0	0	337,331	0.97
Parking Income	1,794,080	2,525,642	2,279,794	6.56
Total Reimbursables	610,544	927,321	1,247,847	3.59
Other Income	26,389	37,996	42,450	0.12
Less Vacancy & Credit Loss	0	0	(1,037,659)(2)	(2.99)
Effective Gross Income	$6,619,972	$9,551,686	$8,708,977	$25.05

Total Operating Expenses	$3,509,020	$4,585,140	$4,678,701	$13.46

Net Operating Income	$3,110,952	$4,966,546	$4,030,276	$11.59
TI/LC	0	0	336,896	0.97
Capital Expenditures	0	0	86,903	0.25
Net Cash Flow	$3,110,952	$4,966,546	$3,606,477	$10.38

NOI DSCR	1.60x	2.55x	2.07x
NCF DSCR	1.60x	2.55x	1.85x
NOI DY	10.1%	16.1%	13.0%
NCF DY	10.1%	16.1%	11.7%

(1)
The borrower purchased the 719 Griswold Property in August 2011 with the knowledge that a major tenant at the time, Ameriprise, would be vacating its space. The occupancy of the 719 Griswold Property dropped to approximately 30% when this occurred in April 2012. The borrower has since been able to lease-up the 719 Griswold Property to close to full occupancy.

(2)	The underwritten economic vacancy is 16.8%. The 719 Griswold Property was 94.4% physically occupied as of May 9, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

Appraisal.  As of the appraisal valuation date of December 20, 2012, the 719 Griswold Property had an “as-is” appraised value of $51,500,000.

Environmental Matters.  According to the Phase I environmental site assessment dated June 19, 2013, there was no evidence of any recognized environmental conditions.

Market Overview and Competition.  According to the appraisal, the 719 Griswold Property has partial coverage of a city block bounded by Shelby Avenue, West Fort Street, Griswold Street, and West Lafayette Avenue. The 719 Griswold Property is located in the downtown Detroit central business district submarket. Although the metropolitan area and state of Michigan as a whole were greatly affected by the recession, downtown Detroit has been the recipient of aggressive revitalization efforts.

According to the appraisal, the 719 Griswold Property is located within the central business district submarket of the Detroit office market. As of the fourth quarter of 2012, the central business district class A and B office market vacancy rate and average asking rate were 14.0% and $18.88 per square foot, respectively.

The following table presents certain information relating to comparable office properties for the 719 Griswold Property:

Competitive Set(1)

	719 Griswold (Subject)	The Buhl Building	One Detroit Center	One Kennedy Square	Madden Building	Guardian Building
Location	Detroit, MI	Detroit, MI	Detroit, MI	Detroit, MI	Detroit, MI	Detroit, MI
Distance from Subject	--	0.1 miles	0.2 miles	0.1 miles	1.6 miles	0.1 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1912/2013	1924/1996	1989/NAV	2006/NAV	1989/NAV	1929/2009
Number of Stories	23	27	45	10	25	40
Total GLA	347,611 SF	385,144 SF	957,355 SF	245,862 SF	493,000 SF	643,379 SF
Total Occupancy	94%	84%	50%	96%	72%	96%

(1)	Information obtained from the appraisal dated June 4, 2013.

The Borrower.  The borrower is 719 Griswold Associates, LLC, a Michigan limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 719 Griswold Mortgage Loan.  The borrower is owned 89.5% owned by Detroit Real Estate Holdings Company I LLC, 10.0% by 719 Griswold Master Tenant, LLC (the “Master Tenant”) and 0.5% by 719 Griswold Mothership Inc. Detroit Real Estate Holdings Company I LLC is 100% owned by Daniel B. Gilbert Trust UAD 12/23/96 as amended.  The 10.0% owner of the borrower, 719 Griswold Master Tenant, LLC is 99.99% owned by Chevron USA Inc. and 0.01% by Detroit Real Estate Holdings Company Manager LLC.  719 Griswold Mothership Inc. is the manager of the borrower.  The guarantor and sponsor, Gilbert Ventures LLC, does not have a direct interest in the borrower. The Master Tenant’s sole purpose is to facilitate the transfer of historic tax credits, for which the 719 Griswold Property is approved, from the borrower to Chevron USA, Inc.

The Sponsor.  The 719 Griswold Mortgage Loan sponsor is Gilbert Ventures, LLC.  Gilbert Ventures, LLC reports a net worth of $20.0 million with $8.1 million in cash.  Assets are comprised of cash, accrued interest receivable and loans receivable.  The entity reports no liabilities. Gilbert Ventures, LLC has no real estate holdings.  The guarantor is required to have a net worth of at least $5,000,000, and liquidity of at least $3,000,000.  Dan Gilbert is the principal of the 719 Griswold Property and the majority owner of Quicken Loans. Through his various holdings, he is the indirect owner of Gilbert Ventures, LLC. Dan Gilbert is the Chairman of Rock Ventures, LLC, the umbrella entity for his investments and real estate. Overall, Rock Ventures, LLC owns or controls over 7.5 million square feet of commercial space. It has invested over $1.2 billion in downtown Detroit since 2010 and currently owns or controls more than 35 buildings in downtown Detroit.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $122,877 for taxes and $73,225 for insurance. The loan documents also provide for an upfront escrow in the amount of $33,000 for future tenant improvement and leasing commission obligations and $7,000 for replacement reserves.  The loan documents provide for ongoing monthly escrow deposits of $40,959 for taxes, $10,461 for insurance premiums, $7,000 for replacement reserves and $33,000 for tenant improvements and leasing commissions subject to a cap of $800,000.

Lockbox and Cash Management.  The 719 Griswold Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the tenants deposit rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 719 Griswold Property are deposited into the lockbox account within one business day of receipt.  Funds are swept into a lender-controlled cash management account and applied in accordance with the cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox are swept into the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account will be swept into certain lender-controlled restricted accounts.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, (ii) the amortizing debt service coverage ratio falling below 1.20x as tested for the two most recent calendar quarters, (iii) Quicken Loans goes bankrupt or fails to occupy more than 75.0% of its square footage or (iv) default of the master tenant.  A Cash Trap Event Period will expire upon (a) in the case of (i) above, the cure of such event of default, (b) in the case of (ii) above, the debt service coverage ratio is at least 1.25x for the two most recent calendar quarters, (c) in the case of (iii) above, if Quicken Loans has exited

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

719 GRISWOLD

bankruptcy or has been in occupancy for a period of six months of not less than 75.0% of its square footage and (d) in the case of (iv) above, the cure of such tenant default.

Property Management.  The 719 Griswold Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a three-time right to transfer the 719 Griswold Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (iii) the transfer by Chevron U.S.A., Inc., of its interest in the Master Tenant in accordance with the historic tax credit documents; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 719 Griswold Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

SHERWOOD DISTRIBUTION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

Sherwood Distribution Center
6565 East 8 Mile Road and 21035 & 21555 Sherwood Avenue
Warren, MI 48091
STERLING HEIGHTS
Troy
Madison Heights
OAKLAND COUNTY
WARREN
Center Line
MACOMB COUNTY
Roseville
Eastpointe
Hazel Park
DETROIT
WAYNE COUNTY
Highland Park
Big Beaver Rd
Maple Rd
15 Mile Rd
14 Mile Rd
13 Mile Rd
12 Mile Rd
11 Mile Rd
10 Mile Rd
9 Mile Rd
8 Mile Rd
7 Mile Rd
Chicago Rd
Common Rd
Martin Rd
Frazho Rd
Engleman Rd
Stephens Rd
Toepfer Dr
Outer Dr East
Mound Rd
Van Dyke Ave
Ryan Rd
Dequindre Rd
John R Rd
Stephenson Hwy
Chrysler Frwy
Hoover Rd
Schoenherr Rd
Groesbeck Hwy
Gratiot Ave
Sherwood Ave
Conant St
Conner St
Mount Elliott St
Hayes St
Kelly Rd
Woodward Ave
John R St
Reuther Frwy
Walter P. Reuther Frwy
Oakland Mall
The Shops at Sterling Ponds
Warren Community Center & Park
Halmich Park
GM Technical Center
St. John Macomb Medical Ctr
Macomb Comm. College-South Campus
U.S. Army Tank Automotive Research, Development and Engineering Center
Hazel Park Harness Raceway
General Motors Powertrain Plant
Chrysler Stamping Plant
Chrysler-Warren Truck Assembly Plant
Southeast Michigan Surgical Hosp.
Michigan State Fairgrounds
Farwell Park
Chrysler Tool & Die
Bel Air-8 Mile Shopping Ctr.
Chrysler Assembly Plant
Kindred Hospital Detroit
Heilmann Playfield
Bessy Playground
Palmer Park
Jayne Playfield
Coleman A. Young Intl. Airport
75
696
53
97
102
3
1
8
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Auburn Hills
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Southfield
Eastpointe
MICHIGAN
Livonia
DETROIT
Canton
Westland
Dearborn
WINDSOR
ONTARIO
CANADA
Lake St. Clair
Taylor
Amherstburg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Sherwood Distribution Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$24,700,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$24,700,000			Location:	Warren, MI
% of Initial Pool Balance:	2.4%			Size:	1,178,485 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$20.96
Borrower Name:	AGNL Cars, L.L.C.			Year Built/Renovated:	1950/2000
Sponsor:	AG Net Lease II, Corp.			Title Vesting:	Fee
Mortgage Rate:	5.154%			Property Manager:	Self-managed
Note Date:	August 15, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	September 6, 2023			2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	September 6, 2043			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	100.0% (9/1/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing ARD			3rd Most Recent NOI(2):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (2):	NAV
Call Protection:	L(24),GRTR 1% or YM(89),O(7)			Most Recent NOI (2):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$3,440,467
Additional Debt Type:	NAP			U/W Expenses:	$103,214
				U/W NOI:	$3,337,253
				U/W NCF:	$2,741,291
Escrows and Reserves(1):				U/W NOI DSCR :	2.06x
				U/W NCF DSCR:	1.69x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	13.5%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	11.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$38,300,000
Replacement Reserves	$0	Springing	$1,500,000	As-Is Appraisal Valuation Date:	August 1, 2013
TI/LC	$0	Springing	$2,500,000	Cut-off Date LTV Ratio:	64.5%
Prepaid Rent Reserve	$7,275,482	$0	NAP	LTV Ratio at Maturity or ARD:	53.3%

(1)	See “Escrows” section.
(2)	Historical financial data is not available as the Sherwood Distribution Center was acquired in August 2013.

The Mortgage Loan.  The mortgage loan (the “Sherwood Distribution Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an industrial warehouse building located in Warren, Michigan (the “Sherwood Distribution Center Property”).  The Sherwood Distribution Center Mortgage Loan was originated on August 15, 2013 by The Royal Bank of Scotland.  The Sherwood Distribution Center Mortgage Loan had an original principal balance of $24,700,000, has an outstanding principal balance as of the Cut-off Date of $24,700,000 and accrues interest at an interest rate of 5.154% per annum.  The Sherwood Distribution Center Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the Anticipated Repayment Date (“ARD”).  The ARD is September 6, 2023 and the final maturity date is September 6, 2043.  In the event the Sherwood Distribution Center Mortgage Loan is not paid in full on or before the ARD, the Sherwood Distribution Center Mortgage Loan will accrue interest at an interest rate equal to the greater of (i) the initial interest rate plus 3.0% and (ii) the treasury rate plus 3.0% per annum, and will have a remaining term of 240 months.  The occurrence of the ARD without the repayment of the Sherwood Distribution Center Mortgage Loan automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the outstanding principal balance.

Following the lockout period, the borrower has the right to prepay the Sherwood Distribution Center Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid on any date before March 6, 2023.  In addition, the Sherwood Distribution Center Mortgage Loan is prepayable without penalty on or after March 6, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

Sources and Uses

Sources			Uses
Original loan amount	$24,700,000	64.3%	Purchase price(1)	$38,000,000	99.0%
Sponsor’s new cash contribution	13,694,811	35.7	Closing costs	394,811	1.0
Total Sources	$38,394,811	100.0%	Total Uses	$38,394,811	100.0%

(1)	The purchase price included a $7.3 million reserve that the seller deposited into a lender controlled account to be released to the borrower upon the tenant paying full rent.

The Property. The Sherwood Distribution Center Property is a 1,178,485 square foot warehouse property located in Warren, Michigan proximate to several Chrysler and General Motors automobile and truck plants.  Chrysler Group, LLC (“Chrysler”) has been a tenant at the Sherwood Distribution Center Property since 1965 and utilizes the Sherwood Distribution Center Property as one of four mission critical national parts distribution centers, which supply Chrysler’s dealer network with all required repair and replacement parts.  The Sherwood Distribution Center Property was built in 1950 and renovated in 2000.  The Sherwood Distribution Center Property is situated on 64.4 acres and has 600 parking spaces resulting in a parking ratio of 0.5 spaces per 1,000 square feet of rentable area.  Additionally, there are approximately 330 trailer parking spaces.  There are a total of 41 dock doors of which 22 are exterior and 19 are interior.  The majority of the warehouse areas have clear heights of approximately 35 feet with a low clear height of 24 feet and a high clear height of 40 feet. The lease has two seven-year renewal options with 12 months written notice and rent increases equal to the greater of (i) 2% or (ii) 95% of the then-fair market rent of the premises with market rate annual increases. As of September 1, 2013, the Sherwood Distribution Center Property was 100% occupied by Chrysler. Fiat S.p.A. is the majority owner of Chrysler. Chrysler recently reported increasing U.S. sales for 41 consecutive months year-over-year.

The following table presents certain information relating to the tenancy at the Sherwood Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Chrysler Group, LLC	NR/B1/B+	1,178,485	100.0%	$3.18	$3,743,707	100.0%	8/31/2023

Occupied Collateral Total		1,178,485	100.0%	$3.18	$3,743,707	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Chrysler pays $0.13 per square foot for the first two years of the lease. Beginning September 2015, annual rent increases to $3.30 per square foot per annum with rent increases equal to the greater of (i) 2% or (ii) 95% of the then-fair market rent of the Sherwood Distribution Center Property with market rate annual increases.  The seller escrowed $7,275,482 ($6.17 per square foot) in a lender controlled account to be released to the borrower upon the tenant paying full rent. The Annual U/W Base Rent PSF of $3.18 includes $0.13 from the tenant and $3.05 which is the allocated portion of the Prepaid Rent Reserve.

The following table presents certain information relating to the lease rollover schedule at the Sherwood Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	1	1,178,485	100.0%	1,178,485	100.0%	$3,743,707	$3.18
Thereafter	0	0	0.0%	1,178,485	100.0%	$0	$0.00
Vacant	0	0	0.0%	1,178,485	100.0%	$0	$0.00
Total/Weighted Average	1	1,178,485	100.0%			$3,743,707	$3.18

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

The following table presents historical occupancy percentages at the Sherwood Distribution Center Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	9/1/2013

100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sherwood Distribution Center Property:

Cash Flow Analysis(1)

	In Place	U/W	U/W $ per SF
Base Rent	$3,743,707(2)	$3,743,707	$3.18
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(303,240)(3)	(0.26)
Effective Gross Income	$3,743,707	$3,440,467	$2.92

Total Operating Expenses	0	$103,214	$0.09

Net Operating Income	$3,743,707	$3,337,253	$2.83
TI/LC	0	301,340	0.26
Capital Expenditures	0	294,621	0.25
Net Cash Flow	$3,743,707	$2,741,291	$2.33

NOI DSCR	2.31x	2.06x
NCF DSCR	2.31x	1.69x
NOI DY	15.2%	13.5%
NCF DY	15.2%	11.1%

(1)	No historical financial information is available as the sponsor purchased the property in August 2013.
(2)	Includes the abated rent of $147,300 and the allocated portion of the Prepaid Rent Reserve.
(3)	The underwritten economic vacancy is 8.1%. The Sherwood Distribution Center was 100.0% physically occupied as of September 1, 2013.

Appraisal.  As of the appraisal valuation date of August 1, 2013, the Sherwood Distribution Center Property had an “as-is” appraised value of $38,300,000.  In addition, the appraiser concluded a hypothetical “go dark” value of $15,300,000.

Environmental Matters.  The Phase I and Phase II environmental site assessments (“ESAs”) revealed that historic industrial activities, the use of fourteen underground storage tanks, and historic fill material, resulted in soil and groundwater contamination including petroleum and other hydrocarbons, metals, and polychlorinated biphenyls.  A related Michigan Baseline Environmental Assessment (“BEA”) and a related due care plan to prevent the exacerbation of any existing contamination and allow for the intended use of the Sherwood Distribution Center Property in a manner that protects public health and safety (the “Michigan Due Care Plan”) were prepared and concluded that soil and groundwater impacts appear to have been largely localized (although historic fill may have resulted in soil impacts throughout the property) and that no contaminants were detected in concentrations exceeding acceptable indoor air criteria.  The ESAs concluded that no further action was warranted other than:  (1) complete investigations and prepare and submit the BEA to the Michigan Department of Environmental Quality in order to document existing contamination at the time that the borrower acquires the Sherwood Distribution Center Property; (2) implement the Michigan Due Care Plan as required by Michigan law in order to prevent exacerbation of the existing contamination and allow for the intended use of the Sherwood Distribution Center Property in a manner that protects public health and safety; (3) abate any leakage from electrical transformers that were observed on stained foundation pads; and (4) remove one drum of soil sampling wastes.

Market Overview.  The Sherwood Distribution Center Property is located in Warren, Michigan approximately 7.5 miles north of the Detroit central business district.  The Sherwood Distribution Center Property is located approximately 2.2 miles south of Interstate 696, the primary east-west highway for the region which connects with Interstate 75 and Interstate 94.  According to the appraisal, the Sherwood Distribution Center Property is located within the Detroit industrial market and East Corridor submarket. The Detroit warehouse/distribution market had a direct vacancy of 10.6% and direct average asking rents of $4.08 per square foot on a triple net basis, as of the first quarter 2013.  The East Corridor warehouse/distribution submarket had a direct vacancy of 8.1% and direct average asking rents of $3.66 per square foot on a triple net basis, as of the first quarter 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

The following table presents certain information relating to comparable industrial/warehouse properties for the Sherwood Distribution Center Property.

Competitive Set(1)

	Sherwood Distribution Center (Subject)	28201-28251 Van Dyke Avenue	27651 Hildebrandt Road	27767 George Merrelli Drive	3800 Lapeer Road	12701 Southfield Road
Location	Warren, MI	Warren, MI	Romulus, MI	Warren, MI	Auburn Hills, MI	Detroit, MI
Distance from Subject	--	4.6 miles	26.6 miles	4.6 miles	26.2 miles	13.6 miles
Properties Type	Industrial	Industrial	Industrial	Industrial	Industrial	Industrial
Year Built/Renovated	1950/2000	1941/2006	2006/NAP	2005/NAP	2005/NAP	1968/NAP
Total GLA	1,178,485 SF	1,251,571	302,832	150,000	167,526	480,000
Total Occupancy	100%	100%	100%	100%	100%	100%

(1)	Information obtained from the appraisal.

The Borrower.  The borrower is AGNL Cars, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sherwood Distribution Center Mortgage Loan. The borrower is ultimately controlled by AG Net Lease II Corp., the guarantor of certain nonrecourse carveouts under the Sherwood Distribution Center Mortgage Loan.

The Sponsor.  The sponsor is AG Net Lease II Corp (“AG Net Lease”), a subsidiary of Angelo, Gordon & Co.  AG Net Lease is a real estate investment firm that focuses on the management, acquisition, financing, disposition, leasing and construction of commercial real estate throughout North America and select international markets.  The company began investing in commercial real estate in 1993 and has acquired over $13 billion of properties with transactions ranging from $5.0 million to $200.0 million.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $7,275,482, which the seller put into a lender controlled account, to pay for rent concessions provided to the tenant under the existing Major Lease (as defined below). Monthly taxes, insurance, replacement and tenant improvement and leasing commission reserves are not required as long as no Cash Management Period (as defined below) has occurred and is continuing.

Lockbox and Cash Management.  The Sherwood Distribution Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the tenant to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence (i) if an event of default has occurred and is continuing; (ii) if the debt service coverage ratio is less than 1.50x as of the end of any calendar quarter; or (iii) upon the commencement of a Lease Sweep Period (as defined below). A Cash Management Period will end, with respect to clause (i) above, with the cure of such event of default; with respect to clause (ii) above, upon the achievement of a debt service coverage ratio of 1.50x for two consecutive calendar quarters; and with respect to clause (iii) above, when such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date under the Sherwood Distribution Center Mortgage Loan following the occurrence of any of the following: (i) any Major Lease at the Sherwood Distribution Center Property is surrendered, cancelled or terminated prior to its then-current expiration date; (ii) if any tenant under a Major Lease discontinues its business at the premises or gives notice that it intends to discontinue its business; (iii) upon the occurrence of an insolvency proceeding by any tenant under a Major Lease; and (iv) the date that is 12 months prior to the end of the term (including any renewal terms) of any Major Lease.  A Lease Sweep Period will end upon the earlier to occur of (a) the date on which an amount equal to $11,784,850 has been collected or (b) with regards to a Lease Sweep Period triggered by (i) above, the date on which such space has been fully leased pursuant to a replacement lease and all associated expenses have been paid in full; with respect to clause (ii) above, when the tenant under the Major Lease commences operations again at its premises in accordance with the terms of the Major Lease; with respect to clause (iii) above, if the applicable insolvency proceeding regarding the tenant under the applicable Major Lease has terminated and the applicable Major Lease has been affirmed, assumed or assigned in accordance with the applicable bankruptcy code; and with respect to clause (iv) above, the date on which any tenant under such Major Lease exercises its renewal or extension option.

A “Major Lease” is defined as the Chrysler Lease and any other lease entered into which demises more than 20% of the leasable area of the Sherwood Distribution Center Property.

Property Management.  The Sherwood Distribution Center Property is managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHERWOOD DISTRIBUTION CENTER

Assumption.  The borrower has the right to transfer all, but not less than all, of the Sherwood Distribution Center Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the lender has received confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  The borrower may obtain a release of certain immaterial or non-income producing portions of the Sherwood Distribution Center Property from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; and (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Sherwood Distribution Center Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

HILTON GARDEN INN – ISSAQUAH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN – ISSAQUAH

Hilton Garden Inn - Issaquah
1800 Northwest Gilman Boulevard
Issaquah, WA 98027
Kirkland
Redmond
Downtown Redmond
Redmond Town Center
Microsoft Millennium Campus
Union Hill
Willows Run Golf Course
Warren Magnuson Park
Kirkland Parkplace
Northwest University (Washington)
Bridle Trails State Park
Bellevue Muni. Golf Course
Marymoor Park
Evergreen Point Floating Bridge
Clyde Hill
Overlake Golf and Country Club
Medina
Microsoft World Headquarters
Overlake Fashion Plaza
NE 40th St.
NE 24th St.
NE 8th St.
Overlake Hospital Medical Ctr.
Bellevue Square
Crossroads Bellevue
Downtown Bellevue
Glendale Golf and Country Club
Kelsey Creek Park
Lake Washington
Lake Sammamish
Sahalee Golf and Country Club
Sammamish Highlands Center
The Plateau Club
Sammamish
BELLEVUE
Bellefield Office Park
Mercer Slough Nature Park
Bellevue Community College
I-90 Bellevue Business Park
Pine Lake Village
SE 32nd St.
Downtown Seattle 4 miles
Mercer Island
Newport Corporate Center
Eastgate
Marketplace @ Factoria
Klahanie
Klahanie Shopping Center
Seward Park
SEATTLE
Lake Sammamish State Park
Lakemont Park
KING COUNTY
Cougar Mtn. Zoo
Costco Headquarters
Pioneer Park
Coal Creek Park
The Golf Club at Newcastle
Issaquah Commons
Gilman Village
Swedish Medical Center
Issaquah
Olde Town
Newcastle
Cougar Mtn. Regional Wildland Park
Tiger Mountain State Forest
May Creek Park
May Valley County Park
The Landing in Renton
Renton Municipal Airport
Renton Stadium
NE 4th St.
Tukwila
Renton Shopping Ctr.
East Renton Highlands
Renton
Westfield Southcenter
TUKWILA
Sea-Tac Intl. Airport 1 mile
Fairwood
Fairwood Golf and Country Club
Petrovitsky Rd.
Tacoma 21 miles
SOUNDER COMMUTER RAIL
Union Hill Rd.
Redmond-Fall City Rd.
Avondale Rd.
E. Lake Sammamish Pkwy.
W. Lake Sammamish Pkwy.
Issaquah-Fall City Rd.
Renton-Maple Valley Hwy.
Forest Dr.
Coal Creek Pkwy.
Lakemont Blvd.
Front St.
E. Mercer Way
Rainier Ave.
Renton Ave.
Beacon Ave.
Bellevue Way
132nd Ave. NE
140th Ave. NE
148th Ave. NE
156th Ave. NE
164th Ave. SE
208th Ave. NE
212th Ave. SE
228th Ave. SE
116th Ave. SE
Edmonds Ave.
164th Ave. SE
Marysville
Everett
SEATTLE
Redmond
Kirkland
Bellevue
Sammamish
Issaquah
Renton
Kent
Federal Way
Auburn
TACOMA
Lakewood
South Hill
Shoreline
Edmonds
CASCADE RANGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hilton Garden Inn – Issaquah

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$23,825,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$23,825,000	Location:	Issaquah, WA
% of Initial Pool Balance:	2.3%	Size:	179 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$133,101
Borrower Name:	K&K Hotel, LLC	Year Built/Renovated:	2007/NAP
Sponsor:	Rowley Properties, Inc.	Title Vesting:	Fee
Mortgage Rate:	5.370%	Property Manager:	THG Management WA, LLC
Note Date:	August 16, 2013	3rd Most Recent Occupancy (As of):	64.1% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	67.8% (12/31/2011)
Maturity Date:	September 1, 2023	Most Recent Occupancy (As of):	73.8% (12/31/2012)
IO Period:	None	Current Occupancy (As of):	74.9% (TTM 7/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Actual/360	3rd Most Recent NOI (As of):	$2,253,578 (12/31/2011)
Interest Accrual Method:	Amortizing Balloon	2nd Most Recent NOI (As of):	$2,844,588 (12/31/2012)
Call Protection:	L(24),D(92),O(4)	Most Recent NOI (As of):	$3,132,553 (TTM 7/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$8,240,071
Additional Debt Type:	NAP	U/W Expenses:	$5,185,863
U/W NOI:	$3,054,208
U/W NCF:	$2,724,605
U/W NOI DSCR:	1.76x
Escrows and Reserves(1):	U/W NCF DSCR:	1.57x
U/W NOI Debt Yield:	12.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.4%
Taxes	$0	$13,636	NAP	As-Is Appraised Value:	$35,700,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 24, 2013
FF&E	$0	(1)	(1)	Cut-off Date LTV Ratio:	66.7%
Seasonality Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	50.6%

(1)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “Hilton Garden Inn – Issaquah Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a four-story, full service hotel located in Issaquah, Washington (the “Hilton Garden Inn – Issaquah Property”).  The Hilton Garden Inn – Issaquah Mortgage Loan was originated on August 16, 2013 by Wells Fargo Bank, National Association.  The Hilton Garden Inn – Issaquah Mortgage Loan had an original balance of $23,825,000, has an outstanding balance as of the Cut-off Date of $23,825,000 and accrues interest at an interest rate of 5.370% per annum.  The Hilton Garden Inn – Issaquah Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 25-year amortization schedule.  The Hilton Garden Inn – Issaquah Mortgage Loan matures on September 1, 2023.

Following the lockout period, the borrower has the right to defease the Hilton Garden Inn – Issaquah Mortgage Loan in whole, but not in part, on any date before June 1, 2023.  In addition, the Hilton Garden Inn – Issaquah Mortgage Loan is prepayable without penalty on or after June 1, 2023.

Sources and Uses

Sources			Uses
Original loan amount	$23,825,000	100.0%	Loan payoff	$17,372,000	72.9%
			Closing costs	342,580	1.4
			Return of equity	6,110,421	25.6
Total Sources	$23,825,000	100.0%	Total Uses	$23,825,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN – ISSAQUAH

The Property.  The Hilton Garden Inn – Issaquah Property is a four-story full service hotel, which was built in 2007 and is located in Issaquah, Washington.  The Hilton Garden Inn – Issaquah Property offers 179 guest rooms, including 107 king guest rooms, 66 double queen guestrooms and six suites.  Each guest room includes a flat panel television, dresser, desk and sofa or chair.  Amenities at the Hilton Garden Inn – Issaquah Property include an indoor pool and hot tub, fitness room, approximately 3,000 square feet of meeting space, guest pantry and guest laundry facilities.  The Hilton franchise agreement expires on January 31, 2027.

Operating History and Underwritten Net Cash Flow. The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hilton Garden Inn – Issaquah Property:

Cash Flow Analysis

	2011	2012	TTM 7/31/2013	U/W	U/W $ per Room
Occupancy	67.8%	73.8%	74.9%	74.9%
ADR	$130.24	$134.77	$141.54	$141.54
RevPAR	$88.34	$99.40	$106.08	$106.08

Total Revenue	$6,797,335	$7,765,720	$8,240,071	$8,240,071	$46,034
Total Department Expenses	1,992,886	2,172,757	2,248,824	2,248,824	$12,563
Gross Operating Profit	$4,804,449	$5,592,963	$5,991,247	$5,991,247	$33,471

Total Undistributed Expenses	2,278,632	2,447,291	2,535,359	2,535,359	$14,164
Profit Before Fixed Charges	$2,525,817	$3,145,672	$3,455,888	$3,455,888	$19,307

Total Fixed Charges	272,239	301,084	323,335	401,680	$2,244

Net Operating Income	$2,253,578	$2,844,588	$3,132,553	$3,054,208	$17,063
FF&E	0	0	0	329,603	$1,841
Net Cash Flow	$2,253,578	$2,844,588	$3,132,553	$2,724,605	$15,221

NOI DSCR	1.30x	1.64x	1.81x	1.76x
NCF DSCR	1.30x	1.64x	1.81x	1.57x
NOI DY	9.5%	11.9%	13.1%	12.8%
NCF DY	9.5%	11.9%	13.1%	11.4%

Appraisal. As of the appraisal valuation date of June 24, 2013, the Hilton Garden Inn – Issaquah Property had an “as-is” appraised value of $35,700,000.

Environmental Matters. According to the Phase I environmental assessment dated June 24, 2013, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn – Issaquah Property.

Market Overview and Competition.  The Hilton Garden Inn – Issaquah Property is situated just south of Interstate 90, approximately 18 miles east of the Seattle central business district and eight miles southeast of downtown Bellevue.  The city of Issaquah has undergone significant development over the last several decades and is home to office users including Boeing, Microsoft and Costco.  The Costco international headquarters office is located in the Pickering Place development, a 1.7 million square foot mixed-use facility located approximately one mile northeast of the Hilton Garden Inn – Issaquah Property.  Through a development agreement with the city of Issaquah, Costco plans to add approximately 1.5 million square feet of office space and approximately 2,000 additional employees.  According to the appraisal, the estimated market segmentation mix at the Hilton Garden Inn – Issaquah Property is 65% commercial, 20% group and 15% leisure.

The following table presents certain information relating to the Hilton Garden Inn – Issaquah Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Garden Inn – Issaquah			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
6/30/2013 TTM	75.4%	$113.64	$85.70	74.4%	$140.63	$104.66	98.7%	123.8%	122.1%
6/30/2012 TTM	73.2%	$106.93	$78.26	71.3%	$130.76	$93.20	97.4%	122.3%	119.1%
6/30/2011 TTM	68.4%	$105.09	$71.86	65.3%	$130.38	$85.19	95.6%	124.1%	118.6%

(1)
Information obtained from a third party hospitality research report dated July 18, 2013.  According to such third party hospitality report, the Competitive Set includes the following hotels: Holiday Inn Seattle Issaquah, Embassy Suites Seattle Bellevue, Extended Stay America Seattle Bellevue Factoria, Larkspur Landing Bellevue and Silver Cloud Hotel Bellevue Eastgate.

The Borrower.  The borrower is K&K Hotel, LLC, a Delaware limited liability company and single purpose entity.  Rowley Properties, Inc., the loan sponsor, is the guarantor of certain nonrecourse carveouts under the Hilton Garden Inn – Issaquah Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON GARDEN INN – ISSAQUAH

The Sponsor.  The sponsor is Rowley Properties, Inc. (“Rowley”), a family-owned and operated property management and development firm that purchases, develops, leases and manages commercial real estate properties throughout western Washington.  Rowley’s portfolio includes 30 flex and light industrial buildings, 18 self storage facilities, seven office buildings, two apartment complexes and four retail ground leases.

Escrows.  The loan documents provide for an ongoing monthly reserve in the amount of $13,636 for real estate taxes and an ongoing monthly FF&E reserve equal to the greater of 1/12th of 4.0% of total revenue or $27,110 (capped at $1,500,000 as long as the borrower maintains a quality assurance index score of at least 80% on each franchisor quality assurance report).  Ongoing monthly reserves for insurance are not required as long as the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) a blanket insurance policy is in full force and effect in accordance with the loan documents; and (iii) borrower provides the lender with evidence of timely payment of insurance premiums when due.  In addition, if during January, February and March (the “First Quarter”) of any calendar year, the Quarterly Seasonality Shortfall (as defined below) is greater than $50,000, a monthly reserve is required, commencing on the monthly payment date occurring in April of such calendar year, in an amount sufficient to accrue an amount equal to 125% of the Quarterly Seasonality Shortfall from the First Quarter by the monthly payment date occurring in December of such calendar year.  In addition, if during October, November and December (the “Fourth Quarter”) of any calendar year, the Quarterly Seasonality Shortfall is greater than $50,000, a monthly reserve is required, commencing on the monthly payment date occurring in January of the following calendar year, in an amount sufficient to accrue an amount equal to 125% of the Quarterly Seasonality Shortfall from the Fourth Quarter by the monthly payment date occurring in September of the following calendar year.

A “Quarterly Seasonality Shortfall” is a deficit, if any, of (i) the aggregate EBITDA from the operating statement of a calendar quarter compared to (ii) the sum of (x) 4% of total revenue from such calendar quarter and (y) the aggregate debt service due in such calendar quarter.

Lockbox and Cash Management.  Upon the occurrence of a Cash Management Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower and property manager are required to deposit all receipts payable within one business day of receipt.  Following a Cash Management Trigger Event and prior to a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept to the borrower’s operating account.  During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled cash flow subaccount monthly.

A “Cash Management Trigger Event” will occur upon the earlier of (i) the occurrence of an event of default, provided such event of default is not cured within 30 days, or (ii) the debt service coverage ratio falling below 1.30x at the end of any calendar quarter.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio falling below 1.25x at the end of any calendar quarter.  A Cash Trap Event Period will end, with respect to clause (i) above, upon the cure of such event of default and with respect to clause (ii) above, upon the debt service coverage ratio being equal to or greater than 1.30x for two consecutive calendar quarters.

Property Management.  The Hilton Garden Inn – Issaquah Property is managed by THG Management WA, LLC.

Assumption.  The borrower has a two-time right to transfer the Hilton Garden Inn – Issaquah Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Garden Inn – Issaquah Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WP CAREY SELF STORAGE PORTFOLIO II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO II

Rome
Roswell
Athens
Winder
Anniston
ATLANTA
AUGUSTA
Columbia
SOUTH CAROLINA
Myrtle Beach
LaGrange
MACON
Auburn
Dublin
Charleston
COLUMBUS
Beaufort
MONTGOMERY
Vidalia
Hilton Head Island
Eufaula
GEORGIA
Savannah
ALABAMA
Albany
Ozark
Dothan
Waycross
St. Simons
Atlantic Ocean
Bainbridge
Valdosta
St. Marys
TALLAHASSEE
JACKSONVILLE
Panama City
FLORIDA
St. Augustine
Gainesville
Ocala
Daytona Beach
Gulf of Mexico
ORLANDO
TAMPA
Melbourne
Clearwater
Palm Bay
Lakeland
ST. PETERSBURG

Platteville
Janesville
Racine
Burlington
WISCONSIN
Kenosha
Beloit
Galena
Machesney Park
Loves Park
Zion
McHenry
Waukegan
Lake Michigan
Freeport
Belvidere
Crystal Lake
ROCKFORD
Highland Park
Palatine
Schaumburg
Evanston
IOWA
DeKalb
Clinton
Dixon
Wheaton
Sterling
CHICAGO
AURORA
Oak Lawn
NAPERVILLE
Gary
Bolingbrook
Davenport
JOLIET
Moline
Peru
Ottawa
Kewanee
ILLINOIS
Bourbonnais
Kankakee
Galesburg
IN
Pontiac
PEORIA
East Peoria
Pekin
Normal
Bloomington

WP Carey Self Storage Portfolio II		
1	College Park	Orlando, FL
2	Kuawa Self Storage	Hilo, HI
3	Quality Self Storage	Clearwater, FL
4	Bakersfield Central	Bakersfield, CA
5	Peoria	Peoria, IL
6	Apalachee	Winder, GA
7	East Peoria	East Peoria, IL
8	Borego	Victorville, CA
9	Foxborough	Victorville, CA
10	Forest Hills	Loves Park, IL

Honoka'a
Waimea
Laupahoehoe
Pepe'ekeo
Pacific Ocean
Hilo Bay
HILO
Island of Hawaii
HAWAII COUNTY
Kea'au
Kurtistown
Kapoho
Mountain View
Volcano
Kaimu
HAWAII VOLCANOES NATL. PARK
KA'U DESERT
KAU FOREST RESERVE

Delano
DEATH VALLEY NATL. PARK
SEQUOIA NATL FOREST
Ridgecrest
BAKERSFIELD
KERN COUNTY
SAN BERNARDINO COUNTY
Barstow
SANTA BARBARA COUNTY
LOS PADRES NATL. FOREST
Lancaster
LOS ANGELES COUNTY
Victorville
VENTURA COUNTY
Palmdale
Santa Clarita
Hesperia
Ventura
ANGELES NATL. FOREST
Thousand Oaks
SAN BERNARDINO NATL. FOREST
Oxnard
Burbank
Pasadena
SAN BERNARDINO
CHANNEL ISLANDS NATL. PARK
Santa Monica
LOS ANGELES
Ontario
Moreno Valley
RIVERSIDE
LONG BEACH
ANAHEIM
Palm Springs
SANTA ANA
RIVERSIDE COUNTY
Pacific Ocean
Irvine
Temecula
San Clemente
SAN DIEGO COUNTY
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – WP Carey Self Storage Portfolio II

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$22,572,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$22,572,000			Location:	Various – See Table
% of Initial Pool Balance:	2.2%			Size:	642,819 SF
Loan Purpose(1):	Various			Cut-off Date Principal Balance Per SF:	$35.11
Borrower Name:	National Storage 17 (Multi) LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Corporate Property Associates 17 – Global Incorporated			Title Vesting:	Fee
Mortgage Rate:	4.930%			Property Manager:	Various(3)
Note Date:	August 7, 2013			3rd Most Recent Occupancy (As of)(4):	NAV (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	77.7% (12/31/2011)
Maturity Date:	September 1, 2023			Most Recent Occupancy (As of):	75.6% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	78.4% (5/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,536,108 (Various)(5)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,500,059 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,635,696 (Various)(5)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$4,734,413
Additional Debt Type:	NAP			U/W Expenses:	$2,325,594
				U/W NOI:	$2,408,819
				U/W NCF:	$2,312,667
				U/W NOI DSCR:	1.67x
Escrows and Reserves(2):				U/W NCF DSCR:	1.60x
				U/W NOI Debt Yield:	10.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	10.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$36,050,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Replacement Reserves	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.6%
Deferred Maintenance	$114,244	$0	NAP	LTV Ratio at Maturity or ARD:	57.7%

(1)	See “Sources and Uses” section.
(2)	See “Escrows” section.
(3)	See “Property Management” section.
(4)	See “Historical Occupancy” section.
(5)	See “Cash Flow Analysis” section.
(6)	See “Appraisal” section.

The Mortgage Loan.  The mortgage loan (the “WP Carey Self Storage Portfolio II Mortgage Loan”) is evidenced by a single promissory note that is secured by first mortgages encumbering 10 self storage properties located in five states (the “WP Carey Self Storage Portfolio II Properties”).  The WP Carey Self Storage Portfolio II Mortgage Loan was originated on August 7, 2013 by Wells Fargo Bank, National Association.  The WP Carey Self Storage Portfolio II Mortgage Loan had an original principal balance of $22,572,000, has an outstanding principal balance as of the Cut-off Date of $22,572,000 and accrues interest at an interest rate of 4.930% per annum.  The WP Carey Self Storage Portfolio II Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule.  The WP Carey Self Storage Portfolio II Mortgage Loan matures on September 1, 2023.

Following the lockout period, the borrower has the right to defease the WP Carey Self Storage Portfolio II Mortgage Loan in whole or in part on any day before June 1, 2023.  In addition, the WP Carey Self Storage Portfolio II Mortgage Loan is prepayable without penalty on or after June 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO II

Sources and Uses(1)(2)

Sources			Uses
Original loan amount	$22,572,000	66.2%	Loan payoff	$13,349,079	39.1%
Sponsor’s new cash contribution	11,527,021	33.8	Purchase price	19,930,000	58.4
			Reserves	114,244	0.3
			Closing costs	705,698	2.1
Total Sources	$34,099,021	100.0%	Total Uses	$34,099,021	100.0%
(1)	The WP Carey Self Storage Portfolio II Mortgage Loan provided acquisition financing for the College Park, Kuawa Self Storage, Quality Self Storage and Apalachee properties.
(2)	Eight of the WP Carey Self Storage Portfolio II Properties were previously securitized – three in BSCMS 2006-PWR14, three in MSC 2007-T25, one in GECMC 2006-C1 and one in BACM 2006-2.

The Properties.  The WP Carey Self Storage Portfolio II Mortgage Loan is secured by the fee interests in 10 self storage properties totaling 642,819 rentable square feet and located in five states:  California (3), Illinois (3), Florida (2), Georgia (1) and Hawaii (1).  The WP Carey Self Storage Portfolio II Properties range in size from 41,266 square feet to 92,041 square feet and as of May 31, 2013 and the WP Carey Self Storage Properties were 78.4% occupied.

The following table presents certain information relating to the WP Carey Self Storage Portfolio II Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
College Park – Orlando, FL	$4,160,000	18.4%	85.1%	2000/NAP	75,166	$6,400,000
Kuawa Self Storage – Hilo, HI	$3,965,000	17.6%	80.9%	2008/NAP	41,266	$6,100,000
Quality Self Storage – Clearwater, FL	$2,879,500	12.8%	88.7%	2001/NAP	53,320	$3,900,000
Bakersfield Central – Bakersfield, CA	$2,500,000	11.1%	88.1%	1971/NAP	72,110	$4,400,000
Peoria – Peoria, IL	$2,230,000	9.9%	76.4%	1990/NAP	92,041	$3,450,000
Apalachee – Winder, GA	$1,842,000	8.2%	67.4%	1997/2006	70,340	$2,900,000
East Peoria – East Peoria, IL	$1,775,000	7.9%	82.5%	1986/NAP	72,221	$2,700,000
Borego – Victorville, CA	$1,200,000	5.3%	60.3%	1990/NAP	53,955	$2,450,000
Foxborough – Victorville, CA	$1,020,500	4.5%	68.9%	1990/NAP	54,114	$2,100,000
Forest Hills – Loves Park, IL	$1,000,000	4.4%	83.2%	1978/NAP	58,286	$1,650,000
Total/Weighted Average	$22,572,000	100.0%	78.4%		642,819	$36,050,000

The following table presents historical occupancy percentages at the WP Carey Self Storage Portfolio II Properties:

Historical Occupancy(1)

12/31/2010(2)	12/31/2011	12/31/2012	5/31/2013
NAV	77.7%	75.6%	78.4%

(1)	Information obtained from the borrowers.
(2)	2010 aggregate occupancy was not available due to lack of historical information provided by the seller.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO II

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the WP Carey Self Storage Portfolio II Properties:

Cash Flow Analysis

	2011 & 10/31/2011 Annualized(1)	2012	TTM 4/30/2013 & 5/31/2013(2)	U/W	U/W $ per SF
Base Rent	$4,407,229	$4,589,023	$4,709,067	$4,748,850	$7.39
Grossed Up Vacant Space	0	0	0	1,390,344	2.16
Less Concessions	(101,831)	(344,544)	(329,180)	(329,202)	(0.51)
Other Income	367,474	324,116	328,565	328,565	0.51
Less Vacancy & Credit Loss	0	0	0	(1,404,144)(3)	(2.18)
Effective Gross Income	$4,672,872	$4,568,594	$4,708,453	$4,734,413	$7.37

Total Operating Expenses	$2,108,355	$2,068,534	$2,072,757	$2,325,594	$3.62

Net Operating Income	$2,564,517	$2,500,060	$2,635,696	$2,408,819	$3.75
TI/LC	0	0	0	0	0.00
Capital Expenditures	6,000	6,000	6,000	96,152	0.15
Net Cash Flow	$2,558,517	$2,494,060	$2,629,696	$2,312,667	$3.60

NOI DSCR	1.78x	1.73x	1.83x	1.67x
NCF DSCR	1.77x	1.73x	1.82x	1.60x
NOI DY	11.4%	11.1%	11.7%	10.7%
NCF DY	11.3%	11.0%	11.7%	10.2%

(1)
The 2011 Net Operating Income and Net Cash Flow were based on annualizing the income and expenses through October 31, 2011 for the following WP Carey Self Storage Portfolio II Properties: Bakersfield Central, Peoria, East Peoria, Borego, Foxborough and Forest Hills. The 2011 Net Operating Income and Net Cash Flow for the other nine WP Carey Self Storage Portfolio II Properties were based on year-end 2011 financials.

(2)
The trailing 12-month Net Operating Income and Net Cash Flow for the College Park property were based on the trailing 12 months ending April 30, 2013.  The trailing 12-month Net Operating Income and Net Cash Flow for the other WP Carey Self Storage Portfolio II Properties were based on the trailing 12 months ending May 31, 2013.

(3)	The underwritten economic vacancy is 22.9%. The WP Carey Self Storage Portfolio II Properties were 78.4% physically occupied as of May 31, 2013.

Appraisal.  As of the appraisal valuation dates ranging from June 14, 2013 through July, 3 2013 the WP Carey Self Storage Portfolio II Properties had an aggregate “as-is” appraised value of $36,050,000.

Environmental Matters.  According to Phase I environmental assessments dated June 17, 2013 through July 10, 2013, there was no evidence of any recognized environmental conditions at the WP Carey Self Storage Portfolio II Properties.

The Borrower.  The borrower is National Storage 17 (Multi) LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Corporate Property Associates 17 – Global Incorporated (“CPA 17”), the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the WP Carey Self Storage Portfolio II Mortgage Loan.

The Sponsor.  The sponsor is CPA 17, a non-traded real estate investment trust.  The sponsor is managed by W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide.  Founded in 1973, W.P. Carey manages a global investment portfolio of approximately $15.4 billion.

Escrows.  The loan documents provide for an upfront escrow in the amount of $114,244 for deferred maintenance.  The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met:  (i) no event of default has occurred and is continuing and (ii) the borrower has provided the lender with proof of full payment of real estate taxes.  The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the WP Carey Self Storage Portfolio II Properties are covered by an acceptable blanket insurance policy; and (iii) the WP Carey Self Storage Portfolio II borrower provides the lender with evidence of renewal of the policies and proof of payment of the insurance premiums.  Upon the occurrence of an event of default and prior to a cure of the event of default, the borrower will be required to deposit $8,013 monthly into a replacement reserve escrow.

Lockbox and Cash Management.  Upon the occurrence of a Cash Trap Event Period (as defined below), the WP Carey Self Storage Portfolio II Mortgage Loan requires that a lender-controlled lockbox account be established and the borrower will direct all property managers to deposit all rents directly into such lockbox account.  The loan documents also require that upon an occurrence of a Cash Trap Event Period, all cash revenues and other monies received by the borrower or property managers relating to the WP Carey Self Storage Portfolio II Properties be deposited into the lockbox account within one business day.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the amortizing debt service coverage ratio for the trailing 12-month period falling below 1.20x at the end of any calendar quarter.  A Cash Trap Event Period will expire, with regard to circumstances in clause (i), upon the cure of such event of default; with regards to circumstances in clause (ii), the amortizing debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters (provided that an event of default has not occurred and is continuing).

Property Management.  The College Park, Kuawa Self Storage, Quality Self Storage, Bakersfield Central, Borego and Foxborough properties are managed by Extra Space Management Inc.  The Peoria, Apalachee, East Peoria and Forest Hills properties are managed by CubeSmart Asset Management, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WP CAREY SELF STORAGE PORTFOLIO II

Assumption.  The borrower has a two-time right to transfer the WP Carey Self Storage Portfolio II Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Partial Release.  Following the second anniversary of the issuance of the Series 2013-C16 Certificates, the borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including  (i) having the principal balance reduced by 115% of the released property’s allocated loan balance; (ii) the loan-to-value ratio with respect to the remaining properties will be no greater than 62.6%; (iii) the amortizing debt service coverage ratio with respect to the remaining properties will be no less than 1.77x; and (iv) the lender receives rating agency confirmation from Fitch, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C16 Certificates.

Real Estate Substitution.  The borrower may obtain a release of any individual WP Carey Self Storage Portfolio II Properties from the lien of the mortgage in connection with a substitution of a different property subject to the satisfaction of certain conditions, including without limitation (i) no event of default shall have occurred and be continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the applicable substitution property, and the loan-to-value ratio of the remaining properties must be no greater than 62.6%; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by lender in accordance with prudent lending standards; (iv) the assumed amortizing debt service coverage ratio for the remaining properties on a trailing 12-month basis shall be no less than the assumed amortizing debt service coverage ratio for the 12 months preceding the substitution; (v) the amortizing debt service coverage ratio for the trailing 12 months for the substituted property is equal to or greater than the amortizing debt service coverage ratio at origination for the released property; and (vi) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of WP Carey Self Storage Portfolio II Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Thanksgiving Park III

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,350,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,326,528			Location:	Lehi, UT
% of Initial Pool Balance:	2.1%			Size:	143,222 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$155.89
Borrower Name:	Tpark Three, LLC			Year Built/Renovated:	2012/NAP
Sponsors:	Nathan Ricks; Ron Lindorf			Title Vesting:	Fee
Mortgage Rate:	5.050%			Property Manager:	TGPark Management, LLC
Note Date:	July 3, 2013			3rd Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy(5):	NAV
Maturity Date:	August 1, 2023			Most Recent Occupancy (As of):	76.6% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	93.4% (6/21/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(5):	NAV
Call Protection:	L(25),D(91),O(4)			Most Recent NOI:	$128,452 (Annualized T-9 5/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,470,738
				U/W Expenses:	$1,003,784
				U/W NOI:	$2,466,954
Escrows and Reserves:				U/W NCF:	$2,114,166
				U/W NOI DSCR:	1.70x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.46x
Taxes	$236,317	$21,483	NAP	U/W NOI Debt Yield:	11.0%
Insurance(1)	$0	Springing	NAP	U/W NCF Debt Yield:	9.5%
Replacement Reserves	$0	$2,980	NAP	As-Is Appraised Value:	$29,800,000
TI/LC(2)	$0	$18,000	$645,000	As-Is Appraisal Valuation Date:	June 12, 2013
Rent Concession Reserve(3)	$153,817	$0	NAP	Cut-off Date LTV Ratio:	74.9%
Nature’s Sunshine Reserve(4)	$0	Springing	NAP	LTV Ratio at Maturity or ARD:	61.8%

(1)
Monthly insurance escrows are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the Thanksgiving Park III property is covered under a blanket insurance policy acceptable to the lender; and (iii) the borrower provides proof of timely payment of insurance premiums.

(2)	The TI/LC reserve cap does not apply if an event of default has occurred and is continuing or if the NCF debt yield falls below 8.0% for two consecutive calendar quarters.
(3)	Represents rent concessions for Vivint, Inc. from August 1, 2013 through September 30, 2013 ($89,988) and Infusion Software, Inc. from August 1, 2013 through December 31, 2013 ($63,829).
(4)	In the event Nature’s Sunshine Products fails to extend or renew its lease on its 56,486 square foot space by November 30, 2017, a monthly deposit of $97,000 is required for six months.
(5)	Historical occupancy and financials prior to 2012 are not available as the Thanksgiving Park III property was constructed in 2012.

The Thanksgiving Park III mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a five-story office building located in Lehi, Utah (the “Thanksgiving Park III Property”).  Built in 2012, the Thanksgiving Park III Property contains 143,222 square feet and is silver LEED certified. The Thanksgiving Park III Property is situated in the northern portion of Utah County, adjacent to Interstate 15 and approximately 22 miles south of the Salt Lake City central business district.  The Thanksgiving Park III Property has 565 parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area.  As of June 21, 2013, the Thanksgiving Park III Property was 93.4% occupied by five tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,350,000	100.0%	Loan payoff	$19,264,986	86.2%
			Reserves	390,134	1.7
			Closing costs	174,845	0.8
			Return of equity	2,520,035	11.3
Total Sources	$22,350,000	100.0%	Total Uses	$22,350,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THANKSGIVING PARK III

The following table presents certain information relating to the tenancies at the Thanksgiving Park III Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Nature’s Sunshine Products(1)	NR/NR/NR	65,492	45.7%	$24.66	$1,614,706	48.6%	Various(1)
Vivint, Inc.	NR/NR/NR	29,585	20.7%	$25.00	$739,625	22.3%	12/31/2018
Solarwinds Worldwide, Inc.	NR/NR/NR	15,688	11.0%	$25.00	$392,200	11.8%	12/31/2018(2)
NetDocuments	NR/NR/NR	14,564	10.2%	$25.00	$364,100	11.0%	2/28/2019
Infusion Software, Inc.	NR/NR/NR	8,394	5.9%	$25.00(3)	$209,850	6.3%	12/31/2018(4)
Occupied Collateral Total		133,723	93.4%	$24.83	$3,320,481	100.0%

Vacant Space		9,499	6.6%

Collateral Total		143,222	100.0%

(1)
Nature’s Sunshine Products leases two spaces: 56,486 square feet with an Annual U/W Base Rent PSF of $24.60 and lease expiration date of May 31, 2018; and 9,006 square feet with an Annual U/W Base Rent PSF of $25.00 and lease expiration date of November 30, 2017.

(2)
Solarwinds Worldwide, Inc. has a lease expiration date of March 31, 2015.  In preparation for future expansion needs, Vivint, Inc. has signed a lease to occupy this space commencing on April 1, 2015 with an Annual U/W Base Rent PSF of $26.00 PSF and a lease expiration date of December 31, 2018.

(3)	Infusion Software, Inc. is currently paying a reduced base rent PSF of $6.25 per square foot through December 31, 2013. All abated rent has been reserved.
(4)	Infusion Software, Inc. has the right to terminate its lease on June 30, 2017 with nine months’ notice and the payment of a termination fee equal to all unamortized landlord costs.

The following table presents certain information relating to the lease rollover schedule at the Thanksgiving Park III Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	1	9,006	6.3%	9,006	6.3%	$225,150	$25.00
2018	4	110,153	76.9%	119,159	83.2%	$2,731,231	$24.79
2019	1	14,564	10.2%	133,723	93.4%	$364,100	$25.00
2020	0	0	0.0%	133,723	93.4%	$0	$0.00
2021	0	0	0.0%	133,723	93.4%	$0	$0.00
2022	0	0	0.0%	133,723	93.4%	$0	$0.00
2023	0	0	0.0%	133,723	93.4%	$0	$0.00
Thereafter	0	0	0.0%	133,723	93.4%	$0	$0.00
Vacant	0	9,499	6.6%	143,222	100.0%	$0	$0.00
Total/Weighted Average	6	143,222	100.0%			$3,320,481	$24.83

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Thanksgiving Park III Property:

Historical Occupancy Percentages

12/31/2010(1)	12/31/2011(1)	12/31/2012(2)	6/21/2013

NAV	NAV	76.6%	93.4%

(1)	The Thanksgiving Park III Property was built in 2012.
(2)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THANKSGIVING PARK III

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Thanksgiving Park III Property:

Cash Flow Analysis(1)

	T-9 Annualized 5/31/2013	U/W	U/W $ per SF
Base Rent	$774,719	$3,320,481	$23.18
Grossed Up Vacant Space	0	232,726	1.62
Total Reimbursables	18,781	145,257	1.01
Other Income	4,525	5,000	0.03
Less Vacancy & Credit Loss	0	(232,726)(2)	(1.62)
Effective Gross Income	$798,024	$3,470,738	$24.23

Total Operating Expenses	$669,572	$1,003,784	$7.01

Net Operating Income	$128,452	$2,466,954	$17.22

TI/LC	3,816,985	316,982	2.21
Capital Expenditures	0	35,806	0.25
Net Cash Flow	(3,688,533)	$2,114,166	$14.76

NOI DSCR	0.09x	1.70x
NCF DSCR	NAP	1.46x
NOI DY	0.6%	11.0%
NCF DY	NAP	9.5%
(1)
Construction of the Thanksgiving Park III Property was completed in 2012. The Thanksgiving Park III Property was still in lease-up and tenant improvement build-out phases during the T-9 Annualized 5/31/2013 period.

(2)	The underwritten economic vacancy is 6.5%. The Thanksgiving Park III Property was 93.4% physically occupied as of June 21, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 12 – Wolfenbarger Warehouse Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Industrial
Original Principal Balance:	$19,700,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$19,639,508			Location:	Columbus, OH
% of Initial Pool Balance:	1.9%			Size:	1,142,333 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$17.19
Borrower Name:	Empire Real Estate Holdings LLC			Year Built/Renovated:	1989/NAP
Sponsor:	Guy Wolfenbarger			Title Vesting:	Fee
Mortgage Rate:	5.030%			Property Manager:	Self-managed
Note Date:	June 14, 2013			3rd Most Recent Occupancy (As of):	93.3% (9/30/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.5% (12/31/2011)
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of):	88.5% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	88.1% (4/1/2013)
Loan Term (Original):	120 months
Seasoning:	2 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(90),O(4)			3rd Most Recent NOI (As of):	$3,077,761 (12/31/2011)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$3,331,717 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of)(1):	$3,218,532 (TTM 3/31/2013)
Additional Debt Type:	NAP
				U/W Revenues:	$3,641,730
				U/W Expenses:	$1,227,866
				U/W NOI(1):	$2,413,864
				U/W NCF:	$1,919,502
Escrows and Reserves:				U/W NOI DSCR:	1.74x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.3%
Taxes	$151,516	$50,505	NAP	U/W NCF Debt Yield:	9.8%
Insurance	$80,887	$16,177	NAP	As-Is Appraised Value:	$30,800,000
Replacement Reserves	$22,883	$22,883	NAP	As-Is Appraisal Valuation Date:	April 26, 2013
TI/LC	$270,000	$20,000	$600,000	Cut-off Date LTV Ratio:	63.8%
Deferred Maintenance	$216,125	$0	NAP	LTV Ratio at Maturity or ARD:	47.9%

(1)	See “Cash Flow Analysis” section.

The Wolfenbarger Warehouse Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering nine warehouse buildings located in Columbus, Ohio (the “Wolfenbarger Warehouse Portfolio Properties”). The Wolfenbarger Warehouse Portfolio Properties total approximately 1,142,333 square feet situated on 124 acres located at the intersection of Alum Creek Drive and Williams Road.  The Wolfenbarger Warehouse Portfolio Properties were constructed from 1989 to 1999. All improvements are one story with clear heights ranging from 14 feet in light industrial spaces to 24 feet in warehouse distribution spaces. There are a total of 291 loading docks and 39 drive-in doors. As of April 1, 2013, the Wolfenbarger Warehouse Portfolio Properties were 88.1% leased to 12 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOLFENBARGER WAREHOUSE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$19,700,000	100.0%	Loan payoff	$17,322,820	87.9%
			Reserves	741,411	3.8
			Closing costs	913,138	4.6
			Return of equity	722,631	3.7
Total Sources	$19,700,000	100.0%	Total Uses	$19,700,000	100.0%

The following table presents certain information relating to the tenancies at the Wolfenbarger Warehouse Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Sears Logistic Services, Inc.	B/B3/CCC+	374,700	32.8%	$3.82	$1,430,152	36.5%	10/31/2015(2)
CHEP	NR/NR/NR	195,981	17.2%	$3.15	$617,340	15.8%	12/31/2017
Ohio E-Waste Recycling, Inc.(3)	NR/NR/NR	139,211	12.2%	$4.35	$606,111	15.5%	05/31/2025
Phoenix Concrete, Inc.	NR/NR/NR	73,340	6.4%	$3.62	$265,488	6.8%	Various(4)
Specialized Transportation(3)	NR/NR/NR	77,778	6.8%	$3.25	$252,779	6.5%	06/30/2016
Total Major Tenants		861,010	75.4%	$3.68	$3,171,869	81.0%

Non-Major Tenants		145,458	12.7%	$5.10	$741,889	19.0%

Occupied Collateral Total		1,006,468	88.1%	$3.89	$3,913,758	100.0%

Vacant Space		135,865	11.9%

Collateral Total		1,142,333	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sears Logistic Services, Inc. has a lease for an exterior storage lot with no square footage attributed that expires on June 5, 2015.
(3)	Majority owned by a sponsor-affiliate.
(4)	Phoenix Concrete, Inc. has multiple leases that expire as follows: 61,673 square feet expire on May 31, 2025 and 11,667 square feet is a month to month lease.

The following table presents certain information relating to the lease rollover schedule at the Wolfenbarger Warehouse Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	11,667	1.0%	11,667	1.0%	$105,669	$9.06
2013	3	32,537	2.8%	44,204	3.9%	$151,545	$4.66
2014	2	54,564	4.8%	98,768	8.6%	$186,793	$3.42
2015	4	374,700	32.8%	473,468	41.4%	$1,430,152	$3.82
2016	1	77,778	6.8%	551,246	48.3%	$252,779	$3.25
2017	2	223,401	19.6%	774,647	67.8%	$702,890	$3.15
2018	1	30,937	2.7%	805,584	70.5%	$294,000	$9.50
2019	0	0	0.0%	805,584	70.5%	$0	$0.00
2020	0	0	0.0%	805,584	70.5%	$0	$0.00
2021	0	0	0.0%	805,584	70.5%	$0	$0.00
2022	0	0	0.0%	805,584	70.5%	$0	$0.00
2023	0	0	0.0%	805,584	70.5%	$0	$0.00
Thereafter	6	200,884	17.6%	1,006,468	88.1%	$789,930	$3.93
Vacant	0	135,865	11.9%	1,142,333	100.0%	$0	$0.00
Total/Weighted Average	21(4)	1,142,333	100.0%			$3,913,758	$3.89

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)
Various tenants occupy multiple spaces with separate leases: Sears Logistic Services, Inc. (four leases); Ohio E-Waste Recycling, Inc. (five leases); Phoenix Concrete, Inc. (two leases) and United States Cargo and Courier Service, Inc. (two leases).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOLFENBARGER WAREHOUSE PORTFOLIO

The following table presents historical occupancy percentages at the Wolfenbarger Warehouse Portfolio Properties:

Historical Occupancy

9/30/2010(1)	12/31/2011(1)	12/31/2012(1)	4/1/2013
93.3%	96.5%	88.5%	88.1%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wolfenbarger Warehouse Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W(1)	U/W $ per SF
Base Rent	$4,160,604	$4,071,698	$3,952,057	$3,913,758	$3.43
Grossed Up Vacant Space	0	0	0	421,635	0.37
Percentage Rent	0	0	0	0	0.00
Total Reimbursables	0	0	0	0	0.00
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(693,663)(2)	(0.61)
Effective Gross Income	$4,160,604	$4,071,698	$3,952,057	$3,641,730	$3.19

Total Operating Expenses	$1,082,843	$739,981	$733,525	$1,227,866	$1.07

Net Operating Income	$3,077,761	$3,331,717	$3,218,532	$2,413,864	$2.11
TI/LC	0	0	0	219,772	0.19
Reserves for Replacements	0	0	0	274,590	0.24
Net Cash Flow	$3,077,761	$3,331,717	3,218,532	$1,919,502	$1.68

NOI DSCR	2.22x	2.40x	2.32x	1.74x
NCF DSCR	2.22x	2.40x	2.32x	1.38x
NOI DY	15.7%	17.0%	16.4%	12.3%
NCF DY	15.7%	17.0%	16.4%	9.8%

(1)
The U/W Net Operating Income is lower than the trailing twelve months ending March 31, 2013 Net Operating Income due to: (i) a higher vacancy factor being used, (ii) an increase in expenses to reflect a management fee of 4.0%; no management fee was charged historically, and (iii) an increase in expenses to reflect higher repairs and maintenance expenses associated with the Wolfenbarger Warehouse Portfolio Properties.

(2)	The underwritten economic vacancy is 16.0%. The Wolfenbarger Warehouse Portfolio Properties were 88.1% physically occupied as of April 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – Gwinnett Marketfair

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$18,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$18,000,000			Location:	Duluth, GA
% of Initial Pool Balance:	1.7%			Size:	192,872 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$93.33
Borrower Name:	Duluth (Gwinnett) SSR, LLC			Year Built/Renovated:	1987/NAP
Sponsors:	Jonathan Gaines; Stanley Werb			Title Vesting:	Fee
Mortgage Rate:	5.181%			Property Manager:	Self-managed
Note Date:	June 27, 2013			3rd Most Recent Occupancy (As of)(3):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	NAV
Maturity Date:	July 1, 2023			Most Recent Occupancy (As of)(3):	NAV
IO Period:	24 months			Current Occupancy (As of):	93.3% (4/30/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,818,047 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,893,516 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$1,979,463 (TTM 5/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,546,607
				U/W Expenses:	$688,865
				U/W NOI:	$1,877,741
				U/W NCF:	$1,711,837
Escrows and Reserves:				U/W NOI DSCR:	1.59x
				U/W NCF DSCR:	1.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	10.4%
Taxes	$226,481	$22,648	NAP	U/W NCF Debt Yield:	9.5%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$24,000,000
Replacement Reserves	$0	$4,018	NAP	As-Is Appraisal Valuation Date:	May 18, 2013
Leasing Reserve	$0	$8,040	NAP	Cut-off Date LTV Ratio:	75.0%
Big Box TI/LC Reserve(2)	$150,000	Springing	NAP	LTV Ratio at Maturity or ARD:	65.2%

(1)
Monthly insurance escrows are not required provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the Gwinnett Marketfair Property is covered under a blanket insurance policy acceptable to the lender; and (iii) the borrower provides evidence of renewal of the policies and proof of timely payment of insurance premiums.

(2)
Commencing January 2017, all excess cash flow after property expenses, escrows and debt service have been paid will be swept monthly into the Big Box TI/LC Reserve until the following conditions are satisfied: (i) the borrower either renews or obtains acceptable substitute tenants for no less than two of the three tenant spaces with greater than 20,000 square feet (“Big Box Space”) that satisfy lender requirements outlined in the loan agreement and (ii) the Net Cash Flow debt yield as of such monthly payment is no less than 9.0%.  Disbursements from the Big Box TI/LC Reserve to the borrower for reimbursement of leasing expenses related to Big Box Spaces is prohibited until the combined balances of the Leasing Reserve and Big Box TI/LC Reserve equals or exceeds $725,000.  Notwithstanding the foregoing, excess net cash flow after property expenses, escrows and debt service have been paid will not be swept provided (a) no event of default exists and is continuing and (b) the combined balances of the Leasing Reserve and Big Box TI/LC Reserve equals or exceeds $725,000.

(3)	Historical occupancy information is not available as the Gwinnett Marketfair property was acquired on April 16, 2013.

The Gwinnett Marketfair mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 192,872 square foot, anchored retail property located in Duluth, Georgia (the “Gwinnett Marketfair Property”), approximately 20 miles northeast of the Atlanta central business district. The Gwinnett Marketfair Property was built in 1987 and is anchored by Bed Bath & Beyond, Marshall’s and T.J. Maxx. Parking at the Gwinnett Marketfair Property is provided by 852 surface spaces, resulting in a parking ratio of 4.4 spaces per 1,000 square feet of rentable area. As of April 30, 2013, the Gwinnett Marketfair Property was 93.3% leased to 26 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GWINNETT MARKETFAIR

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	73.5%	Purchase price	$24,000,000	98.0%
Sponsor’s new cash contribution	6,497,344	26.5	Reserves	376,481	1.5
			Closing costs	120,863	0.5
Total Sources	$24,497,344	100.0%	Total Uses	$24,497,344	100.0%

The following table presents certain information relating to the tenancies at the Gwinnett Marketfair Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants
Bed Bath & Beyond	NR/NR/BBB+	29,820	15.5%	$9.00	$268,380	13.4%	NAV	NAV	1/31/2018
Marshall’s	NR/A3/A	27,054	14.0%	$8.25	$223,196	11.2%	$295	2.9%	1/31/2018
T.J. Maxx	NR/A3/A	24,300	12.6%	$7.50	$182,250	9.1%	$284(3)	2.8%(3)	1/31/2018
Total Anchor Tenants		81,174	42.1%	$8.30	$673,826	33.7%

Major Tenants
Verizon Wireless	A/A3/A-	6,000	3.1%	$27.00	$162,000	8.1%	NAV	NAV	1/30/2014
Party City	NR/B2/B	15,155	7.9%	$10.00	$151,550	7.6%	$118	8.7%	5/31/2021
Shoe Carnival	NR/NR/NR	12,740	6.6%	$11.02	$140,400	7.0%	NAV	NAV	7/31/2022(4)
Rugged Wearhouse	NR/NR/NR	14,945	7.7%	$7.70	$115,077	5.8%	$134	5.7%	11/30/2018
Total Major Tenants		48,840	25.3%	$11.65	$569,027	28.4%

Non-Major Tenants		49,854	25.8%	$15.21	$758,103	37.9%

Occupied Collateral Total		179,868	93.3%	$11.12	$2,000,956	100.0%

Vacant Space		13,004	6.7%

Collateral Total		192,872	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Unless otherwise stated, Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2012.
(3)	Sales PSF and Occupancy Cost for T.J. Maxx are for the trailing 12-month period ending January 31, 2013.
(4)
Shoe Carnival has the right to terminate its lease if gross sales do not exceed $2,080,000 ($163 per square foot) during the fourth lease year (anticipated to end May 2016).  The tenant is required to provide notice of its intention to terminate along with certified sales information within six months of the last day of the fourth lease year (anticipated to end May 2016) and pay a termination fee equal to $65,000. If exercised, the lease will terminate on the last day of the fifth lease year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GWINNETT MARKETFAIR

The following table presents certain information relating to the lease rollover schedule at the Gwinnett Marketfair Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	2	3,650	1.9%	3,650	1.9%	$44,100	$12.08
2014	5	13,800	7.2%	17,450	9.0%	$281,800	$20.42
2015	3	5,306	2.8%	22,756	11.8%	$84,168	$15.86
2016	4	7,600	3.9%	30,356	15.7%	$140,964	$18.55
2017	5	21,898	11.4%	52,254	27.1%	$311,471	$14.22
2018	5	99,719	51.7%	151,973	78.8%	$846,503	$8.49
2019	0	0	0.0%	151,973	78.8%	$0	$0.00
2020	0	0	0.0%	151,973	78.8%	$0	$0.00
2021	1	15,155	7.9%	167,128	86.7%	$151,550	$10.00
2022	1	12,740	6.6%	179,868	93.3%	$140,400	$11.02
2023	0	0	0.0%	179,868	93.3%	$0	$0.00
Thereafter	0	0	0.0%	179,868	93.3%	$0	$0.00
Vacant	0	13,004	6.7%	192,872	100.0%	$0	$0.00
Total/Weighted Average	26	192,872	100.0%			$2,000,956	$11.12

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Gwinnett Marketfair Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	4/30/2013
NAV	NAV	NAV	93.3%

(1)	Information obtained from underwritten rent roll.
(2)	Historical occupancy information is not available as the Gwinnett Marketfair Property was acquired on April 16, 2013.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gwinnett Marketfair Property:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W	U/W $ per SF
Base Rent	$2,005,502	$2,059,274	$2,101,718	$2,010,885	$10.43
Grossed Up Vacant Space	0	0	0	218,477	1.13
Total Reimbursables	491,089	526,083	554,532	537,167	2.79
Other Income	2,909	1,154	1,153	14,520	0.08
Less Vacancy & Credit Loss	(5,826)	(30,198)	(15,965)	(234,442)(1)	(1.22)
Effective Gross Income	$2,493,675	$2,556,312	$2,641,438	$2,546,607	$13.20

Total Operating Expenses	$675,627	$662,796	$661,975	$668,865	$3.47

Net Operating Income	$1,818,047	$1,893,516	$1,979,463	$1,877,741	$9.74
TI/LC	0	0	0	127,330	0.66
Capital Expenditures	0	0	0	38,574	0.20
Net Cash Flow	$1,818,047	$1,893,516	$1,979,463	$1,711,837	$8.88

NOI DSCR	1.54x	1.60x	1.67x	1.59x
NCF DSCR	1.54x	1.50x	1.67x	1.45x
NOI DY	10.1%	10.5%	11.0%	10.4%
NCF DY	10.1%	10.5%	11.0%	9.5%

(1)	The underwritten economic vacancy is 9.8%. The Gwinnett Marketfair Property was 93.3% physically occupied as of April 30, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 14 - Wyoming Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	C-III Commercial Mortgage LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$18,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$18,000,000			Location:	Casper, WY
% of Initial Pool Balance:	1.7%			Size:	241 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room:	$74,689
Borrower Name:	Jai Jai Mata Wyoming Hospitality Inc.			Year Built/Renovated:	Various – See Table
Sponsor:	Narender Taneja			Title Vesting(3):	Fee/Leasehold
Mortgage Rate:	5.550%			Property Manager:	Various(4)
Note Date:	August 9, 2013			3rd Most Recent Occupancy (As of):	57.3% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	66.3% (12/31/2011)
Maturity Date:	September 5, 2023			Most Recent Occupancy (As of):	72.8% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	74.4% (5/31/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,967,554 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,378,776 (12/31/2012)
Call Protection:	L(24),D(93),O(3)			Most Recent NOI (As of):	$2,595,053 (TTM 5/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$6,315,723
Additional Debt Type:	NAP			U/W Expenses:	$3,894,683
				U/W NOI:	$2,421,040
				U/W NCF:	$2,168,411
				U/W NOI DSCR:	1.82x
Escrows and Reserves:				U/W NCF DSCR:	1.63x
				U/W NOI Debt Yield:	13.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.0%

Taxes	$41,215	$8,243	NAP	As-Is Appraised Value:	$28,500,000

Insurance	$45,213	$4,521	NAP	As-Is Appraisal Valuation Date:	May 29, 2013

FF&E(1)	$21,052	$21,052	NAP	Cut-off Date LTV Ratio:	63.2%

Driveway Easement Reserve(2)	$500,000	$0	NAP	LTV Ratio at Maturity or ARD:	48.1%

(1)	Monthly FF&E reserves are required equal to one-twelfth of four percent (4.0%) of U/W gross income (initially $21,052).
(2)
The Driveway Easement Reserve was established to ensure completion of an access and parking easement for the shared driveway between the Hilton Garden Inn Casper property and the adjacent Hampton Inn, which is also owned by the property sponsor.

(3)
A portion of the Hilton Garden Inn Casper property, specifically the rear parking (50 spaces), is held by the borrower under a ground lease with the City of Casper. The current term of the lease expires in February 2032 and is subject to two 25-year extension options on the part of the borrower that, if extended, would extend the term through 2082.

(4)	The Hilton Garden Inn Casper property is managed by Hotel Investment Services Incorporated and the La Quinta Inn Casper property is managed by the sponsor.

The Wyoming Hotel Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two hotels located in Casper, Wyoming (the “Wyoming Hotel Portfolio Properties”).

The Hilton Garden Inn Casper property is a four-story, 121-room, full service hotel built in 2008, with the most recent lobby renovation completed in 2013. The Hilton Garden Inn Casper property features a restaurant and bar, business center, 3,100 square feet of meeting and banquet space, indoor swimming pool with whirlpool, a market, guest laundry room and a fitness center. The terms of the ground lease stipulate an annual rent of $2,400 with a 3% increase per year paid annually on January 2nd, including the renewal periods. The Hilton Garden Inn Casper property’s franchise agreement expires in April 2029.

The La Quinta Inn Casper property is a two-story, 120-room, limited service hotel built in 1984. It was acquired by the borrower in 2005 and then renovated and reflagged as a La Quinta Inn in 2008. The La Quinta Inn Casper property features a lobby / reception area, indoor swimming pool with whirlpool, exercise room, business center, vending area, 1,200 square feet of meeting space and guest laundry. The La Quinta Inn Casper property’s franchise agreement expires in December 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WYOMING HOTEL PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$18,000,000	100.0%	Loan payoff	$12,991,345	72.2%
			Reserves	607,480	3.4
			Closing costs Return of equity	380,892 4,020,283	2.1 22.3
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%

The following table presents certain information relating to the Wyoming Hotel Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Cut-off Date Principal Balance Per Room	Year Built/ Renovated	Appraised Value
Hilton Garden Inn – Casper, WY	Full Service	$12,063,000	67.0%	121	$99,694	2008/2013	$19,100,000
La Quinta Inn – Casper, WY	Limited Service	$5,937,000	33.0%	120	$49,475	1984/2008	$9,400,000
Total		$18,000,000	100.0%	241	$74,689		$28,500,000

The following tables present certain information relating to the Wyoming Hotel Portfolio Properties:

Subject and Market Historical Occupancy, ADR and RevPAR
(Hilton Garden Inn Casper)(1)(2)

	Competitive Set			Hilton Garden Inn Casper			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2013 TTM	72.7%	$107.95	$78.47	72.2%	$108.60	$78.42	99.3%	100.6%	99.9%
5/31/2012 TTM	68.3%	$104.71	$71.49	70.7%	$102.71	$72.63	103.6%	98.1%	101.6%
5/31/2011 TTM	63.4%	$99.73	$63.22	57.0%	$107.14	$61.06	89.9%	107.4%	96.6%

(1)	Information obtained from a third party hospitality report dated June 18, 2013.
(2)	The competitive set includes Holiday Inn Express Casper I-25, Courtyard Casper, Cmon Inn Casper, Holiday Inn Casper East McMurray Park and Hampton Inn Suites Casper.

Subject and Market Historical Occupancy, ADR and RevPAR
(La Quinta Inn Casper)(1)(2)

	Competitive Set			La Quinta Inn Casper			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
5/31/2013 TTM	65.6%	$70.87	$46.46	76.6%	$71.40	$54.68	116.8%	100.8%	117.7%
5/31/2012 TTM	59.1%	$69.33	$41.01	69.0%	$71.04	$49.03	116.7%	102.5%	119.6%
5/31/2011 TTM	52.1%	$70.34	$36.65	63.8%	$69.17	$44.11	122.4%	98.3%	120.4%

(1)	Information obtained from a third party hospitality report dated June 19, 2013.
(2)	The competitive set includes Days Inn Casper, Super 8 Casper West, Shilo Inn Hotel Casper, Quality Inn & Suites Casper and Baymont Inn & Suites Casper East.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WYOMING HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Wyoming Hotel Portfolio Properties:

Cash Flow Analysis

	2011	2012	TTM 5/31/2013	U/W	U/W $ per Room
Occupancy	66.3%	72.8%	74.4%	73.6%
ADR	$86.82	$88.28	$89.23	$89.43
RevPAR	$57.55	$64.27	$66.39	$65.82

Total Revenue	$5,521,921	$6,164,236	$6,365,323	$6,315,723	$26,206
Total Department Expenses	1,542,446	1,699,648	1,770,562	1,707,538	7,085
Gross Operating Profit	$3,979,475	$4,464,588	$4,594,761	$4,608,184	$19,121

Total Undistributed Expenses	1,864,998	2,009,916	1,901,999	2,035,569	8,446
Profit Before Fixed Charges	$2,114,477	$2,454,672	$2,692,762	$2,572,615	$10,675

Total Fixed Charges	146,923	75,897	97,709	151,575	629
Net Operating Income	$1,967,554	$2,378,776	$2,595,053	$2,421,040	$10,046

FF&E	0	0	0	252,629	1,048
Net Cash Flow	$1,967,554	$2,378,776	$2,595,053	$2,168,411	$8,998

NOI DSCR	1.48x	1.78x	1.95x	1.82x
NCF DSCR	1.48x	1.78x	1.95x	1.63x
NOI DY	10.9%	13.2%	14.4%	13.5%
NCF DY	10.9%	13.2%	14.4%	12.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 15 – Sun Valley Village MHC

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$17,900,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$17,881,090			Location:	Pacheco, CA
% of Initial Pool Balance:	1.7%			Size:	263 pads
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Pad:	$67,989
Borrower Name:	Sun Valley Mobile Home Park LLC			Year Built/Renovated:	1970/NAP
Sponsor:	John D. Yohanan individually and as Trustee of the John D. Yohanan Revocable Trust			Title Vesting:	Fee
Mortgage Rate:	5.025%			Property Manager:	Self-managed
Note Date:	August 1, 2013			3rd Most Recent Occupancy (As of):	95.8% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.2% (12/31/2011)
Maturity Date:	August 1, 2023			Most Recent Occupancy (As of):	95.8% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	95.8% (4/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,685,809 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,678,408 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,674,056 (TTM 3/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None			U/W Revenues:	$2,709,309
Additional Debt Type:	NAP			U/W Expenses:	$1,155,012
				U/W NOI:	$1,554,297
				U/W NCF:	$1,541,147
				U/W NOI DSCR:	1.34x
Escrows and Reserves:				U/W NCF DSCR:	1.33x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$130,455	$26,091	NAP	As-Is Appraised Value:	$24,800,000
Insurance(1)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 19, 2013
Replacement Reserves	$0	$1,100	$26,300	Cut-off Date LTV Ratio:	72.1%
Deposit Account Reserve	$5,000	$0	NAP	LTV Ratio at Maturity or ARD:	59.4%

(1)
Monthly insurance escrows are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the Sun Valley Village MHC property is covered under a blanket insurance policy acceptable to the lender; and (iii) the borrower provides proof of timely payment of insurance premiums.

The Sun Valley Village MHC mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 263 pad manufactured housing community located in Pacheco, California (the “Sun Valley Village MHC Property”).  The Sun Valley Village MHC Property is situated on a 27.9-acre site and is located approximately 31 miles north of the San Francisco central business district.  Amenities at the Sun Valley Village MHC Property include a clubhouse with pool tables, two pools, spa, saunas, shuffleboard courts, playground area and laundry facilities.  As of April 1, 2013, the Sun Valley Village MHC Property was 95.8% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$17,900,000	100.0%	Loan payoff(1)	$12,888,892	72.0%
			Reserves	135,455	0.8
			Closing costs	197,401	1.1
			Return of equity	4,678,248	26.1
Total Sources	$17,900,000	100.0%	Total Uses	$17,900,000	100.0%

(1)	The Sun Valley Village MHC Property was previously securitized in BSCMS 2003-PWR2.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUN VALLEY VILLAGE MHC

The following table presents historical occupancy percentages at the Sun Valley Village MHC Property:

Historical Occupancy Percentages

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	4/1/2013
95.8%	96.2%	95.8%	95.1%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Sun Valley Village MHC Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per pad
Base Rent	$2,236,227	$2,263,434	$2,272,248	$2,283,336	$8,682
Grossed Up Vacant Space	0	0	0	99,000	376
Other Income	448,042	443,258	446,090	446,090	1,696
Less Vacancy & Credit Loss	0	0	0	(119,117)(1)	(453)
Effective Gross Income	$2,684,269	$2,706,692	$2,718,338	$2,709,309	$10,302

Total Operating Expenses	998,460(2)	1,028,284(2)	1,044,282(2)	1,155,012(2)	4,392

Net Operating Income	$1,685,809	$1,678,408	$1,674,056	$1,554,297	$5,910

Capital Expenditures	0	42,345	18,000	13,150	50
Net Cash Flow	$1,685,809	$1,636,063	$1,656,056	$1,541,147	5,860

NOI DSCR	1.46x	1.45x	1.45x	1.34x
NCF DSCR	1.46x	1.41x	1.43x	1.33x
NOI DY	9.4%	9.4%	9.4%	8.7%
NCF DY	9.4%	9.1%	9.3%	8.6%

(1)	The underwritten economic vacancy is 5.0%. The Sun Valley Village MHC Property was 95.8% physically occupied as of April 1, 2013.
(2)
The U/W Total Operating Expenses are higher than the trailing twelve month March 31, 2013 Total Operating Expenses as a result of the underwritten management fee of $108,372. The Sun Valley Village MHC Property is managed by a borrower affiliate. The borrower’s historical statements do not reflect a management fee as there is no formal agreement in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C16	Transaction Contact Information

VI.      Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.